STATE OF WISCONSIN    CIRCUIT COURT     DANE COUNTY

In the Matter of the Rehabilitation of: Segregated Account of Ambac Assurance Corporation	Case No. 10 CV 1576

PLAN OF REHABILITATION, AS AMENDED

The Commissioner of Insurance of the State of Wisconsin,
as the Court-Appointed Rehabilitator of the Segregated Account
of Ambac Assurance Corporation

June 12, 2014 Kevin G. Fitzgerald, SBN 1007444 Frank W. DiCastri, SBN 1030386 FOLEY & LARDNER LLP 777 E. Wisconsin Avenue Milwaukee, Wisconsin 53202 Telephone: (414) 271-2400 Facsimile: (414) 297-4900

FOLEY & LARDNER LLP

Michael B. Van Sicklen, SBN 1017827
Jeffrey A. Simmons, SBN 1031984
Matthew R. Lynch, SBN 1066370

150 East Gilman Street
Post Office Box 1497
Madison, Wisconsin 53701
Telephone: (608) 257-5035
Facsimile: (608) 258-4258

Attorneys for the Wisconsin Office of the Commissioner of Insurance and
the Commissioner of Insurance of the State of Wisconsin, as the Court-Appointed Rehabilitator of the Segregated Account of Ambac Assurance Corporation

TABLE OF CONTENTS

INTRODUCTION TO PLAN

Article 1 DEFINITIONS
1.01	AAC.
1.015	Accretion Amounts.
1.017	Accretion Rate.
1.02	ACP.
1.03	Act.
1.04	Administrative Claims.
1.05	Alternative Resolution.
1.053	Amendments.
1.055	Beneficial Holder.
1.057	Bond Interest Rate.
1.06	Business Day.
1.07	Cash.
1.08	[DELETED]
1.09	Claim.
1.10	Commissioner.
1.11	[DELETED]
1.12	[DELETED]
1.13	Confirmation Order.
1.14	Cooperation Agreement.
1.15	Court.
1.153	CUSIP.
1.155	Deferred Amount.
1.156	Deferred Loss Amount.
1.157	Deferred Payment.
1.16	Determination Date.
1.17	Disallowed Claim.
1.18	Disclosure Statement.
1.19	Disputed Claim.
1.20	[DELETED]
1.21	Duplicate Claim.
1.22	Effective Date.
1.23	Exhibit.
1.24	Final Order.
1.25	[DELETED]
1.26	[DELETED]
1.27	General Account.
1.28	General Claims.
1.29	Holder.

i

1.30	Injunction.
1.301	Insured Obligation.
1.302	Interim Cash Payment Rules.
1.303	Interim Payment.
1.304	Interim Payment Percentage.
1.305	Junior Deferred Amount.
1.31	Junior Surplus Notes.
1.315	Junior Deferred Payment.
1.32	Late Claim.
1.33	Lien.
1.335	LVM Payment Guidelines.
1.34	Management Services Agreement.
1.35	Management Services Provider.
1.36	[DELETED]
1.37	[DELETED]
1.38	Objection.
1.39	OCI.
1.393	Paying Agent.
1.395	Payment.
1.40	Payment Date.
1.405	Payment Guidelines.
1.41	Pending / Pending Claim.
1.42	Permitted / Permitted Claim.
1.43	Person.
1.44	Petition Date.
1.45	Plan.
1.46	[DELETED]
1.47	Plan of Operation.
1.48	Policy.
1.49	Policy Claim.
1.50	Proceeding.
1.51	Proof of Policy Claim Form.
1.52	Rehabilitation Order.
1.53	Rehabilitator.
1.54	Reinsurance Agreement.
1.55	[DELETED]
1.56	Secured Note.
1.57	[DELETED]
1.58	Segregated Account.
1.59	Segregated Account Operational Documents.
1.60	Special Deputy Commissioner.
1.61	Special Policy Payment.

1.62	Supplemental Payment.
1.621	Surplus Notes.
1.623	Transaction Documents.
1.625	Trustee.
1.627	Undercollateralization/Undercollateralized.
1.63	Website.
1.64	Wis. Stat. § ___.
1.65	Write Down Transaction.

Article 2 TREATMENT OF CLAIMS GENERALLY
2.01	Administrative Claims.
2.02	Policy Claims.
2.03	General Claims.
2.04	Reconciliation of Deferred Loss Amounts.
2.05	Surplus Notes and Junior Surplus Notes.

Article 3 MEANS FOR IMPLEMENTATION OF PLAN
3.01	Continued Existence of the Segregated Account.
3.02	Rehabilitator.
3.03	Special Deputy Commissioner.
3.04	Management Services Provider.
3.05	Administration of this Plan.
3.06	Alternative Resolutions of Claims.
3.07	Paying Agent.

Article 4 PROCEDURES GOVERNING SUBMISSION OF CLAIMS AND PAYMENTS
4.01	Claims Administration.
4.02	Payments in Respect of Permitted Claims and Surplus Notes.
4.03	Administrative Claims.
4.04	Policy Claims.
4.05	General Claims.
4.06	Disputed Claims.
4.07	Setoffs.
4.08	Recoveries on Policy Claims.
4.09	Reimbursements on Policy Claims.
4.10	Subsequent Adjustments.
4.11	Terminated Trusts.

Article 5 EFFECTIVENESS
5.01	Effective Date.
5.02	Notification of Effective Date.

Article 6 RETENTION OF JURISDICTION
6.01	Retention of Jurisdiction.

Article 7 ANNUAL REPORTS TO COURT
7.01	Annual Reports.

Article 8 INJUNCTION
8.01	Injunction.
8.02	Indemnification and Injunction With Regard to Holders and Sub-Trustee/Agents.

Article 9 IMMUNITY AND INDEMNIFICATION OF THE REHABILITATOR,
EMPLOYEES, AND CONSULTANTS
9.01	Beneficiaries of Immunity and Indemnification.
9.02	Immunity and Indemnification.

Article 10 GENERAL PROVISIONS
10.01	Governing Law.
10.02	Prior Orders and Agreements.
10.03	Revocation or Withdrawal of this Plan.
10.04	Amendment and Modification of this Plan.
10.05	Termination of Rehabilitation.
10.055	Limitation of Recovery.
10.06	Successors and Assigns.
10.07	Rules of Interpretation.
10.08	Implementation.
10.09	Inconsistency.
10.10	No Admissions.
10.11	Filing of Additional Documents.
10.12	Returned Payments.
10.13	Recognition of Statutory Accounting.
SIGNATURE

Exhibit 1     Payment Guidelines
Exhibit 2     LVM Payment Guidelines

The Commissioner of Insurance of the State of Wisconsin, as the court-appointed Rehabilitator in this case, proposes the following Plan of Rehabilitation, as amended, for the Segregated Account of Ambac Assurance Corporation pursuant to Wis. Stat. § 645.33(5).
INTRODUCTION TO PLAN
This Plan provides for the rehabilitation of the Segregated Account, including the orderly run-off and/or settlement of the liabilities allocated to the Segregated Account. Except as set forth herein, this Plan pertains solely to the Segregated Account, which acts through the Rehabilitator and the Management Services Provider. Pursuant to Wis. Stat. § 611.24(3)(e), the Segregated Account is deemed to be a separate insurer for purposes of the rehabilitation. Except as may be specifically stated herein, in the Payment Guidelines, or in the Segregated Account Operational Documents, this Plan does not pertain to the assets or liabilities in the General Account.
ARTICLE 1
DEFINITIONS
The following terms used in this Plan shall have the meanings specified below, and such meanings shall be equally applicable to both the singular and plural forms of such terms, unless the context otherwise requires. Any term used in this Plan, whether or not capitalized, that is not defined in this Plan, but that is defined in the Act or the Payment Guidelines shall have the meaning set forth in the Act or the Payment Guidelines.
1.01    AAC.
Ambac Assurance Corporation.
1.015    Accretion Amounts.
In respect of any Insured Obligation or any Permitted General Claim which has a related Deferred Amount or Junior Deferred Amount outstanding, on any Bond Distribution Date on which such Deferred Amount or Junior Deferred Amount is to be calculated, accretion on such outstanding Deferred Amount or Junior Deferred Amount at the Accretion Rate from the immediately preceding Bond Distribution Date to the calculation date.
1.017    Accretion Rate.
In respect of any Deferred Amount or Junior Deferred Amount, a rate compounded monthly (using 30/360 day count convention) to produce an effective annual rate of 5.1%, except that in Undercollateralized transactions, the portion of any Deferred Loss Amount attributable to the unpaid principal loss or balance of an Insured Obligation shall accrete at an effective annual rate, as determined by the Rehabilitator on a periodic basis, equal to the greater of (i) the monthly Accretion Rate, as calculated above, less the applicable Bond Interest Rate (as adjusted from time to time), and (ii) zero.
1.02    ACP.
Ambac Credit Products, LLC.
1.03    Act.
The Wisconsin Insurers Rehabilitation and Liquidation Act, Wis. Stat. § 645.01 et. seq.
1.04    Administrative Claims.
Claims for fees, costs and expenses of the administration of the Segregated Account incurred after the Petition Date, including, but not limited to, fees, costs and expenses associated with (i) management services, including all fees and payments pursuant to the Management Services Agreement, (ii) financial advisor, consulting and legal services, including services for OCI and the Rehabilitator, (iii) indemnification under commercially reasonable indemnification agreements of the Segregated Account (as determined by the Rehabilitator in his sole and absolute discretion) with providers of financial, banking, trustee, consulting, legal or other services, (iv) the costs and expenses of preserving or recovering property, or enforcing rights and remedies, in respect of Policies and other liabilities allocated to the Segregated Account (as determined by the Rehabilitator in his sole and absolute discretion), (v) any other fees, costs or expenses that are expressly approved by the Rehabilitator or the Special Deputy Commissioner, and (vi) any other indebtedness or obligations of the Segregated Account entitled to such priority in a liquidation proceeding under Wis. Stat. § 645.68(1).
1.05    Alternative Resolution.
The process defined in Section 3.06 pursuant to which the Rehabilitator may negotiate a resolution of certain Claims.
1.053     Amendments.
The amendments to the Plan dated June 12, 2014, which become effective on the Effective Date.
1.055     Beneficial Holder.
In respect of any Insured Obligation, the beneficial holder(s) of such Insured Obligation insured by a Policy.
1.057    Bond Interest Rate.
In respect of any Insured Obligation subject to Undercollateralization, on any Bond Distribution Date on which Accretion Amounts are to be calculated, the applicable annualized interest rate that a Holder would be entitled to receive on such Bond Distribution Date for the relevant Insured Obligations in accordance with, and subject to, the terms and conditions of the relevant Transaction Documents relating to such Insured Obligations.
1.06    Business Day.
A day other than a Saturday, Sunday or any other day on which commercial banks in New York, New York are authorized or required by law to close.
1.07    Cash.
Legal tender of the United States of America payable in immediately available funds, such as a wire transfer, bank or cashier’s check, or its equivalent in foreign currency for any transactions denominated in such foreign currency.
1.08    [DELETED]
1.09    Claim.
Any right to payment from the Segregated Account, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, equitable, legal, secured, or unsecured, and regardless of when such right arises.
1.10    Commissioner.
The Commissioner of Insurance of the State of Wisconsin.
1.11    [DELETED]
1.12    (DELETED]
1.13    Confirmation Order.
The Decision and Final Order Confirming the Rehabilitator’s Plan of Rehabilitation, with Findings of Fact and Conclusions of Law, entered by the Court on January 24, 2011.

1.14    Cooperation Agreement.
The Cooperation Agreement, by and between the Segregated Account, the Rehabilitator, AAC and Ambac Financial Group, Inc., effective March 24, 2010, as amended, supplemented or modified from time to time.
1.15    Court.
The Circuit Court for Dane County, State of Wisconsin.
1.153    CUSIP.
In respect of any security, the security as identified by the number allocated to such security pursuant to the Committee on Uniform Securities Identification Procedures.
1.155    Deferred Amount.
With respect to each Insured Obligation (identified by its CUSIP, if any), in respect of which a Policy Claim has been Permitted and an Interim Payment made, the amount established by the Segregated Account as a Deferred Amount pursuant to the procedure set forth in the Payment Guidelines. For each Insured Obligation (identified by its CUSIP, if any) in respect of which a Policy Claim has been deemed Permitted and an Interim Payment deemed made prior to the Effective Date in accordance with the Interim Cash Payment Rules and the Payment Guidelines, the amount determined to be the Deferred Amount in accordance with the Payment Guidelines. The Deferred Amount for any such Insured Obligation shall be equal to the sum of the Deferred Loss Amount and its Accretion Amounts.
1.156    Deferred Loss Amount.
With respect to each Insured Obligation in respect of which a Policy Claim has been Permitted and an Interim Payment made or deemed to be made, the Deferred Amount excluding the aggregate of all Accretion Amounts relating to such Insured Obligation.
1.157     Deferred Payment.
“Deferred Payment” shall have the meaning given to such term in the Payment Guidelines.
1.16    Determination Date.
The fifteenth (15th) day of each month (or, if any such day is not a Business Day, the immediately following Business Day), subject to change in the sole and absolute discretion of the Rehabilitator.
1.17    Disallowed Claim.
A Claim that has been determined by the Rehabilitator or the Management Services Provider to constitute a Duplicate Claim or a Late Claim, or that the Rehabilitator or the Management Services Provider has otherwise determined should not be Permitted, in each case in accordance with the provisions of the Payment Guidelines.
1.18    Disclosure Statement.
The Disclosure Statement Accompanying Plan of Rehabilitation filed with the Court on October 8, 2010, as amended, modified or supplemented from time to time.
1.19    Disputed Claim.
A Claim as to which an Objection has been raised by the Rehabilitator or the Management Services Provider and which has not been released, satisfied, terminated, commuted or otherwise extinguished or become a Permitted Claim or a Disallowed Claim.
1.20    [DELETED]
1.21    Duplicate Claim.

Any Claim with respect to which the Rehabilitator or the Management Services Provider has determined, in the Rehabilitator’s sole and absolute discretion, that (i) the payment obligation of the Segregated Account under the provisions of the underlying instrument or contract giving rise to such Claim or (ii) the underlying risk of loss insured pursuant to the provisions of the Policy or other Transaction Documents giving rise to such Claim is the subject of, or is, a Pending Claim, Disputed Claim, Late Claim, Disallowed Claim or a Permitted Claim.
1.22    Effective Date.
The day on which this Plan shall be effective, as determined, and announced by the Rehabilitator, in accordance with Article 5 of this Plan.
1.23    Exhibit.
An exhibit annexed to this Plan.
1.24    Final Order.
An order or judgment entered by the Court, which has not been reversed, vacated, or stayed, that may no longer be appealed from or otherwise reviewed or reconsidered, as a result of which such order or judgment shall have become final and non-appealable.
1.25    [DELETED]
1.26    [DELETED]
1.27    General Account.
The general account of AAC.
1.28    General Claims.
All Claims which are not Administrative Claims or Policy Claims, and are not otherwise entitled to priority under the Act or an order of the Court, including, but not limited to, any Claim submitted under a reinsurance agreement allocated to the Segregated Account, as identified in Exhibit F to the Plan of Operation.
1.29    Holder.
Any Person (other than a Beneficial Holder) holding (i) a Claim, including, in the case of a Policy Claim, the named beneficiary of the related Policy, and including the trustee submitting claims in accordance with Section 1.2 of the LVM Payment Guidelines attached hereto as Exhibit 2, (ii) a Deferred Amount, or (iii) a Junior Deferred Amount.
1.30    Injunction.
The Order for Temporary Injunctive Relief entered by the Court on March 24, 2010, made permanent by the Confirmation Order, and the related Order Granting Rehabilitator’s Motion to Confirm and Declare the Scope of the Relief Issued Under this Court’s Prior Order for Injunctive Relief, dated September 12, 2012.
1.301    Insured Obligation.
In respect of any Policy Claim, an obligation guaranteed by the Segregated Account under or pursuant to the relevant Policy or Policies. A Policy may provide financial guaranty insurance in respect of more than one Insured Obligation, each Insured Obligation as identified by its CUSIP, if any.
1.302    Interim Cash Payment Rules.
Together with any amendments or supplements thereto: (i) the Rules Governing the Submission, Processing and Partial Payment of Policy Claims of the Segregated Account of Ambac Assurance Corporation in Accordance with the June 4, 2012 Interim Cash Payment Order, filed with the Court and effective August 1, 2012; or, as the case may be, (ii) the Rules Governing the Submission, Processing and Partial Payment of Claims under Financial Guaranty Policy No. 17548BE by the Segregated Account of Ambac Assurance Corporation in Accordance with the June 4, 2012 Interim Cash Payment Order, filed with the Court and effective October 10, 2012.
1.303    Interim Payment.
With respect to each Policy Claim determined to be a Permitted Policy Claim after the Effective Date, the Payment of the amount equal to the then applicable Interim Payment Percentage of the Permitted Policy Claim Amount, made in accordance with the Payment Guidelines. With respect to each Policy Claim deemed Permitted prior to the Effective Date in accordance with the Interim Cash Payment Rules and Section 2.18 of the Payment Guidelines, the payment made to the Holder of such Permitted Policy Claim in accordance with the Interim Cash Payment Rules.
1.304    Interim Payment Percentage.
The percentage of a Permitted Policy Claim Amount to be paid by an Interim Payment, as determined by the Rehabilitator in his sole and absolute discretion, which percentage is, for all Policies, 25% on the Effective Date and which may be increased from time to time by the Rehabilitator pursuant to the Payment Guidelines.
1.305    Junior Deferred Amount.
With respect to each Permitted General Claim, the amount established as a Junior Deferred Amount by the Segregated Account pursuant to the procedure set forth in the Payment Guidelines.
1.31    Junior Surplus Notes.
Any junior surplus notes issued by the Segregated Account.
1.315    Junior Deferred Payment.
“Junior Deferred Payment” shall have the meaning given to such term in the Payment Guidelines.
1.32    Late Claim.
Any Claim determined, pursuant to the procedure set forth in the Payment Guidelines, to not have been submitted in compliance with the provisions of this Plan, the Interim Cash Payment Rules, or the Payment Guidelines within one hundred twenty (120) days of the earliest date on which such Claim, if it had been submitted, would have satisfied all of the requirements to be considered a Permitted Claim; provided that the Rehabilitator may extend such one hundred twenty (120) day period in the case of excusable neglect (as determined by the Rehabilitator in his sole and absolute discretion), but in no event beyond one year from the earliest date on which such Claim, if it had been submitted, would have satisfied all of the requirements to be considered a Permitted Claim.
1.33    Lien.
A charge against or interest in property to secure payment of a debt or performance of an obligation.
1.335    LVM Payment Guidelines.
The LVM Payment Guidelines for Plan of Rehabilitation, as amended and attached as Exhibit 2, which replace and supersede the Rules Governing the Submission, Processing and Partial Payment of Claims Under Financial Guaranty Policy No. 17548BE by the Segregated Account of Ambac Assurance Corporation in Accordance with June 4, 2012 Interim Cash Payment Order, dated as of October 10, 2012.
1.34    Management Services Agreement.
The Management Services Agreement between the Segregated Account and AAC, as Management Services Provider, effective March 24, 2010, as amended, modified or supplemented from time to time.

1.35    Management Services Provider.
AAC or any successor Management Services Provider under the Management Services Agreement.
1.36    [DELETED]
1.37    [DELETED]
1.38    Objection.
Any dispute or objection with respect to a Claim, as contemplated by the Payment Guidelines.
1.39    OCI.
The Office of the Commissioner of Insurance of the State of Wisconsin.
1.393    Paying Agent.
Any paying agent retained by the Segregated Account on or after the Effective Date, in the sole and absolute discretion of the Rehabilitator, pursuant to Section 3.07 of this Plan for the purpose of making any Deferred Payments in accordance with the Payment Guidelines.
1.395    Payment.
A payment made by or on behalf of the Segregated Account, in Cash, in accordance with this Plan and the Payment Guidelines, an order of the Court, or pursuant to the direction of the Special Deputy Commissioner, on account of Permitted Claims, including, but not limited to, Interim Payments, Supplemental Payments, Deferred Payments, Junior Deferred Payments, Special Policy Payments and/or payments made (as applicable) in conjunction with an Alternative Resolution. The establishment of Deferred Amounts and Junior Deferred Amounts shall not constitute Payments under this Plan.
1.40    Payment Date.
The date during each month on which Policy Claims Permitted by the Rehabilitator on the immediately preceding Determination Date shall be paid in accordance with Article 4 of this Plan and the Payment Guidelines. The Payment Date shall be the twentieth (20th) day of each such month (or, if any such day is not a Business Day, the immediately following Business Day), subject to change in the sole and absolute discretion of the Rehabilitator.
1.405    Payment Guidelines.
The Payment guidelines attached to this Plan as Exhibit 1, or the LVM Payment Guidelines attached as Exhibit 2, as applicable.
1.41    Pending / Pending Claim.
A Claim (i) submitted in accordance with all of the requirements of this Plan and the Payment Guidelines, including without limitation, in the case of a Policy Claim, Sections 1.2, 1.3 and 1.4 of the Payment Guidelines; (ii) which is under evaluation by the Rehabilitator or the Management Services Provider; and (iii) which is not, or has not become, a Permitted Claim, a Disputed Claim, a Late Claim, a Duplicate Claim or a Disallowed Claim.

1.42    Permitted / Permitted Claim.
A Claim (other than a Late Claim, a Disputed Claim, a Pending Claim, a Duplicate Claim or a Disallowed Claim) submitted in compliance with the provisions of this Plan and the Payment Guidelines, and determined by the Rehabilitator or the Management Services Provider to be a matured, non-contingent due and payable obligation according to the provisions of the applicable Policy and/or any other underlying instrument(s) or contract(s) giving rise to or governing such Claim. Permitted Claims shall not include any Claim in respect of (i) any interest on such Claim to the extent accruing or maturing on or after the Petition Date, (ii) punitive, consequential, special or exemplary damages, (iii) any fine, penalty, tax or forfeiture, including, but not limited to, default or penalty interest purported to be imposed on the Claim or on the related Insured Obligation, if any, that would violate the Injunction, or (iv) in the sole and absolute discretion of the Rehabilitator, that portion of any loss for which indemnification is provided by other benefits or advantages recovered or recoverable by the Holder or any Beneficial Holder, including without limitation, any cash deposits, reserves or other defeasance or reinsurance instruments made available to such Holder or Beneficial Holder. In addition, a Permitted Claim shall not include any Claim in respect of which the Holder, or any party to the transaction relating thereto, is in violation of this Plan, the Injunction, the Payment Guidelines, or any other order of the Court relating to the Segregated Account.
1.43    Person.
An individual, a corporation, a partnership, a limited liability company, an association, a joint stock company, an estate, a trust, an unincorporated organization, a government or any political subdivision thereof, or any other entity.
1.44    Petition Date.
March 24, 2010, the date on which OCI commenced the Proceeding.
1.45    Plan.
This Plan of Rehabilitation for the Segregated Account and all supplements and Exhibits hereto, as has been amended by the Amendments, and as the same may be further amended or modified as set forth herein and in accordance with the Act.
1.46    [DELETED]
1.47    Plan of Operation.
The Plan of Operation of the Segregated Account, as amended, modified and/or supplemented from time to time
1.48    Policy.
Any financial guaranty insurance policy, surety bond or other similar guarantee allocated to the Segregated Account pursuant to the Plan of Operation.
1.49    Policy Claim.
A Claim under a Policy or Policies in respect of an Insured Obligation (as identified by CUSIP, if any).
1.50    Proceeding.
The legal proceeding, currently styled as In the Matter of the Rehabilitation of: Segregated Account of Ambac Assurance Corporation, Case No. 10 CV 1576, pending in the Court.
1.51    Proof of Policy Claim Form.

The forms attached to the Payment Guidelines as Exhibits B to be used, as each is applicable, by the Holders of relevant Policy Claims to submit such Policy Claims to the Management Services Provider in accordance with the relevant Payment Guidelines, as such forms may be amended and/or supplemented from time to time in the sole and absolute discretion of the Rehabilitator.
1.52    Rehabilitation Order.
The Order for Rehabilitation entered in the Proceeding on March 24, 2010.
1.53    Rehabilitator.
The Commissioner, as the court-appointed rehabilitator of the Segregated Account.
1.54    Reinsurance Agreement.
The Aggregate Excess of Loss Reinsurance Agreement between the Segregated Account and AAC, entered into as of the Petition Date, as amended, modified or supplemented from time to time.
1.55    [DELETED]
1.56    Secured Note.
The Secured Note issued by AAC to the Segregated Account on the Petition Date, as amended, modified or supplemented from time to time.
1.57    [DELETED]
1.58    Segregated Account.
The Segregated Account of Ambac Assurance Corporation, established pursuant to the Plan of Operation in accordance with Wis. Stat. § 611.24(2).
1.59    Segregated Account Operational Documents.
The documents and agreements pertaining to the establishment and operation of the Segregated Account, including, but not limited to, the Plan of Operation, the Secured Note, the Reinsurance Agreement, the Management Services Agreement and the Cooperation Agreement, each as amended, modified or supplemented from time to time.
1.60    Special Deputy Commissioner.
The Special Deputy Commissioner of the Segregated Account appointed by the Rehabilitation Order.
1.61    Special Policy Payment.
“Special Policy Payment” shall have the meaning given to such term in the Payment Guidelines.
1.62    Supplemental Payment.
“Supplemental Payment” shall have the meaning given to such term in the Payment Guidelines.
1.621    Surplus Notes.
Any surplus notes issued by the Segregated Account, other than the Junior Surplus Notes.
1.623    Transaction Documents.
Any agreements relating to Policies, including any credit derivative transaction agreements (including credit default swaps), interest rate or currency rate swap agreements, basis swap agreements, total return swap agreements, indentures, trust deeds, collateral management or administration agreements, credit or loan agreements, residential mortgage-backed security transaction documents, guarantee investment certificates, custodial account agreements, note purchase agreements, or other financing or transaction documents of any kind. Transaction Documents shall also include any contracts with ACP, Ambac Conduit Funding, LLC, Juneau Investments, LLC, or Aleutian Investments, LLC.
1.625    Trustee.
A Holder acting in its capacity as trustee and/or agent on behalf of and for the benefit of Beneficial Holders.
1.627    Undercollateralization/Undercollateralized.
With respect to any transaction, the amount by which the outstanding principal balance of all Insured Obligations relating to such transaction exceeds the outstanding principal balance of the collateral securing all such Insured Obligations.
1.63    Website.
The website established by the Rehabilitator for policyholders at www.ambacpolicyholders.com, which makes available for viewing and download the key documents described herein and in the Disclosure Statement, including, but not limited to, this Plan and the Segregated Account Operational Documents.
1.64    Wis. Stat. § ___.
The Wisconsin Statutes (2011-12), as amended.
1.65    Write Down Transaction.
Any transaction for which the Transaction Documents require the outstanding principal balance of the Insured Obligations to be reduced as a result of the allocation of realized losses to such Insured Obligations.
ARTICLE 2
TREATMENT OF CLAIMS GENERALLY
2.01    Administrative Claims.
Unless the Court or the Rehabilitator (in his sole and absolute discretion) has permitted an Alternative Resolution in accordance with Section 3.06 of this Plan, each Holder of a Permitted Administrative Claim shall receive, in full satisfaction of such Permitted Administrative Claim, Cash equal to the amount of such Permitted Administrative Claim, in accordance with the procedures set forth in Section 4.03 below.
2.02    Policy Claims.
Unless the Court or the Rehabilitator (in his sole and absolute discretion) has permitted an Alternative Resolution in accordance with Section 3.06 of this Plan, or the Holder of a Permitted Policy Claim has already received an Interim Payment in respect of such Permitted Policy Claim pursuant to the Interim Cash Payment Rules as contemplated by the Payment Guidelines, each Holder of a Permitted Policy Claim shall receive an Interim Payment in respect of such Permitted Policy Claim as provided in the Payment Guidelines. In addition, the Rehabilitator shall cause the Segregated Account to establish a Deferred Amount for each Policy in respect of which an Interim Payment has been made, or in the case of a Policy that insures multiple Insured Obligations, for each Insured Obligation insured by such Policy in respect of which an Interim Payment has been made, as set forth in the Payment Guidelines. Deferred Amounts shall accrete at the Accretion Rate subject to, and in accordance with, the Payment Guidelines. The Rehabilitator may, in his sole and absolute discretion, make Deferred Payments in respect of each Deferred Amount and/or increase the Interim Payment Percentage from time to time in accordance with the Payment Guidelines.
2.03    General Claims.

Unless the Court or the Rehabilitator (in his sole and absolute discretion) has permitted an Alternative Resolution in accordance with Section 3.06 of this Plan, the Rehabilitator shall cause the Segregated Account to establish a Junior Deferred Amount with respect to each Permitted General Claim in accordance with the Payment Guidelines. Junior Deferred Amounts shall accrete at the Accretion Rate, as set forth in the Payment Guidelines. The Rehabilitator may, in his sole and absolute discretion, make Junior Deferred Payments in accordance with the Payment Guidelines.
2.04    Reconciliation of Deferred Loss Amounts.
On a semi-annual basis, in accordance with the procedure set forth in the Payment Guidelines, the Management Services Provider, the Rehabilitator and the Holders of any outstanding Deferred Amounts, including those acting in their capacity as Trustee, shall reconcile the Deferred Loss Amounts relating to such Permitted Policy Claims. Such Holders, and their paying agent or calculating agent, as applicable, shall fully cooperate with the Management Services Provider and the Rehabilitator to complete the Reconciliations, including, without limitation, by providing any information and/or further supporting documentation reasonably requested by the Management Services Provider or the Rehabilitator. All Reconciliation Notices issued by the Management Services Provider are final unless the Holder disputes the Reconciliation Notice in accordance with the procedure set forth in the Payment Guidelines. The Management Services Provider or the Rehabilitator may withhold a Permitted Policy Claim Holder’s Reconciliation Notice, Deferred Payment, or any other Payment if the Management Service Provider does not receive the additional information to facilitate the Reconciliations as contemplated by this Section 2.04, or if such Holder, paying agent or calculating agent, as applicable, is in violation of this Plan, the Injunction, the Payment Guidelines, or any other order of the Court relating to the Segregated Account.
2.05    Surplus Notes and Junior Surplus Notes.
On or about the Deferred Payment Date when any Deferred Payment or Junior Deferred Payment is made, the Segregated Account shall pay the holder of each outstanding Surplus Note or Junior Surplus Note, as applicable, an amount equal to the product of (i) the Deferred Payment Percentage or Junior Deferred Payment Percentage applicable to such Deferred Payment or Junior Deferred Payment and (ii) the sum of the principal and accrued but unpaid interest outstanding, as of the immediately preceding Reconciliation Date, under each such Surplus Note or Junior Surplus Note. Any such payment shall be applied in accordance with the terms of the Surplus Notes and any applicable fiscal agency agreement, and shall be deemed approved by OCI in accordance with Wis. Stat. § 611.33(2)(d).
ARTICLE 3
MEANS FOR IMPLEMENTATION OF PLAN
3.01    Continued Existence of the Segregated Account.
The Segregated Account will continue to exist after the Effective Date with all the powers under applicable law, without prejudice to any right to terminate such existence under applicable law after the Effective Date. The Segregated Account Operational Documents shall remain in full force and effect according to their respective terms after the Effective Date, until terminated in accordance with their respective terms.
3.02    Rehabilitator.
The Commissioner shall remain the appointed Rehabilitator of the Segregated Account. Any successor(s) to the Commissioner shall automatically assume this appointment as Rehabilitator of the Segregated Account, with all the powers and duties described herein. The Rehabilitator shall have the full powers and authority granted pursuant to Wis. Stat. §§ 645.33 to 645.35 and all other applicable laws as are reasonable and necessary to fulfill the duties and responsibilities under the Rehabilitation Order and this Plan, and the Payment Guidelines, including, but not limited to, the power and authority to interpret the terms and conditions of this Plan and the Payment Guidelines in order to carry out the purposes and effects of this Plan and the Payment Guidelines. In furtherance thereof, the Rehabilitator has the authority to issue to all interested Persons guidelines or further directions as may be necessary or appropriate from time to time in his sole and absolute discretion in order to carry out the purposes and effects of this Plan and the Payment Guidelines.

3.03    Special Deputy Commissioner.
The Special Deputy Commissioner and any successor appointed by the Rehabilitator pursuant to Wis. Stat. § 645.33 for the purposes of carrying out the rehabilitation shall have all of the powers of the Rehabilitator under Wis. Stat. §§ 645.33 to 645.35 and all other applicable laws as are reasonable and necessary to fulfill such duties and responsibilities as are set forth in the Rehabilitation Order and this Plan and the Payment Guidelines.
3.04    Management Services Provider.
Subject to the oversight of the Rehabilitator and the Special Deputy Commissioner, the Management Services Provider shall continue to manage the Segregated Account pursuant to the terms of the Management Services Agreement and the Cooperation Agreement.
3.05    Administration of this Plan.
After the Effective Date, the Management Services Provider shall perform those responsibilities, duties, and obligations set forth in this Plan and the Payment Guidelines on behalf of the Segregated Account. To the extent that the manner of performance is not specified in this Plan, the Payment Guidelines, the Management Services Agreement, the Cooperation Agreement, or any guidelines issued by the Rehabilitator or the Special Deputy Commissioner under any of the foregoing, the Management Services Provider shall have the discretion to carry out and perform all other obligations or duties imposed on it by this Plan, the Payment Guidelines or by law in any manner it so chooses, as long as such performance is consistent with the purposes and effects of this Plan and the Payment Guidelines, as determined by the Rehabilitator in his sole and absolute discretion.
3.06    Alternative Resolutions of Claims.
Nothing in this Plan shall limit the ability of the Rehabilitator to resolve any Claim through the arrangement, negotiation, effectuation and execution of an amendment, restructuring, refinancing, purchase, repurchase, termination, settlement, commutation, tender, synthetic commutation or tear-up, or any similar transaction that results in the extinguishment or reduction of the Segregated Account’s liability, in respect of, as applicable, (i) all or part of the Policy or Policies, (ii) all or part of the underlying Insured Obligation or (iii) the underlying instrument, contract or arrangement, if any, giving rise to such Claim (each, as applicable, an “Alternative Resolution”), subject to the following requirements:
(a)each Alternative Resolution must not violate the law and must be equitable to the interests of the Holders of Policy Claims generally, as determined in the sole and absolute discretion of the Rehabilitator; and
(b)the Rehabilitator shall obtain the approval of this Court prior to effectuating any Alternative Resolution that involves the payment of Cash by the Segregated Account in excess of $50 million.
3.07    Paying Agent.
On or after the Effective Date, the Segregated Account may, in the sole and absolute discretion of the Rehabilitator and without Court approval, elect to retain one or more Paying Agents for the purpose of making Deferred Payments under this Plan. Any such Paying Agent retained by the Segregated Account shall serve on the terms and conditions and at the rates set forth in the parties’ written engagement agreement. A Paying Agent’s duties shall include, without limitation, those set forth in Sections 2.10 and 2.11 of the Payment Guidelines.
ARTICLE 4
PROCEDURES GOVERNING SUBMISSION OF CLAIMS AND PAYMENTS
4.01    Claims Administration.
Pursuant to the Management Services Agreement, the Rehabilitator has engaged the Management Services Provider to assist him and the Segregated Account in processing all Claims. Subject to the oversight and control of the Special Deputy Commissioner and the Rehabilitator, the Management Services Provider is responsible for administering, disputing, objecting to, compromising or otherwise resolving all Claims in accordance with this Plan, the Payment Guidelines, and the Segregated Account Operational Documents, together with any other rules or guidelines issued by the Rehabilitator or the Special Deputy Commissioner under any of the foregoing, all existing orders of the Court and the specific directions of the Rehabilitator or the Special Deputy Commissioner.
4.02    Payments in Respect of Permitted Claims and Surplus Notes.
The Management Services Provider shall, on behalf of the Segregated Account, demand payment from AAC pursuant to Section 1(a) of the Secured Note in the amount of Cash to be paid in connection with any Payment and any payments made on account of Surplus Notes or Junior Surplus Notes as provided in Section 2.05 of this Plan. In the event that the Secured Note has been fully drawn, the Management Services Provider shall, on behalf of the Segregated Account, as applicable, render the Monthly Account (as defined in the Reinsurance Agreement) to AAC as reinsurer pursuant to Section 1.05 of the Reinsurance Agreement or demand payment from AAC pursuant to Section 4.02 of the Cooperation Agreement, in each case in the amount of Cash to be paid in connection with any Payment and any payments made on account of Surplus Notes or Junior Surplus Notes. Unless the Court or the Rehabilitator permits an Alternative Resolution of a Claim for non-Cash consideration (in whole or in part) in accordance with Section 3.06 of this Plan, all Payments shall be made in Cash.
4.03    Administrative Claims.
(a)    Submission of Administrative Claims.The Holder of an Administrative Claim shall submit its Administrative Claim to the Management Services Provider or, if directed by the Rehabilitator, to the Rehabilitator, in the same manner as such Holder would submit such Administrative Claim in the ordinary course of business, and in accordance with, and including such information as is required by, the provisions of the underlying instrument(s), contract(s) or arrangement(s) giving rise to such Administrative Claim, if any. Each such Administrative Claim submitted in accordance with this Section shall be referred to as a Pending Administrative Claim.
(b)    Evaluation of Pending Administrative Claims.The Management Services Provider or, in his sole and absolute discretion, the Rehabilitator shall evaluate each Pending Administrative Claim to determine whether such Pending Administrative Claim is a Permitted Claim or whether an Objection should be raised as to such Administrative Claim in accordance with the Payment Guidelines. The Management Services Provider or the Rehabilitator may ask any Holder to supplement its Pending Administrative Claim with further supporting documentation in order to evaluate such Pending Administrative Claim. Upon the determination by the Management Services Provider or the Rehabilitator that a Pending Administrative Claim constitutes a Permitted Claim, such Administrative Claim shall be considered a Permitted Administrative Claim.
(c)    Payment of Administrative Claims.The Segregated Account shall make a Payment to each Holder of a Permitted Administrative Claim, in accordance with normal business practices and in complete satisfaction of such Permitted Administrative Claim, in an amount equal to the dollar amount of such Permitted Administrative Claim. Notwithstanding the foregoing, the Management Services Provider may, in its discretion, allow Payments of Permitted Administrative Claims to be made directly by AAC, and such amount shall be deemed to have been paid by the Segregated Account.
4.04    Policy Claims.
Policy Claims shall be submitted, Permitted or Disputed, and Deferred Amounts shall be established, and, in each case, paid as appropriate, according to the procedures set forth in the Payment Guidelines. Holders acting in their capacity as Trustees shall permit, and provide any authorization or direction (but not indemnification) needed for, the Segregated Account, AAC, any Paying Agent and/or DTC to make, process and/or accept any Payments (including, without limitation, Accretion Amounts) as contemplated by the Payment Guidelines.
4.05    General Claims.
General Claims shall be submitted, Permitted and/or Disputed, and Junior Deferred Amounts shall be established and paid as appropriate, according to the procedures set forth in the Payment Guidelines.
4.06    Disputed Claims.

The Rehabilitator or the Management Services Provider may raise an Objection to any portion of, or any, Pending Claim as provided in the Payment Guidelines. All Objections are final, and the Claim or the portion thereof in respect of which the Rehabilitator or the Management Services Provider has raised an Objection, as applicable, shall become a Disallowed Claim without order of the Court and no further dispute resolution shall be permitted, unless the Holder of such Disputed Claim follows the dispute resolution procedures set forth in the Payment Guidelines. Upon final determination in accordance with this Plan or the Interim Cash Payment Rules that a Claim is a Disallowed Claim, such determination shall effect a full and complete release and termination of any liabilities, duties, obligations, Liens, other claims, interests, or encumbrances upon the Segregated Account and AAC with respect to such Disallowed Claim.
4.07    Setoffs.
As provided in the Payment Guidelines, the Rehabilitator may set off in whole or in part against Permitted Claims, any Payment, Deferred Amount, Junior Deferred Amount, or any other amount established, paid or payable by or on behalf of the Segregated Account on account of a Permitted Claim.
4.08    Recoveries on Policy Claims.
Notwithstanding the Proceeding, any provisions of the Interim Cash Payment Rules, the Payment Guidelines, this Plan, the Disclosure Statement and/or any amendments and/or or supplements thereto, the Segregated Account shall be entitled, in the Rehabilitator’s sole and absolute discretion, to reduce its obligations under this Plan to the Holders of Permitted Policy Claims by any Recovery Amounts attributable to such Holders or the relevant Insured Obligations, whether by: (i) reducing the amount of any Payments to such Holders; (ii) reducing the Deferred Amount(s) established for such Holders; or (iii) if the applicable Transaction Documents so provide, reducing the current month’s Claim under such Policy. No Holder, Trustee or Beneficial Holder may apply a Recovery Amount in a manner inconsistent with the determination by the Segregated Account pursuant to this Section 4.08 or the Payment Guidelines.
4.09    Reimbursements on Policy Claims.
Notwithstanding the Proceeding, any provisions of the Interim Cash Payment Rules, the Payment Guidelines, this Plan, the Disclosure Statement and/or any amendments and/or supplements thereto, unless waived in writing by the Management Services Provider or the Rehabilitator (following consultation with AAC), AAC shall be entitled to collect any Reimbursement Amounts that it becomes, or is, entitled to receive under the Transaction Documents in relation to any: (i) payments made prior to the Petition Date pursuant to, and in accordance with, the applicable Policy and any related Transaction Documents; (ii) payments made according to the Interim Cash Payment Rules; (iii) Payments made (other than Accretion Amounts); and (iv) other amounts paid by or on behalf of the Segregated Account in respect of an Insured Obligation, and in any case where such payment is made by a Person other than AAC, then in each such case as if AAC had paid such amount under the relevant Policy to the Holder directly.
4.10    Subsequent Adjustments.
If the Rehabilitator or the Management Services Provider determines that any amount of the Cash received by the Holder of a Permitted Claim as a Payment, a payment under the Interim Cash Payment Rules, or any other amount paid by or on behalf of the Segregated Account in respect of a particular Insured Obligation was incorrect, the Rehabilitator or the Management Services Provider may, as necessary to account for such error: (i) recoup from the Holder the amount of such Payments or other amounts paid by the Segregated Account; (ii) adjust the amount of the Cash paid in respect of the relevant Insured Obligation in one or more subsequent Payments of other Permitted Claims; or (iii) reduce the Holder’s then applicable Deferred Amount or Junior Deferred Amount for the relevant Insured Obligation, by following the procedure set forth in the Payment Guidelines. All Subsequent Adjustments are final and no further dispute resolution shall be permitted, unless the Holder of such Permitted Claim follows the dispute resolution procedures set forth in the Payment Guidelines.
4.11    Terminated Trusts.
Notwithstanding the terms of any Transaction Documents to the contrary, at no time throughout the effective duration of this Plan shall any Trustee acting on behalf of and for the benefit of Beneficial Holders, or any other person, be permitted to terminate the trust or an indenture relating to a Policy, or to extinguish or retire, or cause to be extinguished, retired, or terminated, any Insured Obligation insured by such Policy in respect of which a Deferred Amount is continuing, without the express, written consent of AAC and the Rehabilitator. If the terms of the Transaction Documents at any time permit termination, extinguishment or retirement of an Insured Obligation or a trust or indenture, then in such event the Trustee shall, at its election, either (a) continue to serve as Trustee on the same terms and conditions set forth in the Transaction Documents but at rates authorized by the Rehabilitator, or (b) assign all of its rights and obligations under such Transaction Documents to a trustee/agent designated by the Rehabilitator. Where possible, upon termination, extinguishment or retirement of an Insured Obligation or a trust or indenture, it is not the intention of the Rehabilitator to continue the services required of a Trustee beyond those services necessary to effectuate this Plan, including, but not limited to, the effectuation of Recovery Amounts, Reimbursement Amounts, Reconciliations, Payments and Deferred Payments.
ARTICLE 5
EFFECTIVENESS
5.01    Effective Date.
The Effective Date of this Plan shall be the first Business Day after the Court enters an order approving the Amendments.
5.02    Notification of Effective Date.
On the Effective Date, or as soon as reasonably practicable thereafter, the Rehabilitator shall post a notice to the Website advising of the Effective Date of this Plan.
ARTICLE 6
RETENTION OF JURISDICTION
6.01    Retention of Jurisdiction.
Following the Effective Date, the Court shall retain exclusive jurisdiction over this Proceeding in accordance with the Act to ensure that the purposes and intent of this Plan and the Payment Guidelines are carried out. Without limiting the generality of the foregoing, and except as otherwise provided in this Plan or the Payment Guidelines, the Court shall also expressly retain exclusive jurisdiction:
(a)    to hear and determine Objections to Disputed Claims and disputes relating to Reconciliation Notices and/or Subsequent Adjustments;
(b)    to hear, determine and enforce causes of action that may exist by or against the Segregated Account or by or against the General Account or AAC or the Management Services Provider in regards to the Segregated Account;
(c)    for all purposes pertaining to the treatment or classification of Claims;
(d)    to enter such orders and injunctions as are necessary to enforce the respective title, rights, and powers of the Segregated Account, the terms of this Plan and the Payment Guidelines, and to impose such limitations, restrictions, terms, and conditions on such title, rights, and powers as the Court may deem necessary;
(e)    to enter an order closing the Proceeding;
(f)    to correct any defect, cure any omission, or reconcile any inconsistency in this Plan, the Payment Guidelines, or in any order of the Court as may be necessary to implement the purposes and intent of this Plan and the Payment Guidelines;
(g)    to determine any motions, applications, and other contested matters that may be pending on the Effective Date;

(h)    to consider any amendment or modification of this Plan or any documents related to this Plan;
(i)    to determine controversies, suits, and disputes that may arise in connection with the interpretation, enforcement, or consummation of this Plan or the Payment Guidelines;
(j)    to consider and act on the compromise and settlement of any Claim against or cause of action by or against the Segregated Account or in relation to Policies and other liabilities allocated to the Segregated Account arising under or in connection with this Plan;
(k)    to determine such other matters or proceedings as may be provided for under the Act, this Plan, or in any order or orders of the Court, including, but not limited to, the Confirmation Order or any order that may arise in connection with this Plan, the Proceeding, or the Confirmation Order; and
(l)    to interpret and enforce, and determine questions and disputes regarding, the injunctions, releases, exculpations, and indemnifications provided for or set forth in this Plan or the Confirmation Order.
ARTICLE 7
ANNUAL REPORTS TO COURT
7.01    Annual Reports.
No later than June 1 of each year, the Rehabilitator shall file a report with the Court advising the Court on the status of the rehabilitation of the Segregated Account. Such report shall:
(a)    provide an updated financial analysis showing the estimated liabilities and available claims paying resources of the Segregated Account;
(b)    update the Court on the status of the run-off and/or settlement of the liabilities allocated to the Segregated Account;
(c)    [DELETED]
(d)    provide such other information as is required by law, requested by the Court or deemed appropriate by the Rehabilitator.
ARTICLE 8
INJUNCTION
8.01    Injunction.
Other than as expressly provided for in this Plan, all Holders of Claims are precluded from asserting against the Segregated Account, the General Account, AAC, any Paying Agent or their respective successors or property or any of their respective current or former members, shareholders, affiliates, officers, directors, employees or agents, any Claims, obligations, rights, causes of action or liabilities, based upon any act, omission, transaction, or other activity of any kind or nature, made in connection with, or arising out of, the Segregated Account, AAC or the General Account with respect to the Segregated Account, the Proceeding, this Plan (and the Confirmation Order related hereto), the Interim Cash Payment Rules, the Payment Guidelines, the consummation of this Plan, or the administration of this Plan or the property to be distributed under this Plan, other than claims of intentional fraud or willful misconduct. Except as otherwise expressly provided in this Plan, and except as otherwise agreed by the Rehabilitator and the Management Services Provider, all Holders of Claims shall be permanently barred and enjoined from asserting against the Segregated Account, the General Account or AAC, or their respective successors or property or any of their respective current or former members, shareholders, affiliates, officers, directors, employees or agents, any of the following actions on account of such Claim: (i) commencing or continuing in any manner any action or other proceeding on account of such Claim, or the property to be distributed under the terms of this Plan, other than to enforce any right to a Payment to such Holders under this Plan, the Interim Cash Payment Rules, and/or the Payment Guidelines; (ii) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree, or order against the Segregated Account, the General Account or AAC or any of the property to be distributed under the terms of this Plan, the Interim Cash Payment Rules and/or the Payment Guidelines, other than as permitted under sub-paragraph (i) above; (iii) creating, perfecting, or enforcing any Lien or other encumbrance against property of the Segregated Account, the General Account or AAC, or any property to be distributed under the terms of this Plan; (iv) asserting any right of setoff, subrogation, or recoupment of any kind, directly or indirectly, against any obligation due to the Segregated Account, the General Account or AAC, or any property of the Segregated Account, the General Account or AAC, or any direct or indirect transferee of any property of, or successor in interest to, the Segregated Account, the General Account or AAC as prohibited by Wis. Stat. § 645.56; and (v) acting or proceeding in any manner, in any place whatsoever, that does not conform to, or comply with, the provisions of this Plan.
8.02    Indemnification and Injunction With Regard to Holders and Sub-Trustee/Agents.
Each Holder acting on its own behalf or acting in its capacity as Trustee, and any party to the Transaction Documents assigned or delegated in whole or in part duties relating to submitting or processing payment of Policy Claims under the related Transaction Documents (each a “Sub-Trustee/Agent”), shall submit any claim for payment under such Policy in accordance with the provisions of the Plan and the Payment Guidelines by completing and submitting the Proof of Policy Claim Form in full (in the form approved by the Rehabilitator). Actions taken in compliance with the Plan and the Payment Guidelines by any such Holder or Sub-Trustee/Agent shall not be deemed to be a violation of any provision in, or duty arising out of, the applicable Policy or related Transaction Documents. The Segregated Account shall indemnify any such Holder acting in its capacity as Trustee and any such Sub-Trustee/Agent, and any Paying Agent retained by the Segregated Account hereunder (each an “Indemnified Party”) for any reasonable and documented out-of-pocket losses and costs, including reasonable attorney fees, incurred in defending any lawsuit, action, or similar formal legal proceeding arising out of their compliance with the Plan and the Payment Guidelines (excluding losses and costs resulting from the negligence, gross negligence or other misconduct of such Indemnified Parties, provided, however, that for purposes of this indemnity, compliance with the Plan and the Payment Guidelines shall not be deemed to constitute negligence, gross negligence, or misconduct) (each a “Third Party Liability”), provided (a) no amounts shall be payable by the Segregated Account to any Indemnified Party to the extent that the same shall be reimbursable to them under or pursuant to the Transaction Documents and (b) any Indemnified Party making a claim for indemnification shall have used its best efforts to cause any such lawsuit, action or similar formal legal proceeding to be brought before the Court as part of this Proceeding.
Any indemnification obligation of the Segregated Account under this provision shall further be subject to the following: promptly upon receipt by any Indemnified Party of notice of any claim or of the commencement or threatened commencement of any action against the Indemnified Party which may constitute a Third-Party Liability, such Indemnified Party will cause notice to be given to the Segregated Account in writing of such claim or such commencement or threatened commencement of action or proceeding, together with a copy of any documents received by the Indemnified Party in connection therewith. In the event that any such claim or action shall be asserted against an Indemnified Party, the Indemnified Party shall consent to the intervention by the Segregated Account in any such suit in order to defend against said claim and/or shall tender to the Segregated Account control of the defense and settlement of such claim or action, and shall cooperate with the Segregated Account in such defense and settlement. The Segregated Account shall at all times have the right to employ counsel to represent both the Indemnified Party and the Segregated Account in any claim or action or proceeding, whether or not the Segregated Account has requested intervention or tender of control; provided that in the event the Segregated Account’s counsel or the Indemnified Party’s counsel determines that there is a legal conflict of interest between the Segregated Account and such Indemnified Party, and neither the Segregated Account nor such Indemnified Party is willing to waive such conflict, then such Indemnified Party shall be entitled to retain one separate counsel, acceptable to the Segregated Account. Until the Segregated Account requests the control of the defense and settlement of such claim or action or unless the Segregated Account has otherwise employed counsel to represent both the Segregated Account and such Indemnified Party, such Indemnified Party shall have the right to employ its own counsel with respect to such lawsuit, action or similar formal legal proceeding, whose reasonable fees and expenses shall be Third-Party Liabilities (provided that the Segregated Account shall in no event be liable for the legal fees and expenses of more than one firm). Such Indemnified Party giving notice and, if requested, tendering defense of the lawsuit or action required by this paragraph are conditions to the Segregated Account’s indemnification obligations hereunder. Further, the Segregated Account shall have no liability for any settlement of any lawsuit or action for which the Segregated Account otherwise agrees herein to indemnify an

Indemnified Party unless written notice of such proposed settlement shall have been furnished to the Segregated Account, and the Segregated Account in its sole discretion shall have consented in writing to such settlement.
All persons and entities are enjoined and restrained from commencing or prosecuting any actions, claims, lawsuits or other formal legal proceedings in any state, federal or foreign court, administrative body or other tribunal other than the Court against: (i) any Trustee in respect of such Trustee’s compliance with the Plan and the Payment Guidelines; (ii) any Sub-Trustee/Agent, in respect of such Sub-Trustee Agent’s compliance with the Plan and the Payment Guidelines; and/or (iii) any Paying Agent, in respect of such Paying Agent’s compliance with the Plan and the Payment Guidelines. The Court shall have exclusive jurisdiction over such actions, claims, or lawsuits, which must be raised by motion or other filing in the Proceeding.
ARTICLE 9
IMMUNITY AND INDEMNIFICATION OF THE REHABILITATOR,
EMPLOYEES, AND CONSULTANTS
9.01    Beneficiaries of Immunity and Indemnification.
The following Persons are entitled to protection under this part of this Plan: OCI, the Rehabilitator, the Special Deputy Commissioner, the Segregated Account, AAC and the General Account, the Management Services Provider, and any Paying Agent retained by the Rehabilitator pursuant to the Plan, and each of their respective current and former members, shareholders, affiliates, officers, directors, employees and agents (including any attorneys, financial advisors, investment bankers, consultants and other professionals retained by such Persons, and any other advisors or experts with whom OCI, the Rehabilitator or the Special Deputy Commissioner consults, as contemplated by Wis. Stat. § 645.33(3)).
9.02    Immunity and Indemnification.
All Persons identified in Section 9.01 shall have official immunity and shall be immune from suit and liability, both personally and in their official capacities, for any act or omission made in connection with, or arising out of, the Segregated Account, AAC or the General Account with respect to the Segregated Account, the Proceeding, this Plan (and the Confirmation Order related hereto), the Interim Cash Payment Rules, the Payment Guidelines, the consummation of this Plan, or the administration of this Plan or the property to be distributed under this Plan, whether prior to or following the commencement of the Proceeding, with the sole exception of acts or omissions resulting from intentional fraud or willful misconduct as determined by a Final Order and, in all respects, such Persons shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities, if any, under this Plan. If any legal action is commenced against any Person identified in Section 9.01, whether against that Person personally or in an official capacity, alleging property damage, property loss, personal injury or other civil liability caused by or resulting from any act or omission made in connection with, or arising out of, the Segregated Account, AAC or the General Account with respect to the Segregated Account, the Proceeding, this Plan (and the Confirmation Order related hereto), the consummation of this Plan, or the administration of this Plan or the property to be distributed under this Plan, that Person shall be indemnified by the Segregated Account for all expenses, attorney’s fees, judgments, settlements, decrees or amounts due and owing or paid in satisfaction of or incurred in the defense of such legal action, unless it is determined by a Final Order that the alleged act or omission was caused by intentional fraud or willful misconduct. Any indemnification for expense payments, judgments, settlements, decrees, attorneys’ fees, surety bond premiums or other amounts paid or to be paid by the Segregated Account pursuant to this part of this Plan shall be considered a Permitted Administrative Claim. Nothing contained in or implied by this part of this Plan shall operate, or be construed or applied to deprive any Person identified in Section 9.01 of any immunity, indemnity, benefits of law, rights or any defense otherwise available.
ARTICLE 10
GENERAL PROVISIONS
10.01    Governing Law.

The rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Wisconsin, without giving effect to the principles of conflicts of law thereof.
10.02    Prior Orders and Agreements.
Unless modified by this Plan, the Amendments, or the Payment Guidelines, the prior orders of this Court shall remain in full force and effect throughout the period of administration of this Plan. These orders include, without limitation, the Rehabilitation Order and the Injunction. Nothing in this Plan alters prior agreements or arrangements approved by the Rehabilitator with respect to the Segregated Account or any liability in respect of any Policy or other liability allocated to the Segregated Account.
10.03    Revocation or Withdrawal of this Plan.
The Rehabilitator reserves the right to revoke or withdraw this Plan prior to the Effective Date. If the Rehabilitator so revokes or withdraws this Plan, then this Plan shall be null and void and, in such event, nothing contained herein shall be deemed to constitute a waiver or release of any Claims by or against the Segregated Account or any other Person, or to prejudice in any manner the rights of the Segregated Account or any other Person in any further proceedings involving the Segregated Account.
10.04    Amendment and Modification of this Plan.
The Rehabilitator may seek the approval of the Court to alter, amend, or modify this Plan with such notice and hearing as the Court prescribes pursuant to Wis. Stat. § 645.33(5).
10.05    Termination of Rehabilitation.
The Rehabilitator may at any time petition the Court for an order terminating the rehabilitation of the Segregated Account if rehabilitation has been accomplished and the grounds for rehabilitation no longer exist.
10.055    Limitation of Recovery.
Other than in respect of Accretion Amounts, nothing in this Plan or the Payment Guidelines shall cause to inure to the benefit of any Holder of a Policy Claim any greater right than that which would have existed were the Segregated Account not in rehabilitation.
10.06    Successors and Assigns.
The rights, benefits, and obligations of any Person named or referred to in this Plan shall be binding upon, and shall inure to the benefit of, the heirs, executors, administrators, successors, or assigns of such Person.
10.07    Rules of Interpretation.
For purposes of this Plan: (i) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (ii) any reference in this Plan to a contract, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (iii) any reference in this Plan to an existing document or Exhibit filed, or to be filed, shall mean such document or Exhibit, as it may have been or may be amended, modified, or supplemented in accordance with its terms; (iv) unless otherwise specified, all references in this Plan to Sections and Articles are references to Sections and Articles of this Plan; (v) the words “herein” and “hereto” refer to this Plan in its entirety rather than to a particular portion of this Plan; and (vi) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan.
10.08    Implementation.
The Rehabilitator and Management Services Provider shall take all steps, and execute all documents including appropriate releases, necessary to effectuate the provisions contained in this Plan.

10.09    Inconsistency.
In the event of any inconsistency between this Plan and the Disclosure Statement, the provisions of this Plan shall govern. With respect to making Payments on Permitted Claims, the Payment Guidelines shall supersede any inconsistent provisions of the Plan, the Interim Cash Payment Rules or the Disclosure Statement that provide or impose rules, procedures, guidelines and/or obligations for, or on, any Person for the submission to and the evaluation, processing and payment of Claims by the Segregated Account.
10.10    No Admissions.
Notwithstanding anything herein to the contrary, nothing contained in this Plan shall be deemed an admission by any Person with respect to any matter set forth herein.
10.11    Filing of Additional Documents.
On or before the Effective Date, the Rehabilitator may file with the Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan.
10.12    Returned Payments.
In the event that a Holder (including any Holder acting in its capacity as Trustee) rejects or returns a Payment to the Management Services Provider (other than for clerical or administrative error), the Segregated Account, AAC or the Rehabilitator for any reason, the amount thereof shall revert to AAC, notwithstanding any applicable federal or state escheat, abandoned, or unclaimed property laws, and the corresponding Claim of any such Holder to such Payment shall be released and forever barred, except in the sole and absolute discretion of the Rehabilitator.
10.13    Recognition of Statutory Accounting.
Given that the total amount of the Deferred Amount, including amounts attributable to Accretion Amounts, existing at a particular time represents the present value of the ultimate cost of settlement of the related Permitted Policy Claim hereunder, such Deferred Amount shall be recorded as a loss reserve in accordance with the NAIC Statements of Statutory Accounting Principles, subject to any further guidance from OCI.
Dated: June 12, 2014
By: __/s/ Theodore K. Nickel_________
Theodore K. Nickel, Rehabilitator

EXHIBIT 1
PAYMENT GUIDELINES

PAYMENT GUIDELINES FOR PLAN OF REHABILITATION, AS AMENDED
Date: June 12, 2014
Issued by
the Rehabilitator and the Special Deputy Commissioner
of the Segregated Account of Ambac Assurance Corporation
On March 24, 2010, the Circuit Court for Dane County, Wisconsin (the “Court”) entered a rehabilitation order (the “Rehabilitation Order”), granting the petition of the Commissioner of Insurance of the State of Wisconsin to place the Segregated Account of Ambac Assurance Corporation (the “Segregated Account”) into rehabilitation and to appoint the Commissioner as the Rehabilitator for the Segregated Account (the “Rehabilitator”). On January 24, 2011, the Court issued an order confirming the Plan of Rehabilitation for the Segregated Account, which became effective, following the Amendments, on the Effective Date. Unless otherwise defined herein or in the Plan, capitalized terms used herein shall have the meanings specified in Exhibit A hereto. Such meanings shall be equally applicable to both the singular and plural forms of such terms, unless the context otherwise requires.
In order to facilitate an efficient and orderly process for the submission of Policy Claims and General Claims to the Segregated Account and the evaluation, processing, and payment of Claims by the Segregated Account pursuant to the Plan, the Rehabilitator hereby issues the following rules, procedures and guidelines (as may be amended, modified or supplemented from time to time pursuant to the terms hereof, the “Payment Guidelines”). These Payment Guidelines are being posted online at www.ambacpolicyholders.com, and shall be effective on the Effective Date.1
These Payment Guidelines replace and supersede the Guidelines under Plan of Rehabilitation (Claims Processing for Policy Claims) dated as of February 18, 2011, and the Rules Governing the Submission, Processing and Partial Payment of Policy Claims of the Segregated Account of Ambac Assurance Corporation in Accordance With June 4, 2012 Interim Cash Payment Order (the “Interim Cash Payment Rules”). These Payment Guidelines do not apply to payments relating to financial guaranty policy no. 17548BE, known as the “LVM Policy,” which shall be controlled by the LVM Payment Guidelines dated June 12, 2014, as amended and supplemented from time to time.
For illustration purposes, these Payment Guidelines are accompanied by a series of examples showing, as applicable, the disbursement of Interim Payments, the creation of Deferred Loss Amounts and Accretion Amounts, the reallocation of Deferred Loss Amounts, and the application of Recovery Amounts in three separate contexts: (i) Write Down Transactions; (ii) transactions affected by Undercollateralization; and (iii) Certain Multi-CUSIP Policies. The examples are attached hereto as Exhibits C, D, and E, respectively.

_____________________
1    Unless otherwise defined herein or in the Plan, capitalized terms used herein shall have the meanings specified in Exhibit A hereto. Such meanings shall be equally applicable to both the singular and plural forms of such terms, unless the context otherwise requires.

ARTICLE I
Submission and Processing of Policy Claims
1.1Policy Claims Administration. Pursuant to the Management Services Agreement, the Rehabilitator has engaged the Management Services Provider to assist him and the Segregated Account in processing all Policy Claims. Subject to the oversight and control of the Special Deputy Commissioner and the Rehabilitator, the Management Services Provider is responsible for administering, disputing, objecting to, compromising or otherwise resolving all Policy Claims in accordance with the Plan, these Payment Guidelines and the Segregated Account Operational Documents, together with any other rules or guidelines issued by the Rehabilitator or the Special Deputy Commissioner under any of the foregoing, all existing orders of the Court and the specific directions of the Rehabilitator or the Special Deputy Commissioner.
1.2Submission of Policy Claims. Each Holder of a Policy Claim, whether acting on its own behalf or in its capacity as Trustee, including any Policy Claim arising prior to the Effective Date (but not already submitted to the Management Services Provider in accordance with the provisions of the Interim Cash Payment Rules), shall submit to the Management Services Provider (i) such Policy Claim in accordance with, and including such information as is required by, the provisions of the applicable Policy and any other Transaction Document(s) giving rise to or governing the submission of such Policy Claim, and (ii) a fully completed and duly executed Proof of Policy Claim Form in the form attached hereto as Exhibit B relating to such Policy Claim, including the Claim Schedule referred to therein. Each Holder shall submit all Policy Claims covered by the same Policy and for the same Claim Period on one Proof of Policy Claim Form (and Claim Schedule), and shall therein identify each Insured Obligation (by CUSIP, if any) to which each such Policy Claim relates, as required by the Claim Schedule relating to such Proof of Policy Claim Form. A separate Proof of Policy Claim Form and Claim Schedule shall be submitted for all Policy Claims relating to the same Policy for each Claim Period. Each such Policy Claim submitted in accordance with this Section and Section 1.3, and meeting the requirements of Section 1.4, shall be referred to as a Pending Policy Claim.
1.3Timing for Submission of Policy Claims. A Holder shall not submit a Policy Claim any earlier than permitted under the relevant Policy or other Transaction Document giving rise to or governing the submission of such Policy Claim; provided however, that a Holder shall submit a Policy Claim in a timely manner such that it is determined not to be a Late Claim.
1.4Pending Policy Claim. No Policy Claim shall become a Pending Policy Claim unless the Holder of such Policy Claim fully and properly complies with (i) the requirements of Sections 1.2 and 1.3 hereof, as applicable, (ii) the requirements of the Proof of Policy Claim Form (including the Claim Schedule referred to therein) with respect to such Policy Claim, and (iii) any other guidelines or further directions issued by the Rehabilitator from time to time.
1.5Eligibility of Pending Policy Claims. No Policy Claim shall be eligible to be considered a Permitted Policy Claim on any Payment Date following the date of submission by the Holder (including the first Payment Date to occur after the Effective Date) unless it is a Pending Policy Claim on or prior to 5:00 p.m. (Eastern Time) on the last Business Day of the calendar month immediately preceding the calendar month in which such Payment Date occurs, unless the Rehabilitator determines otherwise in his sole and absolute discretion.
1.6Evaluation of Pending Policy Claims. The Management Services Provider shall evaluate each Pending Policy Claim to determine whether the amount set forth in the Proof of Policy Claim Form is a Permitted Policy Claim or whether an Objection should be raised as to such Policy Claim in accordance with Section 4.1 hereof. The Management Services Provider may, from time to time, ask any Holder to supplement its Pending Policy Claim with further supporting documentation in order to evaluate and decide whether to Permit such Pending Policy Claim. Upon the determination by the Management Services Provider and the Rehabilitator that a Pending Policy Claim constitutes a Permitted Claim, such Policy Claim shall be considered a Permitted Policy Claim.
1.7No Re-Submission of Policy Claims. Unless required or permitted by the Rehabilitator, the Segregated Account or the Management Services Provider, a Holder shall not submit a Policy Claim to the Management Services Provider more than once or in more than one Proof of Policy Claim Form, including without limitation, any

Policy Claim previously submitted by a Holder to the Management Services Provider or the Segregated Account in accordance with the Interim Cash Payment Rules. For the avoidance of doubt, unless required by the Rehabilitator, the Segregated Account or the Management Services Provider, a Holder may not submit a subsequent Proof of Policy Claim Form for any portion of a Permitted Policy Claim not satisfied pursuant to any Payment, or for any Pending Claim, Disputed Claim, Late Claim or Disallowed Claim.
1.8No Duplicative Recovery. No Holder or Beneficial Holder of any securities insured by a Policy shall be entitled to receive consideration (whether from Payments, Recovery Amounts or other amounts received from any other source) on account of its Permitted Policy Claim that exceeds 100% of the amount of such Permitted Policy Claim, other than Accretion Amounts.
ARTICLE II
Payments on Permitted Policy Claims
2.1Interim Payments. Each Holder of a Permitted Policy Claim shall receive an Interim Payment unless (i) the Court or the Rehabilitator (in his sole and absolute discretion) has permitted an Alternative Resolution of such Permitted Policy Claim, or (ii) the Holder already received an Interim Payment in respect of such Permitted Policy Claim pursuant to the Interim Cash Payment Rules, as contemplated by Section 2.18 of these Payment Guidelines.
2.2Procedure for Interim Payments. If the Management Services Provider, the Rehabilitator or the Court has determined that a Pending Policy Claim constitutes a Permitted Policy Claim, the Segregated Account shall pay to the Holder of such Permitted Policy Claim an Interim Payment in Cash. Any Interim Payment in respect of a Permitted Policy Claim shall be made on the first Payment Date occurring after the Determination Date by which it was determined to be a Permitted Policy Claim. Such Interim Payment shall be paid by the Segregated Account to the account identified by the Holder in the Proof of Policy Claim Form relating to such Permitted Policy Claim; provided that, any Holder acting in its capacity as Trustee shall, in accordance with the provisions of the Transaction Documents relating to such Policy, distribute such Interim Payment (solely in respect of Insured Obligations) on the Bond Distribution Date immediately following the Payment Date on which such Interim Payment was made. For the avoidance of doubt, notwithstanding each Holder’s obligation to submit all Policy Claims covered by the same Policy on one Proof of Policy Claim Form and to identify therein each Insured Obligation (by CUSIP, if any) to which each such Policy Claim relates (as applicable), as set forth in Section 1.2 hereof, on each Payment Date the Rehabilitator or the Segregated Account shall pay to the Holder a single aggregate Interim Payment for all Permitted Policy Claims that relate to the same Policy.
2.3Increases to the Interim Payment Percentage. The Rehabilitator may increase the Interim Payment Percentage from time to time if, based on his analysis of the estimated liabilities and available claims-paying resources of the Segregated Account, the Rehabilitator has determined, in his sole and absolute discretion, that such action is equitable to the interests of the Holders of Policy Claims generally. The Rehabilitator shall announce his intention to increase the Interim Payment Percentage by filing with the Court and posting on the Website an IPP Notice. The Rehabilitator shall determine the amount of any increase in the Interim Payment Percentage in his sole and absolute discretion, based on such analysis. In determining whether an increase in the Interim Payment Percentage is equitable to the interests of the Holders of Policy Claims generally, the Rehabilitator shall consider whether, in conjunction with any such increase, a Deferred Payment should be made under Section 2.7 of these Payment Guidelines.
2.4Deferred Amounts. Unless the Court or the Rehabilitator (in his sole and absolute discretion) has permitted an Alternative Resolution of a Policy Claim, the Rehabilitator shall cause the Segregated Account to establish a Deferred Amount for each Policy in respect of which an Interim Payment has been made or has been deemed to be made pursuant to Section 2.18 of these Payment Guidelines, or in the case of a Policy that insures multiple Insured Obligations, each Insured Obligation insured by such Policy in respect of which an Interim Payment has been made or has been deemed to be made. In the case of Certain Multi-CUSIP Policies, the Deferred Amount relating to such Policies shall be established, allocated and/or paid in a manner that is substantially similar to the procedure shown in the “Reallocation of Deferred Loss Amount Example” attached hereto as Exhibit E, but in each case as determined by the Rehabilitator and communicated by the Management Services Provider to the Holder during the Reconciliation process described in Section 2.5 of these Payment Guidelines. In no event shall an uninsured bondholder receive or be allocated any Deferred Amount or Payment.
With respect to each such Policy or Insured Obligation, as the case may be, the Deferred Amount shall be: (A) as of the first Bond Distribution Date occurring after the first Interim Payment made or deemed made by the Segregated Account in respect of a Permitted Policy Claim relating to such Policy or Insured Obligation, the higher of (i) the amount equal to the Permitted Policy Claim Amount less the amount of any Payment and less any Recovery Amount, in each case established, paid or received with respect to such Policy or Insured Obligation since the immediately preceding Bond Distribution Date, and (ii) zero; and (B) as of each subsequent Bond Distribution Date, the higher of (i) the amount equal to the Deferred Amount as of the immediately preceding Bond Distribution Date, plus any Accretion Amounts accrued since the immediately preceding Bond Distribution Date, plus any Permitted Policy Claim Amount, less the amount of any Payment, less any Recovery Amount, and less any and all amounts which reduce the Deferred Amount pursuant to Sections 2.13, 4.2 and 4.3, in each case in this subparagraph (B)(i), as established, paid or received with respect to such Policy or Insured Obligation since the immediately preceding Bond Distribution Date, and (ii) zero.
2.5Reconciliation of Deferred Loss Amounts. On a semi-annual basis, in accordance with the schedule set forth below, the Management Services Provider, on behalf of the Segregated Account and the Rehabilitator, and any Holders of any outstanding Deferred Amounts, including those acting in their capacity as Trustee, shall reconcile the Deferred Loss Amounts relating to such Permitted Policy Claims. Such reconciliations (each, a “Reconciliation”) shall be completed with respect to each Policy in respect of which there is an outstanding Deferred Amount, or in the case of a Policy that insures multiple Insured Obligations, each Insured Obligation insured by a Policy by CUSIP (if any) in respect of which there is an outstanding Deferred Amount.
Provided that a Holder, and/or its paying agent or calculating agent, as applicable, has complied with any request of the Management Services Provider (as described below), the Management Services Provider shall complete each Reconciliation by delivering, no later than April 1 and October 1 of each year following the Effective Date (or if any such day is not a Business Day, the first Business Day following such day), a Reconciliation Notice relating to each Policy and the Insured Obligations insured thereunder by CUSIP, as the case may be, to the relevant Holder of the related Deferred Amount, using personal delivery, first class mail or electronic mail, showing the Management Service Provider’s calculation, as of the relevant Reconciliation Date (but not including any Payments made on or after such Reconciliation Date), of the Deferred Loss Amounts relating to such Insured Obligation or Policy. The Reconciliation Date for Reconciliation Notices delivered no later than April 1 shall be January 20 (or, if any such Reconciliation Date is not a Business Day, the first Business Day immediately preceding such Reconciliation Date) of the same calendar year, and the Reconciliation Date for Reconciliation Notices delivered no later than October 1 shall be July 20 of the same calendar year (or if any such Reconciliation Date is not a Business Day, the first Business Day immediately preceding such Reconciliation Date); provided, however, that the first Reconciliation Date following the Effective Date of the Plan shall be July 20, 2014, or the first Payment Date thereafter specified by the Rehabilitator, whichever is later. Following delivery of each of the semi-annual Reconciliation Notices contemplated by this Section 2.5, and, as necessary, completion of any dispute resolution proceedings described below, the Rehabilitator will post to the Website a schedule showing all outstanding Deferred Amounts, including the aggregate of all unpaid and outstanding Accretion Amounts.
The Management Services Provider or the Rehabilitator may, from time to time, ask a Holder to promptly provide, or cause its paying agent or calculating agent, as applicable, to promptly provide, information and/or further supporting documentation in order to evaluate a Deferred Loss Amount and/or a Reconciliation and/or in order to assist the Management Services Provider in preparing a Reconciliation Notice. Such Holder, paying agent or calculating agent shall be required to deliver any such information and/or supporting documentation within the time frame specified for delivery of such information in the reasonable request made by the Management Services Provider or the Rehabilitator and Section 2.9 hereof shall apply if the Holder, paying agent or calculating agent does not do so.
If a Holder wishes to dispute, for any reason, a Reconciliation Notice issued by the Management Services Provider, the Holder shall, no later than 45 days after delivery of such Reconciliation Notice (the “Opposition Period”), send to the Management Services Provider a written response to the Reconciliation Notice. Such written response (and any related written communications) shall be delivered by email to:
claimsprocessing@ambac.com
with a copy to:
claimsobjections@ambac.com.
The response must clearly set forth all facts and the legal basis, if any, for the opposition and the reasons why the Reconciliation Notice is incorrect. If no response is sent by the Holder within such Opposition Period, the Reconciliation shall be deemed final as of the relevant Reconciliation Date, and no further dispute resolution shall be permitted. If a response is submitted within such Opposition Period, the Rehabilitator shall resolve such dispute with the Holder in accordance with these Payment Guidelines and communicate such resolution to the Holder in writing. Only in the event that a response is submitted within such Opposition Period by the Holder, and the Management Services Provider issues a written resolution against the Holder (a “Resolution”), shall the Holder have the right to file a motion with the Court asserting that the Reconciliation Notice is incorrect. Any such motion must be filed by the Holder no later than the 30th day after the delivery of such Resolution to the Holder. If no motion is filed by the 30th day after the delivery of such Resolution to the Holder, the Reconciliation shall be deemed final as of the relevant Reconciliation Date and no further dispute resolution shall be permitted. If at any time, pursuant to this Section 2.5, the Reconciliation is deemed final and no further dispute resolution shall be permitted, the Management Services Provider and the Rehabilitator’s calculation of the Deferred Loss Amount shall apply for the purposes of these Payment Guidelines.
2.6Allocation Schedules. To assist with the Reconciliation process contemplated by this Article 2, following the receipt by a Holder of any Payment in respect of a Permitted Policy Claim under the Plan, such Holder receiving such Payment, or its paying agent or calculating agent, as applicable, shall, on or before the Allocation Schedule Deadline, submit to the Management Services Provider, by e-mail to claimsprocessing@ambac.com, a fully completed and duly executed Allocation Schedule in respect of the application of such Payment, in the form attached to the Proof of Policy Claim Form which is set forth in Exhibit B to these Payment Guidelines. Provided that the Allocation Schedule is submitted on or before the Allocation Schedule Deadline, an Allocation Schedule may be submitted either together with a Proof of Policy Claim Form relating to the Policy pursuant to which the relevant Payment was made or separately. The requirement to submit an Allocation Schedule may be waived by the Management Services Provider, in its sole and absolute discretion, if the information required by the Allocation Schedule is contained in a remittance, trust or other report, in a form acceptable to the Management Services Provider.
2.7Deferred Payments. The Rehabilitator may determine to make a Deferred Payment if, based on an analysis of the estimated liabilities and available claims-paying resources of the Segregated Account, the Rehabilitator has determined, in his sole and absolute discretion, that such action is equitable to the interests of the Holders of Policy Claims generally. The Rehabilitator shall announce his intention to make a Deferred Payment, by filing with the Court and posting on the Website a Deferred Payment Notice. The Rehabilitator shall determine the Deferred Payment Percentage in connection with any such Deferred Payment in his sole and absolute discretion, based on such analysis. In determining whether a Deferred Payment is equitable to the interests of the Holders of Policy Claims generally, the Rehabilitator shall consider whether, in conjunction with any such Deferred Payment, among other things, the Interim Payment Percentage should be increased under Section 2.3 of these Payment Guidelines. Deferred Payment Notices shall identify the Deferred Payment Percentage and the anticipated Deferred Payment Date for the Deferred Payment.
2.8Surplus Note Payments. On or about the Deferred Payment Date when any Deferred Payment is made, the Segregated Account shall pay the holder of each outstanding Surplus Note an amount equal to the product of (i) the Deferred Payment Percentage applicable to such Deferred Payment and (ii) the sum of the principal and accrued but unpaid interest outstanding, as of the immediately preceding Reconciliation Date, under each such Surplus Note. Any such payment shall be applied in accordance with the terms of the Surplus Notes and any applicable fiscal agency agreement, and shall be deemed approved by OCI in accordance with Wis. Stat. § 611.33(2)(d).

2.9Eligibility for Deferred Payments. A Holder of a Permitted Policy Claim shall not be eligible to receive a Deferred Payment announced by the Rehabilitator pursuant to these Payment Guidelines until the later of the relevant Deferred Payment Date and the Payment Date following the first Determination Date on which (i) it and each Beneficial Holder of the Insured Obligation relating to such Permitted Policy Claim, and any paying agent or calculating agent, as applicable, are not in violation of the Plan, the Injunction, these Payment Guidelines, or any other order of the Court relating to the Segregated Account, (ii) all Reconciliations of Deferred Loss Amounts relating to such Insured Obligation have been finally determined in accordance with these Payment Guidelines, and (iii) it, or its’ paying agent or calculating agent, as applicable, has provided all information and supporting documentation reasonably requested by the Rehabilitator and the Management Services Provider pursuant to these Payment Guidelines.
2.10Procedure for Deferred Payments. For each Holder eligible to receive a Deferred Payment announced by the Rehabilitator pursuant to Section 2.7, as determined by the Rehabilitator in his sole and absolute discretion, the Segregated Account shall, on or before the Deferred Payment Date, in satisfaction of its liabilities under the Permitted Policy Claim (insofar as they relate to the portion of such Deferred Payment Amount attributable to the Deferred Loss Amount), pay the Deferred Payment relating to such Insured Obligation to the relevant Holder or a Paying Agent, as applicable, in an amount equal to the product of (i) the Deferred Payment Percentage announced by the Rehabilitator and (ii) the sum of (y) the Deferred Loss Amount set forth in the most recent Reconciliation Notice (or, if a Holder has disputed a Reconciliation Notice in accordance with the procedures set forth in Section 2.5 of these Payment Guidelines, the Deferred Loss Amount determined as a result of such dispute resolution procedures) and (z) the aggregate of all outstanding Accretion Amounts posted by the Rehabilitator to the Website pursuant to Section 2.5 of these Payment Guidelines. Any Holder acting in its capacity as Trustee shall, on the Bond Distribution Date immediately following the Deferred Payment Date on which the Deferred Payments were made, distribute to the Beneficial Holders all Deferred Payment Amounts (a) in respect of Deferred Loss Amounts, in accordance with the most recent Reconciliation Notice (or, if a Holder has disputed a Reconciliation Notice in accordance with the procedures set forth in Section 2.5 of these Payment Guidelines, then in accordance with the result of such dispute resolution procedures), and (b) in respect of Accretion Amounts, in accordance with the written direction of the Management Services Provider, on behalf of the Rehabilitator. If any Accretion Amounts are paid to a Holder in its capacity as Trustee or other paying agent for and on behalf of Beneficial Holders, such Holder shall establish a separate account solely for the purpose of paying Accretion Amounts and such amounts shall not be paid to or through any trust or REMIC to any Beneficial Holder.
2.11Paying Agent Obligations. If, in accordance with the Plan, the Segregated Account has retained and elects to use (in the sole and absolute discretion of the Rehabilitator) a Paying Agent in connection with any Deferred Payment relating to an Insured Obligation, then the Paying Agent, unless otherwise directed by the Rehabilitator, shall: (i) on the Deferred Payment Date, distribute all Deferred Payment Amounts in respect of Deferred Loss Amounts relating to such Insured Obligation to the Holder of the relevant Permitted Policy Claim using the account information provided in the most recent Proof of Policy Claim Form, and such Holder shall then distribute such Deferred Loss Amounts to the Beneficial Holders of such Insured Obligations to which such Deferred Loss Amounts apply; and (ii) on or before the next occurring Bond Distribution Date relating to the relevant Insured Obligation, distribute any Deferred Payment Amounts in respect of Accretion Amounts directly to the then-current (or, when a Deferred Loss Amount has been reduced to zero, the last) Beneficial Holders of the Insured Obligation via DTC or in such other manner that is reasonably available to the Paying Agent. All Trustees shall permit, and provide any authorization, direction or special direction (but not indemnification) needed for, the Segregated Account, AAC, any Paying Agent and/or DTC to make, process and/or accept any Payments (including, without limitation, Accretion Amounts) contemplated by these Payment Guidelines.
2.12Reimbursements on Policy Claims. Notwithstanding the Proceeding, any provisions of the Interim Cash Payment Rules, the Plan, the Disclosure Statement and/or any amendments thereto, unless waived in writing by the Management Services Provider or the Rehabilitator (following consultation with AAC), AAC shall be entitled to collect any Reimbursement Amounts that it becomes, or is, entitled to receive under the Transaction Documents in relation to any: (i) payments made prior to the Petition Date pursuant to, and in accordance with, the applicable Policy and any related Transaction Documents; (ii) payments made according to the Interim Cash Payment Rules; (iii) Payments made (other than Accretion Amounts); and (iv) other amounts paid by or on behalf of the Segregated Account in respect of an Insured Obligation, and in any case where such payment is made by a Person other than AAC, then in each such case as if AAC had paid such amount under the relevant Policy to the Holder directly.
2.13Recoveries on Policy Claims. Notwithstanding the Proceeding, any provisions of the Interim Cash Payment Rules, these Payment Guidelines, the Plan, the Disclosure Statement and/or any amendments or supplements thereto, the Segregated Account shall be entitled, in the Rehabilitator’s sole and absolute discretion, to reduce its obligations under the Plan to the Holders of Permitted Policy Claims by any Recovery Amounts attributable to such Holders or the relevant Insured Obligations, whether by: (i) reducing the amount of any Payments to such Holders; (ii) reducing the Deferred Amount(s) established for such Holders in accordance with Section 2.4 of these Payment Guidelines; or (iii) if the applicable Transaction Documents so provide, reducing the current month’s Claim under such Policy. No Holder, Trustee or Beneficial Holder may apply a Recovery Amount in a manner inconsistent with the determination by the Segregated Account pursuant to this Section 2.13.
2.14Supplemental Payments. The Rehabilitator may, at any time, direct the Management Services Provider to make a Supplemental Payment to any Holder of a Permitted Policy Claim. Supplemental Payments may be made in one lump sum, or in varying proportions in certain months or time periods as appropriate, and may include, on a case-by-case basis, payments of all or a portion of any Deferred Amount. The Rehabilitator shall use his (sole and absolute) discretion to monitor and manage Supplemental Payments to maximize Reimbursement Amounts, and to minimize Supplemental Payments in excess of the available reimbursements.
2.15Special Policy Payments. The Rehabilitator may, at any time, direct the Management Services Provider to make a Special Policy Payment. Special Policy Payments may be made in one lump sum, or in varying proportions in certain months or time periods as appropriate, and may include, on a case-by-case basis, payments of all or a portion of any Deferred Amount.
2.16Assignment of Rights. Without prejudice to (i) the terms and provisions of the applicable Policy and any related Transaction Document and (ii) any assignment previously executed, whether pursuant to a Proof of Policy Claim Form or otherwise, upon receipt of any Payment or any other amount paid by or on behalf of the Segregated Account, each Holder (for and on behalf of its Beneficial Holders, if such Holder is a Trustee) of such Permitted Policy Claim shall be deemed to have assigned its rights relating to the amount of such Payment under the Transaction Document(s) to AAC.
2.17Payments of ACP Obligations. Any Payment made in respect of a Permitted Policy Claim that relates to an obligation of ACP under a related credit default swap shall be deemed payment by ACP of its obligations under such related credit default swap to the extent of such Payment.
2.18Treatment of Policy Claims Paid Prior to the Effective Date. On the Effective Date, each Policy Claim paid pursuant to the Interim Cash Payment Rules shall be deemed to be Permitted under the Plan, effective as of the date of such payment. In all respects, such Policy Claim shall be treated in a manner consistent with the treatment of other Permitted Policy Claims under the Plan. By way of example only, any payment made pursuant to the Interim Cash Payment Rules (other than a Supplemental Payment or a Special Policy Payment) shall be deemed to have been an Interim Payment, and a Deferred Amount shall be established and calculated for such Claim in accordance with Section 2.4 of these Payment Guidelines, including Accretion Amounts commencing on the next Bond Distribution Date after which the first Interim Payment was deemed to be paid (regardless of whether or when such Deferred Amount is ultimately paid by a Deferred Payment, Supplemental Payment, Special Policy Payment, or otherwise). In the event that the Interim Payment Percentage is greater than 25% on the Effective Date of the Plan, the Rehabilitator shall direct the Management Services Provider to make a Deferred Payment to each Holder of a Policy Claim who received an Interim Payment pursuant to the Interim Cash Payment Rules and who is eligible for such Deferred Payment pursuant to these Payment Guidelines, based upon a Deferred Payment Percentage equal to (x) such Interim Payment Percentage in excess of 25%, divided by (y) 75%, with the Deferred Amount being calculated in accordance with Section 2.4 of these Payment Guidelines. Any subsequent increases to the Interim Payment Percentage or any Deferred Payment for Claims paid pursuant to the Interim Cash Payment Rules shall be made in accordance with Sections 2.3 and 2.7 of these Payment Guidelines. All other Policy Claims in respect of which the Segregated Account made pre-Effective Date payments shall be treated in a manner consistent with the treatment of other Permitted Policy Claims under the

Plan. By way of example only, any payments made pursuant to the Supplemental Payments Order shall be deemed to have been Supplemental Payments, and any payments made pursuant to the Special Policy Payments Order shall be deemed to have reduced the Deferred Amounts established for such Holders in accordance with Section 2.4 of these Payment Guidelines.
ARTICLE III
General Claims Procedure
3.1General Claims Administration. Pursuant to the Management Services Agreement, the Rehabilitator has engaged the Management Services Provider to assist him and the Segregated Account in processing all General Claims. The Management Services Provider is responsible for administering, disputing, objecting to, compromising or otherwise resolving all General Claims in accordance with the Plan and the Segregated Account Operational Documents, together with any other rules or guidelines issued by the Rehabilitator or the Special Deputy Commissioner under any of the foregoing, all existing orders of the Court and the specific directions of the Rehabilitator or the Special Deputy Commissioner.
3.2Submission of General Claims. Each Holder of a General Claim, including any General Claim arising prior to the Effective Date (other than a General Claim that was, is or becomes the subject of an Alternative Resolution), shall submit to the Management Services Provider such General Claim in accordance with, and including such information as is required by, the provisions of the underlying instrument(s) or contract(s) giving rise to or governing the submission of such General Claim, if any. Each such General Claim submitted in accordance with this Section shall be referred to as a Pending General Claim.
3.3Timing for Submission of General Claims. A Holder shall not submit a General Claim any earlier than permitted under the underlying instrument(s) or contract(s) giving rise to or governing the submission of such General Claim; provided, however, that a Holder shall submit a General Claim in a timely manner such that it is determined not to be a Late Claim.
3.4Pending General Claims. No General Claim shall become a Pending General Claim unless the Holder of such General Claim fully and properly complies with the Plan and these Payment Guidelines, including without limitation the requirements of Sections 3.2 and 3.3 hereof, as applicable, and with any other guidelines or further directions issued by the Rehabilitator.
3.5Evaluation of Pending General Claims. The Management Services Provider shall evaluate each Pending General Claim to determine whether such Pending General Claim is a Permitted Claim or whether an Objection should be raised as to such General Claim in accordance with Section 4.1 hereof. The Management Services Provider may, from time to time, ask any Holder to supplement its Pending General Claim with further supporting documentation in order to evaluate and decide whether to Permit such Pending General Claim. Upon the determination by the Management Services Provider or the Rehabilitator that a Pending General Claim constitutes a Permitted Claim, such General Claim shall be considered a Permitted General Claim.
3.6No Re-Submission of General Claims. Unless required by the Rehabilitator, the Segregated Account or the Management Services Provider, a Holder shall not submit the same General Claim to the Management Services Provider more than once.
3.7Junior Deferred Amounts. Unless the Court or the Rehabilitator (in his sole and absolute discretion) has permitted an Alternative Resolution of a General Claim, the Rehabilitator shall cause the Segregated Account to establish a Junior Deferred Amount with respect to each Permitted General Claim on the Payment Date immediately following the date on which such General Claim is determined to be a Permitted General Claim.
3.8Junior Deferred Payments. No part of any Junior Deferred Amount shall be payable until such time as the Rehabilitator announces that a Junior Deferred Payment will be made. The Rehabilitator may announce his intention to make a Junior Deferred Payment by filing with the Court and posting on the Website a Junior Deferred

Payment Notice if, based on an analysis of the estimated liabilities and available claims-paying resources of the Segregated Account, the Rehabilitator has determined, in his sole and absolute discretion, that such action is generally equitable to the interests of the Holders of Permitted Policy Claims and General Claims. The Rehabilitator shall determine the Junior Deferred Payment Percentage in connection with each Junior Deferred Payment in his sole and absolute discretion, based on such analysis. On or about the Deferred Payment Date when any Junior Deferred Payment is made, the Segregated Account shall pay the holder of each outstanding Junior Surplus Note an amount equal to the product of (i) the Junior Deferred Payment Percentage applicable to such Junior Deferred Payment and (ii) the sum of the principal and interest then outstanding under each such Junior Surplus Note. Any such payment shall be applied in accordance with the terms of the Junior Surplus Notes, and shall be deemed approved by OCI in accordance with Wis. Stat. § 611.33(2)(d).
3.9Procedure for Junior Deferred Payments. Promptly following the announcement of a Junior Deferred Payment, the Management Services Provider and the Holders of Permitted General Claims shall reconcile the amount to be paid. The Rehabilitator may ask any Holder to supplement its General Claim with further supporting documentation. If the parties are unable to reconcile the amount to be paid, each of the Holder and the Management Services Provider shall have the right to file a motion with the Court seeking resolution of the dispute.
The Management Services Provider shall make any Junior Deferred Payments to the Holder of the applicable Permitted General Claim in an amount equal to the Junior Deferred Payment Percentage announced by the Rehabilitator, multiplied by the Junior Deferred Amount with respect to such General Claim as of the date of the Junior Deferred Payment Notice. Such Junior Deferred Payment shall be made on the Payment Date that next follows the date on which the reconciliation required by this Section 3.9 is completed. All Junior Deferred Payments shall be made by the Management Services Provider to the account of the Holder identified in the General Claim submitted by the Holder.
ARTICLE IV
Claims Resolution Procedures
4.1Disputed Claims. The Rehabilitator or the Management Services Provider may raise an Objection to any Pending Claim on any ground, including, but not limited to, the ground that the Rehabilitator or the Management Services Provider lacks sufficient information to evaluate such Pending Claim, that the amount submitted as a Claim is not valid, or that such Claim is a Duplicate Claim or a Late Claim, by providing the Holder of the Claim or the Holder’s representative (as applicable) with written notice of the substance of the Objection. The Rehabilitator or the Management Services Provider may, in their discretion, raise an Objection to all or any portion of a Pending Claim. No later than the sixtieth (60th) day after the delivery of such written notice of Objection to the Holder (the “Opposition Period”), the Holder, if it wishes to dispute such Objection, shall send to the Management Services Provider a written response to the Objection. Such written response (and any related written communications) shall be delivered by email to:
claimsprocessing@ambac.com
with a copy to:
claimsobjections@ambac.com
The response must clearly set forth all facts and the legal basis, if any, for the opposition and the reasons why the Claim should be a Permitted Claim. If no response is sent by the Holder within such Opposition Period, the Claim, or the portion in respect of which the Rehabilitator has raised an Objection, as applicable, shall become a Disallowed Claim without order of the Court and no further dispute resolution shall be permitted. If a response is submitted within such Opposition Period, the Rehabilitator shall resolve such dispute in accordance with these Payment Guidelines (including by considering any excusable neglect, in the case of a Late Claim) and communicate such resolution to the Holder in writing (a “Resolution”). Only in the event that a response is submitted within such Opposition Period by the Holder and the Rehabilitator issues a written Resolution that such Disputed Claim is fully or partially a Disallowed Claim, shall the Holder have the right to file a motion with the Court asserting that the Rehabilitator improperly disallowed all or any portion of such Claim. Any such motion must be filed by the Holder no later than the thirtieth (30th) day after the delivery of such Resolution to the Holder.
4.2Setoffs. The Rehabilitator may set off in whole or in part against any Permitted Claim or any Payment, Deferred Amount, Junior Deferred Amount, or any other amount established, paid or payable by or on behalf of the Segregated Account on account of such Permitted Claim, all claims, rights, and causes of action of any nature that the Rehabilitator, AAC or the Segregated Account may have against the Holder of such Permitted Claim that are not otherwise waived, released, or compromised in accordance with the Plan. Neither the failure to effect such a setoff nor the determination that any Claim is Permitted under the Plan will constitute a waiver or release by the Rehabilitator, AAC or the Segregated Account of any such claims, rights, and causes of action, notwithstanding any compulsory counterclaim rules or requirements to the contrary.
4.3Subsequent Adjustments. If the Rehabilitator or the Management Services Provider determines that any amount of the Cash received by the Holder of a Permitted Claim as a Payment, a payment under the Interim Cash Payment Rules, or any other amount paid by or on behalf of the Segregated Account in respect of a particular Insured Obligation was incorrect, the Rehabilitator or the Management Services Provider may, as necessary to account for such error: (i) recoup from the Holder the amount of such Payments or other amounts paid by the Segregated Account; (ii) adjust the amount of the Cash paid in respect of the relevant Insured Obligation in one or more subsequent Payments of other Permitted Claims; or (iii) reduce the Holder’s then applicable Deferred Amount or Junior Deferred Amount for the relevant Insured Obligation (each, a “Subsequent Adjustment”), by providing the Holder of the Permitted Claim or the Holder’s representative (as applicable) with a Subsequent Adjustment Notice. No later than the sixtieth (60th) day after the delivery of the Subsequent Adjustment Notice to the Holder (the “Opposition Period”), the Holder, if it wishes to dispute such Subsequent Adjustment, shall send to the Management Services Provider a written response to the Subsequent Adjustment Notice. Such written response (and any related written communications) shall be delivered by email to:
claimsprocessing@ambac.com
with a copy to:
claimsobjections@ambac.com
The response must clearly set forth all facts and the legal basis, if any, for the opposition to the Subsequent Adjustment. If no response is sent by the Holder within such Opposition Period, the Management Services Provider may make a Subsequent Adjustment and no further dispute resolution shall be permitted. If a response is submitted within such Opposition Period, the Rehabilitator shall resolve such dispute in accordance with these Payment Guidelines and communicate such resolution to the Holder. Only in the event that a response has been submitted by the Holder within such Opposition Period and the Rehabilitator nevertheless determines that a Subsequent Adjustment is necessary (a “Resolution”), shall the Holder have the right to file a motion with the Court asserting that the Subsequent Adjustment was improper. Any such motion must be filed by the Holder no later than the thirtieth (30th) day after the delivery of the Resolution to the Holder.
4.4Disputes Pending on the Effective Date. Any Policy Claim disputes or objections that are pending on the Effective Date shall be resolved in accordance with the procedures set forth in the Interim Cash Payment Rules; provided, however, that any motion asserting that the Rehabilitator improperly disallowed all or any portion of the Policy Claim (as contemplated by the Interim Cash Payment Rules) shall be filed on or before the date that is: (i) thirty (30) days after (ii) the later of (A) the Effective Date and (B) the date on which the Rehabilitator determined that the Disputed Claim was fully or partially a Disallowed Claim, or, if any such day is not a Business Day, the immediately following Business Day.
4.5Disallowed Claims on or prior to the Effective Date. Any Claim which has been Disallowed on or prior to the Effective Date pursuant to the Interim Cash Payment Rules shall be, and shall continue to be, Disallowed under these Payment Guidelines.

ARTICLE V
Miscellaneous
5.1Governing Law. The rights and obligations arising under these Payment Guidelines shall be governed by, and construed and enforced in accordance with, the laws of the State of Wisconsin, without giving effect to the principles of conflicts of law thereof.
5.2Prior Orders and Agreements. Subject to these Payment Guidelines and the Plan, the prior orders of the Court shall remain in full force and effect throughout the period of administration of the Plan. These orders include, without limitation, the Rehabilitation Order and the Injunction. Nothing in the Plan alters prior agreements or arrangements approved by the Rehabilitator with respect to the Segregated Account or any liability in respect of any Policy or other liability allocated to the Segregated Account.
5.3Retention of Jurisdiction. Following the Effective Date, the Court shall retain exclusive jurisdiction over the Proceeding in accordance with the Act to ensure that the purposes and intent of the Plan and these Payment Guidelines are carried out. Without limiting the generality of the foregoing, and except as otherwise provided in the Plan or these Payment Guidelines, the Court shall also expressly retain exclusive jurisdiction:
A.to hear and determine Objections to Disputed Claims and disputes relating to Reconciliation Notices and/or Subsequent Adjustments;
B.to hear, determine and enforce causes of action that may exist by or against the Segregated Account or by or against the General Account or AAC or the Management Services Provider in regards to the Segregated Account;
C.for all purposes pertaining to the treatment or classification of Claims;
D.to enter such orders and injunctions as are necessary to enforce the respective title, rights, and powers of the Segregated Account, the terms of the Plan and these Payment Guidelines, and to impose such limitations, restrictions, terms, and conditions on such title, rights, and powers as the Court may deem necessary;
E.to enter an order closing the Proceeding;
F.to correct any defect, cure any omission, or reconcile any inconsistency in the Plan, these Payment Guidelines or in any order of the Court as may be necessary to implement the purposes and intent of the Plan and these Payment Guidelines;
G.to determine any motions, applications, and other contested matters that may be pending on the Effective Date;
H.to consider any amendment or modification of the Plan or any documents related to the Plan;
I.to determine controversies, suits, and disputes that may arise in connection with the interpretation, enforcement, or consummation of the Plan or these Payment Guidelines;
J.to consider and act on the compromise and settlement of any Claim against or cause of action by or against the Segregated Account or in relation to Policies and other liabilities allocated to the Segregated Account arising under or in connection with the Plan;
K.to determine such other matters or proceedings as may be provided for under the Act, the Plan, or in any order or orders of the Court, including, but not limited to, the Confirmation Order or any order that may arise in connection with the Plan, the Proceeding, or the Confirmation Order; and

L.to interpret and enforce, and determine questions and disputes regarding, the injunctions, releases, exculpations, and indemnifications provided for or set forth in the Plan or the Confirmation Order.
5.4Immunity and Indemnity. The immunity and indemnity provisions in Sections 9.01 and 9.02 of the Plan are incorporated here in full by reference as if fully set forth.
5.5Amendment and Modification of These Guidelines. Upon written notice by the Rehabilitator or his counsel to all parties included on the Court-approved electronic service list and a posting on the Website, these Payment Guidelines may be supplemented, modified, altered or withdrawn in the Rehabilitator’s discretion.
5.6Implementation. The Rehabilitator and Management Services Provider shall take all steps, and execute all documents, necessary to effectuate the provisions of these Payment Guidelines.
5.7Limitation of Recovery. Other than in respect of Accretion Amounts, nothing in these Payment Guidelines shall cause to inure to the benefit of any Holder of a Policy Claim, General Claim or any other Claim any greater right than that which would have existed were the Segregated Account not in rehabilitation.
5.8Successors and Assigns. The rights, benefits, and obligations of any Person named or referred to in these Payment Guidelines shall be binding upon, and shall inure to the benefit of, the heirs, executors, administrators, successors, or assigns of such Person.
5.9Inconsistency. With respect to making Payments on Permitted Claims, these Payment Guidelines shall supersede any inconsistent provisions of the Plan, the Interim Cash Payment Rules or the Disclosure Statement that provide or impose rules, procedures, guidelines and/or obligations for, or on, any Person for the submission to and the evaluation, processing and payment of Claims by the Segregated Account.
5.10No Admissions. Notwithstanding anything herein to the contrary, nothing contained in these Payment Guidelines shall be deemed an admission by any Person with respect to any matter set forth herein.
5.11Notice. Except as otherwise specified herein, any notice permitted or required to be delivered by these Payment Guidelines may be delivered personally, by mail or by e-mail. Any such notice shall be deemed to have been duly delivered on the date (i) on which such notice is personally delivered, (ii) falling two (2) Business Days after the mailing by first class mail, postage prepaid, or by express delivery service of such notice, or (iii) on which such notice is sent by electronic mail (with a delivery receipt received from the addressee), (A) in the case of a Holder, to the address or e-mail address specified in the Proof of Policy Claim Form relating to the relevant Policy Claim, (B) in the case of the Management Services Provider, unless otherwise specified herein, to Ambac Assurance Corporation, One State Street Plaza, New York, New York 10004, or in the case of electronic mail, claimsprocessing@ambac.com and any other e-mail address specified herein, and (C) in the case of the Rehabilitator and the Segregated Account, to the address advised to the parties by the Rehabilitator in writing from time to time.
5.12Filing of Additional Documents. The Rehabilitator may file with the Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of these Payment Guidelines.
5.13Returned Payments. In the event that a Holder (including any Holder acting as Trustee) rejects or returns a Payment to the Management Services Provider (other than for clerical or administrative error), the Segregated Account, AAC or the Rehabilitator for any reason, the amount thereof shall revert to AAC, notwithstanding any applicable federal or state escheat, abandoned, or unclaimed property laws, and the corresponding Claim of any such Holder to such Payment shall be released and forever barred, except in the sole and absolute discretion of the Rehabilitator.
5.14Terminated Trusts. Notwithstanding the terms of any Transaction Documents to the contrary, at no time throughout the effective duration of the Plan shall any Trustee acting on behalf of and for the benefit of Beneficial Holders, or any other person, be permitted to terminate the trust or an indenture relating to a Policy, or to extinguish or retire, or cause to be extinguished, retired, or terminated, any Insured Obligation insured by such Policy in respect of which a Deferred Amount is continuing, without the express, written consent of AAC and the Rehabilitator. If the terms of the Transaction Documents at any time permit termination, extinguishment or retirement of an Insured Obligation or a trust or indenture, then in such event the Trustee shall, at its election, either (a) continue to serve as Trustee on the same terms and conditions set forth in the Transaction Documents but at rates authorized by the Rehabilitator, or (b) assign all of its rights and obligations under such Transaction Documents to a trustee/agent designated by the Rehabilitator. Where possible, upon termination, extinguishment or retirement of an Insured Obligation or a trust or indenture, it is not the intention of the Rehabilitator to continue the services required of a Trustee beyond those services necessary to effectuate the Plan, including, but not limited to, the effectuation of Recovery Amounts, Reimbursement Amounts, Reconciliations, Payments and Deferred Payments.

EXHIBIT A
DEFINITIONS
Capitalized terms used in these Payment Guidelines shall have the following meanings, unless otherwise defined herein:
“AAC” means
Ambac Assurance Corporation.
“Accretion Amounts”
means, in respect of any Insured Obligation or any Permitted General Claim which has a related Deferred Amount or Junior Deferred Amount outstanding, on any Bond Distribution Date on which such Deferred Amount or Junior Deferred Amount is to be calculated, accretion on such outstanding Deferred Amount or Junior Deferred Amount at the Accretion Rate from the immediately preceding Bond Distribution Date to the calculation date.
“Accretion Rate” means, in respect of any Deferred Amount or Junior Deferred Amount, a rate compounded monthly (using 30/360 day count convention) to produce an effective annual rate of 5.1%, except that in Undercollateralized transactions, the portion of any Deferred Loss Amount attributable to the unpaid principal loss or balance of an Insured Obligation shall accrete at an effective annual rate, as determined by the Rehabilitator on a periodic basis, equal to the greater of (i) the monthly Accretion Rate, as calculated above, less the applicable Bond Interest Rate (as adjusted from time to time), and (ii) zero.
“ACP”
means Ambac Credit Products, LLC.
“Act”
means the Wisconsin Insurers Rehabilitation and Liquidation Act, Wis. Stat. § 645.01 et. seq.
“Allocation Schedule” shall have the meaning given to such term in the Proof of Policy Claim Form.
“Allocation Schedule Deadline” means, in respect of any Payment received by a Holder, the date that is two (2) Business Days following the date on which such Payment was distributed to the Beneficial Holders of an Insured Obligation.
“Alternative Resolution”
means the process defined in Section 3.06 of the Plan pursuant to which the Rehabilitator may negotiate a resolution of certain Claims.
“Amendments”
means the amendments to the Plan dated June 12, 2014, and made effective on the Effective Date.
“Beneficial Holder(s)”
means, in respect of any Insured Obligation, the beneficial holder(s) of such Insured Obligation insured by a Policy.
“Bond Distribution Date”
means, in respect of an Insured Obligation, the monthly date on which scheduled interest and/or principal payments are due, or would be due (absent any acceleration, termination, extinguishment or legal final maturity of such Insured Obligation), from the issuer of the relevant Insured Obligation to the Beneficial Holders of such Insured

Obligation, or, if payment of scheduled interest and/or principal in relation to any such Insured Obligation is not or would not have been due on a monthly basis, each Payment Date.
“Bond Interest Rate” means, in respect of any Insured Obligation subject to Undercollateralization, on any Bond Distribution Date on which Accretion Amounts are to be calculated, the applicable annualized interest rate that a Holder would be entitled to receive on such Bond Distribution Date for the relevant Insured Obligation in accordance with, and subject to, the terms and conditions of the relevant Transaction Documents relating to such Insured Obligations.
“Business Day”
means a day other than a Saturday, Sunday or any other day on which commercial banks in New York, New York are authorized or required by law to close.
“Cash”
means legal tender of the United States of America payable in immediately available funds, such as a wire transfer, bank or cashier’s check, or its equivalent in foreign currency for any transactions denominated in such foreign currency.
“Certain Multi-CUSIP Policies”
means Policies that insure multiple Insured Obligations under a transaction where Payments made by the Segregated Account are to be allocated by a Holder to Beneficial Holders of different Insured Obligations in the order and priority prescribed by the Transaction Documents. An example showing the reallocation of Deferred Loss Amounts for Certain Multi-CUSIP Policies is attached hereto as Exhibit E.
“Claim”
means any right to payment from the Segregated Account, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, equitable, legal, secured, or unsecured, and regardless of when such right arises.
“Claim Period”
shall have the meaning given to such term in the Proof of Policy Claim Form.
“Claim Schedule” shall have the meaning given to such term in the Proof of Policy Claim Form.
“Commissioner”
means the Commissioner of Insurance of the State of Wisconsin.
“Confirmation Order”
means the Decision and Final Order Confirming the Rehabilitator’s Plan of Rehabilitation, with Findings of Fact and Conclusions of Law, entered by the Court on January 24, 2011.
“Cooperation Agreement”
means the Cooperation Agreement, by and between the Segregated Account, the Rehabilitator, AAC and Ambac Financial Group, Inc., effective March 24, 2010, as amended as of March 14, 2012, and as further amended, supplemented or modified from time to time.
“CUSIP”
means, in respect of any security, the security as identified by the number allocated to such security pursuant to the Committee on Uniform Securities Identification Procedures.
“Deferred Amount”

means with respect to each Insured Obligation (identified by its CUSIP, if any), in respect of which a Policy Claim has been Permitted and an Interim Payment made, the amount established by the Segregated Account as a Deferred Amount pursuant to the procedure set forth in these Payment Guidelines. For each Insured Obligation (identified by its CUSIP, if any) in respect of which a Policy Claim has been deemed Permitted and an Interim Payment deemed made prior to the Effective Date in accordance with the Interim Cash Payment Rules and Section 2.18 of these Payment Guidelines, the amount determined to be the Deferred Amount in accordance with Section 2.4 of these Payment Guidelines. The Deferred Amount for any such Insured Obligation shall be equal to the sum of the Deferred Loss Amount and its Accretion Amounts.
“Deferred Loss Amount”
means, with respect to each Insured Obligation in respect of which a Policy Claim has been Permitted and an Interim Payment made or deemed to be made, the Deferred Amount excluding the aggregate of all Accretion Amounts relating to such Insured Obligation.
“Deferred Payment”
means a Payment of all or any portion of a Deferred Amount to be made in accordance with these Payment Guidelines.
“Deferred Payment Amount”
means, in connection with any Deferred Payment, the amount, in Cash, paid in respect of the Deferred Amount established for such Permitted Policy Claim.
“Deferred Payment Date”
means the Payment Date of any Deferred Payment or the date of any Junior Deferred Payment.
“Deferred Payment Notice”
means any notice filed by the Rehabilitator with the Court and posted on the Website to announce a Deferred Payment, which notice shall identify the Deferred Payment Percentage and announce the anticipated Deferred Payment Date.
“Deferred Payment Percentage”
means the percentage of each Deferred Amount to be satisfied in a Deferred Payment, as announced by the Rehabilitator.
“Determination Date”
means the fifteenth (15th) day of each month (or, if any such day is not a Business Day, the immediately following Business Day), subject to change in the sole and absolute discretion of the Rehabilitator.
“Disallowed Claim”
means a Claim that has been determined by the Rehabilitator or the Management Services Provider to constitute a Duplicate Claim or a Late Claim, or that the Rehabilitator or the Management Services Provider has otherwise determined should not be Permitted, in each case in accordance with the provisions of these Payment Guidelines.
“Disclosure Statement”
means the Disclosure Statement Accompanying Plan of Rehabilitation filed with the Court on October 8, 2010, as amended, modified or supplemented from time to time.
“Disputed Claim”

means a Claim as to which an Objection has been raised by the Rehabilitator or the Management Services Provider and which has not been released, satisfied, terminated, commuted or otherwise extinguished or become a Permitted Claim or a Disallowed Claim.
“DTC”
means The Depository Trust Company, a clearing agency registered with the Securities and Exchange Commission or any successor entity thereto.
“Duplicate Claim”
means any Claim with respect to which the Rehabilitator or the Management Services Provider has determined, in the Rehabilitator’s sole and absolute discretion, that (i) the payment obligation of the Segregated Account under the provisions of the underlying instrument or contract giving rise to such Claim or (ii) the underlying risk of loss insured pursuant to the provisions of the Policy or other Transaction Document(s) giving rise to such Claim is the subject of, or is, a Pending Claim, Disputed Claim, Late Claim, Disallowed Claim or a Permitted Claim.
“Effective Date”
means the day on which the Plan is effective, as determined, and announced by the Rehabilitator, in accordance with Article 5 of the Plan.
“General Account”
means the general account of AAC.
“General Claims”
means all Claims which are not Administrative Claims or Policy Claims, and are not otherwise entitled to priority under the Act or an order of the Court, including, but not limited to, any Claim submitted under a reinsurance agreement allocated to the Segregated Account, as identified in Exhibit F to the Plan of Operation.
“Holder”
means any Person (other than a Beneficial Holder) holding (i) a Claim, including, in the case of a Policy Claim, the named beneficiary of the related Policy, (ii) a Deferred Amount, or (iii) a Junior Deferred Amount.
“Injunction”
means the Order for Temporary Injunctive Relief entered by the Court on March 24, 2010, made permanent by the Confirmation Order, and the related Order Granting Rehabilitator’s Motion to Confirm and Declare the Scope of the Relief Issued Under this Court’s Prior Order for Injunctive Relief, dated September 12, 2012.
“Insured Obligation”
means in respect of any Policy Claim, an obligation guaranteed by the Segregated Account under or pursuant to the relevant Policy or Policies. A Policy may provide financial guaranty insurance in respect of more than one Insured Obligation, each Insured Obligation as identified by its CUSIP, if any.
“Interim Cash Payment Rules”
means the Rules Governing the Submission, Processing and Partial Payment of Policy Claims of the Segregated Account of Ambac Assurance Corporation in Accordance with the June 4, 2012 Interim Cash Payment Order, filed with the Court and effective August 1, 2012, together with any amendments or supplements thereto.
“Interim Payment”
means, with respect to each Policy Claim determined to be a Permitted Policy Claim after the Effective Date, the Payment of the amount equal to the then applicable Interim Payment Percentage of the Permitted Policy Claim

Amount, made in accordance with these Payment Guidelines. With respect to each Policy Claim deemed Permitted prior to the Effective Date in accordance with the Interim Cash Payment Rules and Section 2.18 of these Payment Guidelines, the payment made to the Holder of such Permitted Policy Claim in accordance with the Interim Cash Payment Rules.
“Interim Payment Amount”
means the amount, in Cash, of any Interim Payment made by the Segregated Account to the Holder of a Permitted Policy Claim.
“Interim Payment Percentage”
means the percentage of a Permitted Policy Claim Amount to be paid by an Interim Payment, as determined by the Rehabilitator in his sole and absolute discretion, which percentage is, for all Policies, 25% on the Effective Date and which may be increased from time to time by the Rehabilitator pursuant to these Payment Guidelines.
“IPP Notice” means any notice filed by the Rehabilitator with the Court and posted on the Website to announce an increase to the Interim Payment Percentage, which notice shall identify the new Interim Payment Percentage and announce the anticipated date that such increase will take effect.
“Junior Deferred Amount”
means, with respect to each Permitted General Claim: (A) as of the Payment Date immediately following the date on which such General Claim became Permitted, the amount, in dollars, equal to the amount of the Permitted General Claim less any Junior Deferred Payment Amount paid with respect to such Permitted General Claim since the immediately preceding Payment Date, less any Recovery Amount or other recovery or salvage paid to or received by the Holder in respect of such Permitted General Claim since the immediately preceding Payment Date, less any amounts due and unpaid to AAC and/or the Segregated Account by the Holder of such Permitted General Claim since the immediately preceding Payment Date and less any amounts set off pursuant to Sections 4.2 and/or 4.3 hereof; and (B) as of each Payment Date following the first Payment Date, the amount, in dollars, equal to the Junior Deferred Amount as of the immediately preceding Payment Date plus any Accretion Amounts accrued since the immediately preceding Payment Date, less any Junior Deferred Payment Amount paid with respect to such Permitted General Claim since the immediately preceding Payment Date, less any Recovery Amount or other recovery or salvage paid to or received by the Holder in respect of such Permitted General Claim since the immediately preceding Payment Date, less any amounts due and unpaid to AAC and/or the Segregated Account by the Holder of such Permitted General Claim since the immediately preceding Payment Date and less any amounts set off pursuant to Sections 4.2 and/or 4.3 hereof.
“Junior Deferred Payment”
means a Payment of all or any portion of a Junior Deferred Amount, made in accordance with these Payment Guidelines.
“Junior Deferred Payment Amount”
means the amount, in Cash, of any Junior Deferred Payment made by the Management Services Provider on behalf of the Segregated Account to each Holder of a Permitted General Claim in respect of the Junior Deferred Amount established for such Permitted General Claim.
“Junior Deferred Payment Notice”
means any notice filed by the Rehabilitator with the Court and posted on the Website to announce a Junior Deferred Payment, which notice shall identify the Junior Deferred Payment Percentage and announce the anticipated Payment Date for the Junior Deferred Payment.
“Junior Deferred Payment Percentage”
means the percentage of each Junior Deferred Amount to be paid by a Junior Deferred Payment.

“Junior Surplus Notes” means any junior surplus notes issued by the Segregated Account.
“Late Claim”
means any Claim determined, pursuant to the procedure set forth in Section 4.1 of these Payment Guidelines, to not have been submitted in compliance with the provisions of the Plan, the Interim Cash Payment Rules, or these Payment Guidelines within one hundred twenty (120) days of the earliest date on which such Claim, if it had been submitted, would have satisfied all of the requirements to be considered a Permitted Claim; provided that the Rehabilitator may extend such one hundred twenty (120) day period in the case of excusable neglect (as determined by the Rehabilitator in his sole and absolute discretion), but in no event beyond one year from the earliest date on which such Claim, if it had been submitted, would have satisfied all of the requirements to be considered a Permitted Claim.
“Management Services Agreement”
means the Management Services Agreement between the Segregated Account and AAC, as Management Services Provider, effective March 24, 2010, as amended, supplemented or modified from time to time.
“Management Services Provider”
means AAC or any successor Management Services Provider under the Management Services Agreement.
“Objection”
means any dispute or objection with respect to a Claim, as contemplated by Section 4.1 of these Payment Guidelines.
“OCI”
means the Office of the Commissioner of Insurance of the State of Wisconsin.
“Opposition Period”
means the forty-five (45) day period during which the Holder of a Claim may oppose a Reconciliation Notice under Section 2.5 of these Payment Guidelines, or the sixty (60) day period during which the Rehabilitator or the Management Services Provider may raise an Objection under Section 4.1, or the sixty (60) day period during which a Holder may dispute a Subsequent Adjustment under Section 4.3, as the case may be.
“Paying Agent”
means any paying agent retained by the Segregated Account on or after the Effective Date, in the sole and absolute discretion of the Rehabilitator, pursuant to Section 3.07 of the Plan for the purpose of making any Deferred Payments in accordance with these Payment Guidelines.
“Payment”
means a payment made by or on behalf of the Segregated Account, in Cash, in accordance with the Plan and these Payment Guidelines, an order of the Court, or pursuant to the direction of the Special Deputy Commissioner, on account of Permitted Claims, including but not limited to, Interim Payments, Supplemental Payments, Deferred Payments, Junior Deferred Payments, Special Policy Payments and/or payments made (as applicable) in conjunction with an Alternative Resolution. Neither the establishment of a Deferred Amount or a Junior Deferred Amount in accordance with these Payment Guidelines shall constitute a Payment under the Plan.
“Payment Date”
means the date during each month on which Policy Claims Permitted on the immediately preceding Determination Date, or Permitted General Claims, shall be paid in accordance with these Payment Guidelines. The Payment Date shall be the twentieth (20th) day of each such month (or, if any such day is not a Business Day, the immediately following Business Day), or such other date as the Rehabilitator shall determine in his sole and absolute discretion.
“Pending / Pending Claim”
means a Claim (i) submitted in accordance with all of the requirements of the Plan and these Payment Guidelines, including without limitation, in the case of a Policy Claim, Sections 1.2, 1.3 and 1.4 of these Payment Guidelines; (ii) which is under evaluation by the Rehabilitator or the Management Services Provider; and (iii) which is not, or has not become, a Permitted Claim, a Disputed Claim, a Late Claim, a Duplicate Claim or a Disallowed Claim.
“Permitted / Permitted Claim”
means a Claim (other than a Late Claim, a Disputed Claim, a Pending Claim, a Duplicate Claim or a Disallowed Claim) submitted in compliance with the provisions of the Plan and these Payment Guidelines, and determined by the Rehabilitator or the Management Services Provider to be a matured, non-contingent due and payable obligation according to the provisions of the applicable Policy and/or any other underlying instrument(s) or contract(s) giving rise to or governing such Claim. Permitted Claims shall not include any Claim in respect of (i) any interest on such Claim to the extent accruing or maturing on or after the Petition Date, (ii) punitive, consequential, special or exemplary damages, (iii) any fine, penalty, tax or forfeiture, including, but not limited to, default or penalty interest purported to be imposed on the Claim or on the related Insured Obligation, if any, that would violate the Injunction, or (iv) in the sole and absolute discretion of the Rehabilitator, that portion of any loss for which indemnification is provided by other benefits or advantages recovered or recoverable by the Holder or any Beneficial Holder, including without limitation, any cash deposits, reserves or other defeasance or reinsurance instruments made available to such Holder or Beneficial Holder. In addition, a Permitted Claim shall not include any Claim in respect of which the Holder, or any party to the transaction relating thereto, is in violation of the Plan, the Injunction, these Payment Guidelines, or any other order of the Court relating to the Segregated Account.
“Permitted General Claim Amount”
means, with respect to each Permitted General Claim, the amount of the Permitted General Claim, as determined pursuant to these Payment Guidelines.
“Permitted Policy Claim Amount”
means, with respect to each Permitted Policy Claim, the amount of the Permitted Policy Claim, as determined pursuant to these Payment Guidelines.
“Person”
means an individual, a corporation, a partnership, a limited liability company, an association, a joint stock company, an estate, a trust, an unincorporated organization, a government or any political subdivision thereof, or any other entity.
“Petition Date”
means March 24, 2010, the date on which OCI commenced the Proceeding.
“Plan”
means the Plan of Rehabilitation for the Segregated Account and all supplements and Exhibits thereto, as confirmed by the Confirmation Order, and as the same has been amended by the Amendments, and as may be further amended or modified as set forth herein and in accordance with the Act.
“Plan of Operation”
means the Plan of Operation of the Segregated Account, as amended, modified and/or supplemented from time to time.

“Policy/Policies” means one or more financial guaranty insurance policy or policies, surety bond(s) or other similar guarantee(s) allocated to the Segregated Account pursuant to the Plan of Operation.
“Policy Claim”
means any Claim under a Policy or Policies in respect of an Insured Obligation (as identified by CUSIP, if any).
“Proceeding”
means the legal proceeding, currently styled as In the Matter of the Rehabilitation of: Segregated Account of Ambac Assurance Corporation, Case No. 10 CV 1576, pending in the Court.
“Proof of Policy Claim Form”
means the forms attached to each of these Payment Guidelines and the LVM Payment Guidelines as Exhibits B to be used, as each is applicable, by the Holders of relevant Policy Claims to submit such Policy Claims to the Management Services Provider in accordance with the relevant Payment Guidelines, as such forms may be amended and/or supplemented from time to time in the sole and absolute discretion of the Rehabilitator.
“Reconciliation”
means a semi-annual reconciliation of Deferred Loss Amounts relating to Permitted Policy Claims, and any Recovery Amounts, and/or Payments relating thereto, in accordance with the procedure set forth in Section 2.5 of these Payment Guidelines.
“Reconciliation Date”
means, for a Reconciliation Notice delivered no later than April 1 of any given year, January 20 of the same calendar year (or if such Reconciliation Date is not a Business Day, the first Business Day immediately preceding such Reconciliation Date). For a Reconciliation Notice delivered no later than October 1 of any given year, the Reconciliation Date shall be July 20 of the same calendar year (or if such Reconciliation Date is not a Business Day, the first Business Day immediately preceding such Reconciliation Date). The first Reconciliation Date following the Effective Date of the Plan shall be July 20, 2014, or the first Payment Date thereafter specified by the Rehabilitator, whichever is later.
“Reconciliation Notice”
means any notice delivered by the Management Service Provider, pursuant to Section 2.5 of these Payment Guidelines, to Holders of Permitted Policy Claims. Reconciliation Notices shall indicate the Management Services Provider’s calculation, as of the applicable Reconciliation Date, of the Deferred Loss Amount, taking into consideration any Recovery Amounts, Reimbursement Amounts, or Payments.
“Recovery Amount”
means, in respect of any Insured Obligation (identified by CUSIP, if any) or any General Claim, the amount of any payments, recoveries, reimbursements or other assets or benefits (excluding any Payments made under the Plan, the Interim Cash Payment Rules or these Payment Guidelines) which the Rehabilitator, in his sole and absolute discretion, determines that the Holder of a Permitted Policy Claim relating to such Insured Obligation or a Beneficial Holder, or the Holder of a General Claim, has received, collected or recovered and that satisfies an obligation of the Segregated Account under the Plan with respect to Deferred Loss Amounts or Junior Deferred Amounts.  Such amounts shall include, without duplication, double-counting or limitation, the amount of any payments, recoveries, reimbursements or other assets or benefits (excluding any Payments made under the Plan, the Interim Cash Payment Rules or these Payment Guidelines) that:

(i)
such Holder of a Permitted Policy Claim relating to such Insured Obligation, Beneficial Holder, or Holder of a General Claim has received, collected or recovered from a Person that is not AAC or the Segregated Account (other than scheduled principal and/or interest on the collateral for such Insured Obligation);

(ii)	reduce, or are permitted to reduce, any amount of overdue and unpaid interest and/or principal that is insured under the relevant Policy;

(iii)
such Holder of a Permitted Policy Claim relating to such Insured Obligation or Beneficial Holder has received, collected or recovered in respect of such Insured Obligation that AAC, the Segregated Account or ACP would have been entitled to receive, collect, recover, or receive the benefit of, had it paid 100% of the Permitted Policy Claim relating to such Insured Obligation in Cash (rather than as contemplated herein);

(iv)	reduce the principal or interest on any such Insured Obligation after the final scheduled distribution date or maturity date of such Insured Obligation;

(v)	in the case of a Write Down Transaction, constitute amounts recovered in respect of allocated losses and that write the bond principal balance up;

(vi)
such Holder of a Permitted Policy Claim relating to such Insured Obligation or Beneficial Holder has received, collected or recovered pursuant to or in connection with any settlement of RMBS Remediation Claims, Alternative Resolution or pursuant to any judgment rendered by a court of competent jurisdiction in respect of such Claims; and/or

(vii)	reduce the Undercollateralization if such Insured Obligation relates to a transaction other than a Write Down Transaction and such transaction is subject to Undercollateralization.
“Reimbursement Amount”
means the amount of any payments, recoveries, reimbursements or other assets that AAC is entitled to receive, collect or recover in its capacity as insurer, surety, credit support provider, credit enhancer, credit default swap counterparty or similar capacities, or as assignee or subrogee, under any Policy, any related Transaction Document with respect to the underlying obligation or Insured Obligation under such Policy, or any third party settlement or reinsurance agreement, but excluding premium payments under any Policy and, in the sole and absolute discretion of the Rehabilitator, payments made under expense-related agreements to which AAC is a party. For the avoidance of doubt, if, instead of being received, collected or recovered by AAC, any Reimbursement Amounts are received, collected or recovered by the Holder of a Permitted Policy Claim or a Beneficial Holder, such Reimbursement Amounts may be treated as Recovery Amounts under the Plan, subject to AAC’s right to collect such Reimbursement Amounts from the Holder(s) under Section 2.12 of these Payment Guidelines.
“Reinsurance Agreement”
means the Aggregate Excess of Loss Reinsurance Agreement between the Segregated Account and AAC, entered into as of the Petition Date, as amended, modified or supplemented from time to time.
“Resolution”
shall have the meaning given to such term in Section 2.5, 4.1, or 4.3 of these Payment Guidelines, as applicable.
“RMBS Remediation Claims”
means claims asserted by AAC and/or the Segregated Account in connection with Policies insuring residential mortgage backed securities, including but not limited to claims for breach of loan-level representations and warranties, fraudulent inducement and breach of contract.
“Secured Note”
means the Secured Note issued by AAC to the Segregated Account on the Petition Date, as amended, modified or supplemented from time to time.
“Segregated Account Operational Documents”

means the documents and agreements pertaining to the establishment and operation of the Segregated Account, including, but not limited to, the Plan of Operation, the Secured Note, the Reinsurance Agreement, the Management Services Agreement and the Cooperation Agreement, each as amended, modified or supplemented from time to time.
“Special Deputy Commissioner”
means the Special Deputy Commissioner of the Segregated Account appointed by order of the Court.
“Special Policy Payment” means a Payment made by or on behalf of the Segregated Account for the purpose of distributing proceeds from the settlement or other resolution of RMBS Remediation Claims.
“Special Policy Payments Order” means the Court’s February 13, 2014, Order Granting Rehabilitator’s Motion for Approval to Disburse Proceeds and Make Permitted Policy Claim Payments as He Deems Appropriate from Settlement of RMBS Remediation Claims, Including those Proceeds Received, and to be Received, from a Settlement Memorialized in a Stipulated Order of the Bankruptcy Court Handling the Residential Capital, LLC Cases.
“Subsequent Adjustment”
means any adjustment made in accordance with Section 4.3 of these Payment Guidelines.
“Subsequent Adjustment Notice”
means the written notice of any Subsequent Adjustment made in accordance with Section 4.3 of these Payment Guidelines, which notice shall indicate the adjustment to be made and the reasons for doing so.
“Supplemental Payment”
means any Payment made in accordance with Section 2.14, or deemed to be made in accordance with Section 2.18, of these Payment Guidelines to the Holder of a Permitted Policy Claim in excess of the Interim Payment and/or any Deferred Payment made on account of such Permitted Policy Claim in order to maximize Reimbursement Amounts. Supplemental Payments shall not include Recovery Amounts.
“Supplemental Payments Order” means the Court’s August 2, 2013 Order Granting Rehabilitator’s Motion for Approval to Make Supplemental Cash Payments as to Certain Policy Claims for the Purpose of Maximizing Reimbursements for the Benefit of all Policyholders.
“Surplus Notes” means any surplus notes issued by the Segregated Account, other than the Junior Surplus Notes.
“Transaction Documents”
means any agreements relating to Policies, including any credit derivative transaction agreements (including credit default swaps), interest rate or currency rate swap agreements, basis swap agreements, total return swap agreements, indentures, trust deeds, collateral management or administration agreements, credit or loan agreements, residential mortgage-backed security transaction documents, guarantee investment certificates, custodial account agreements, note purchase agreements, or other financing or transaction documents of any kind. Transaction Documents shall also include any contracts with ACP, Ambac Conduit Funding, LLC, Juneau Investments, LLC, or Aleutian Investments, LLC.
“Trustee”
means a Holder acting in its capacity as trustee and/or agent on behalf of and for the benefit of Beneficial Holders.
“Undercollateralization/Undercollateralized”
means, with respect to any transaction, the amount by which the outstanding principal balance of all Insured Obligations relating to such transaction exceeds the outstanding principal balance of the collateral securing all such

Insured Obligations. An example showing the disbursement of Interim Payments, the creation of Deferred Loss Amounts and Accretion Amounts and the application of Recovery Amounts in Undercollateralized transactions is attached hereto as Exhibit D.
“Website”
means the website established by the Rehabilitator for policyholders at www.ambacpolicyholders.com, which makes available for viewing and download the key documents described herein and in the Disclosure Statement, including, but not limited to, the Plan and the Segregated Account Operational Documents.
“Wis. Stat. § ”
The Wisconsin Statutes (2011-12), as amended.
“Write Down Transactions”
means any transactions for which the Transaction Documents require the outstanding principal balance of the Insured Obligations to be reduced as a result of the allocation of realized losses to such Insured Obligations. An example showing the disbursement of Interim Payments, the creation of Deferred Loss Amounts and Accretion Amounts and the application of Recovery Amounts in Write Down Transactions is attached hereto as Exhibit C.

EXHIBIT B
PROOF OF POLICY CLAIM FORM

PROOF OF POLICY CLAIM FORM1
Date:    [____________]
Ambac Assurance Corporation,
as Management Services Provider of
the Segregated Account of Ambac Assurance Corporation
One State Street Plaza
New York, NY 10004
Attention:    Claims Processing
Email: claimsprocessing@ambac.com
Facsimile: (212) 208-3404
Reference Policy Number: [___________________]
Reference is made to (i) the Payment Guidelines for Plan of Rehabilitation Effective [ ] (the “Payment Guidelines”), (ii) the attached claim schedule, which includes detailed information about the Policy Claim made pursuant to this Proof of Policy Claim Form (the “Claim Schedule”), (iii) the Policy issued by Ambac Assurance Corporation (“Ambac”), identified above and on the Claim Schedule (the “Policy”), with respect to the Insured Obligation identified on the Claim Schedule, and (iv) the attached Allocation Schedule, which sets out the application of any Cash paid by the Segregated Account in respect of the preceding Policy Claim (if any) submitted by the Holder in respect of the Policy. Terms capitalized herein and not otherwise defined shall have the meanings ascribed to such terms in or pursuant to the Payment Guidelines or the Policy, as the case may be, unless the context otherwise requires.
The undersigned hereby certifies as follows:

1.
The undersigned is a Holder under the Policy and is entitled, pursuant to the provisions of the Policy, to submit a Claim for the “Total Claim Amount” set forth on the Claim Schedule with respect to the Insured Obligations (the “Total Claim Amount”).

2.	The information set forth on the Claim Schedule and the Allocation Schedule is true, correct and complete.

3.	The Total Claim Amount is due for Payment pursuant to the terms of the Policy and the Transaction Documents relating to or governing the Insured Obligation.

4.
The undersigned has not previously made a Claim or demand for Payment under the Policy in respect of amounts due on the Insured Obligations on the “Distribution Date” indicated on the Claim Schedule, except as otherwise specified in an addendum to this Proof of Policy Claim Form submitted by the Holder herewith and[/or] as specified in the Claims or demands for Payment submitted to Ambac in the form specified by the Policy, copies of which are attached hereto pursuant to paragraph 7.

______________________________
1     All Policy Claims relating to the same Insured Obligation and Policy must be submitted using this Proof of Policy Claim Form (and Claim Schedule), with a separate Proof of Policy Claim Form (and Claim Schedule) being used for each Claim Period (as defined in the Claim Schedule).

5.
[Complete for the first Policy Claim made after the Effective Date in respect of the Policy or if the Holder wishes to alter the payment instructions previously provided to the Management Services Provider: The undersigned hereby requests that any portion of the Total Claim Amount to be paid by the Segregated Account in Cash be made to the following account by bank wire transfer of federal or other immediately available funds:

Bank Name: [____________]
ABA #: [____________]
Acct #: [______________]
Reference: [__________________]
OR If the Holder has provided account details previously and these are not changing, please include the following: The undersigned hereby requests that any portion of the Total Claim Amount to be paid by the Segregated Account in Cash be paid by bank wire transfer of federal or other immediately available funds to the account notified by the undersigned to the Segregated Account and the Management Services Provider pursuant to the Proof of Policy Claim Form dated as of [ ] and relating to the Policy.]

6.
[Complete the following if the Holder is a Trustee and/or agent for the Beneficial Holder of the Insured Obligation:] The undersigned hereby agrees and confirms that, following receipt of any Cash Payment by the Segregated Account in respect of the Total Claim Amount, (A) it shall (i) cause such funds to be distributed in accordance with the provisions of the Transaction Documents relating to the Insured Obligations, and (ii) maintain an accurate record of such distributions with respect to the Insured Obligations and the corresponding Claim on the Policy and proceeds thereof, and (B) the Cash paid by the Segregated Account in respect of the preceding Policy Claim (if any) submitted by the Holder in respect of the Policy was applied as set forth in the Allocation Schedule.

7.
[If the Policy requires the Holder to submit a claim or demand for payment in a specified form or to have satisfied certain conditions, include the following: ] [The undersigned has duly completed and submitted to Ambac a claim or demand for Payment in the form specified by the Policy, a copy of which is attached hereto, and all other conditions to the receipt of the Total Claim Amount have been satisfied, and the amount claimed therein is equal to the Total Claim Amount.]

Without prejudice to (i) the terms and provisions of the Policy and any other related Transaction Documents and (ii) any assignment previously executed, whether pursuant to a Proof of Policy Claim Form or otherwise, the undersigned [include the following, if applicable:] [, in its capacity as Trustee and on behalf of the Beneficial Holders of the Insured Obligation], hereby assigns to Ambac all of its rights, title and interests [include the following, if applicable:] [, including rights, title and interests held by it on behalf of the Beneficial Holders of the Insured Obligation,] with respect to the Insured Obligations, to the extent of any Payments by the Segregated Account with respect to such Insured Obligations; the foregoing assignment is in addition to, and not in limitation of, rights of subrogation and/or reimbursement otherwise available to Ambac or the Segregated Account in respect of such Payments. The undersigned shall take such action and deliver such instruments as may be reasonably requested or required by Ambac or the Segregated Account to effectuate the purpose or provisions of the foregoing assignment.
Any oral or written communications to the Holder in respect of this Proof of Policy Claim Form and the Policy Claim made hereunder may be addressed to one of the following persons:
1. [insert name], [address], [phone number] and [email]
2. [insert name], [address], [phone number] and [email]2
____________________________
2    Contact details for at least 2 persons at the Holder must be provided. At least 1 contact person must be authorized to discuss operations and settlement matters. The person responsible for operations/settlements should be clearly identified.

ANY PERSON WHO KNOWINGLY AND WITH INTENT TO DEFRAUD THE SEGREGATED ACCOUNT, THE REHABILITATOR OR OTHER PERSON FILES A STATEMENT OF CLAIM CONTAINING ANY MATERIALLY FALSE INFORMATION OR CONCEALS FOR THE PURPOSE OF MISLEADING, INFORMATION CONCERNING ANY FACT MATERIAL THERETO, COMMITS A FRAUDULENT ACT, WHICH MAY BE SUBJECT TO CIVIL AND/OR CRIMINAL PENALTY.

[                ],
as Holder
By:
Name:
Title:

CLAIM SCHEDULE

Holder:
Deal name:
Policy #:
Payment Date:*
Claim Period:**
Total Claim Amount:

	Principal Claim Amount	Interest Claim Amount	Total Claim Amount
Insured Obligations
(including CUSIP, if any)

Total

*Payment Date is the date on which principal and/or interest is due for payment with respect to the Insured Obligation.

**Claim Period is the period in respect of which Payments are due on the Payment Date.
Please use a different Proof of Policy Claim Form and Claim Schedule for each Payment Date.

POLICY CLAIM PAYMENT - ALLOCATION SCHEDULE

Holder:
Deal name:
Policy #:

Total Claim Amount for Policy Claim:
Cash received in respect of Policy Claim:
Claim Period*:
Payment application date**:

Insured Obligations by CUSIP (if applicable):	Payment applied against Principal:	Payment applied against Interest:	Total Claim Payment applied:
XXXXX
XXXXX

Total

* Claim Period is the period in respect of which the Policy Claim was submitted pursuant to the Claim Schedule.
For a Deferred Payment, the Claim Period can be identified as "Deferred Payment."

** Payment application date is the date the Policy Claim Payment was paid by the Holder to the Beneficial Holders.

The Holder hereby certifies that the information contained in this Allocation Schedule to be true, correct and up-to-date.

_______________________________
For and on behalf of
[INSERT NAME OF HOLDER]
Name:
Title:
Date:

EXHIBIT C
EXAMPLE FOR WRITE DOWN TRANSACTIONS

WRITE DOWN EXAMPLE1
The example below is intended to provide a simplified illustration of how Permitted Policy Claims will be paid under the Plan and the Payment Guidelines. For present purposes, it is assumed that there is one Policy insuring only one series of Insured Obligations, secured by one pool of mortgage loan collateral, in a write down transaction, where the outstanding principal balance of the Insured Obligations is reduced by realized losses on the mortgage loans (“Write Down Transaction”). The example covers a period of four months and commences in month one, when the first Claim under the Policy is submitted to the Segregated Account in accordance with the Payment Guidelines.
Shown below are the monthly calculations and Payments associated with Permitted Policy Claims under the Payment Guidelines, including Interim Payments (initially at a 25% Interim Payment Percentage), the creation of Deferred Amounts (including Deferred Loss Amounts and Accretion Amounts), and the effect of Recovery Amounts.
Month One - Submission of a Policy Claim
In month one, the Beginning Bond Balance and Beginning Collateral Balance for this transaction are both $1,000 (A1) and (B1). Principal collections received during the month from payments on the underlying mortgage loans (“Intrinsic Principal”) are $20 (C1). During the month, the collateral suffers a $100 realized loss (D1), resulting in a Policy Claim submission of $100 (“Month One Policy Claim”). The Month One Policy Claim is not Permitted in month one (E1) because it will not have been determined to be a Permitted Policy Claim under the Payment Guidelines. Consequently, there are no Payments in respect of the Month One Policy Claim.
The payment of Intrinsic Principal ($20) and the $100 realized loss reduces the Beginning Bond Balance by $120, resulting in an Ending Bond Balance of $880 (H1). Together, the $20 Intrinsic Principal and the $100 realized loss reduce the Beginning Collateral Balance by $120, leaving an Ending Collateral Balance of $880 (I1).

WRITE DOWN TRANSACTION (Deferred Amount; Accretion; and Recovery Example)
Month	Description	Beginning Bond Balance	Beginning Collateral Balance	Intrinsic Principal	Collateral Realized Loss	Permitted Policy Claim Amount	Interim Payment Amount	Recovery Amount	Ending Bond Balance	Ending Collateral Balance	Beginning Deferred Amount	Accretion Amount	Deferred Loss Amount	Ending Deferred Amount
		A1	B1	C1	D1	E1	F1	G1	H1	I1	J1	K1	L1	M1
1	$20 intrinsic principal payment; $100 claim amount	$1,000	$1,000	$20	$100	$—	$—	$—	$880	$880	$—	$—	$—	$—
Calcula-tions									A1 - C1 - D1	B1 - C1 - D1
_____________________________
1    Capitalized terms and expressions not defined or explained herein have the meanings given to such terms in the Payment Guidelines. Amounts used in this example are representative only, and do not reflect any actual claims and are based on assumptions that may not be applicable to any particular policy. The calculations, and events specified in the example are based on assumptions made for illustrative purposes only and may not reflect what may occur in reality or in the future. The Rehabilitator will make determinations in respect of payments by the Segregated Account in his sole and absolute discretion, in accordance with the Plan and the Payment Guidelines.

Month Two - Interim Payment and Creation of Deferred Amount
In month two, the Beginning Bond Balance is $880 (A2) and the Beginning Collateral Balance is $880 (B2). Intrinsic Principal for month two is $35 (C2). During the month the collateral suffers an $80 realized loss (D2), resulting in a Policy Claim submission of $80 (“Month Two Policy Claim”).
The Month Two Policy Claim is not Permitted in month two because it will not have been determined to be a Permitted Policy Claim under the Payment Guidelines. Consequently, there are no Payments in respect of the Month Two Policy Claim.
The Month One Policy Claim is determined by the Rehabilitator to be a Permitted Policy Claim (E2). An Interim Payment of $25 (F2) is made, an amount equal to 25% of the Month One Policy Claim. In addition, a Deferred Loss Amount of $75 (L2) is established in respect of the Month One Policy Claim. There are no Accretion Amounts in month two in respect of any Permitted Policy Claim (K2).
The payment of Intrinsic Principal ($35) and the $80 realized loss together reduce the Beginning Bond Balance for the month by $115, leaving an Ending Bond Balance of $765 (H2). (The Interim Payment in respect of the Month One Policy Claim ($25) does not reduce the Beginning Bond Balance for the month because it represents payment of an amount in respect of losses that reduced the principal balance of the bonds in prior periods.) Application of the $35 Intrinsic Principal and the $80 realized loss reduces the Beginning Collateral Balance for the month by $115, leaving an Ending Collateral Balance of $765 (I2).

WRITE DOWN TRANSACTION (Deferred Amount; Accretion; and Recovery Example)
Month	Description	Beginning Bond Balance	Beginning Collateral Balance	Intrinsic Principal	Collateral Realized Loss	Permitted Policy Claim Amount	Interim Payment Amount	Recovery Amount	Ending Bond Balance	Ending Collateral Balance	Beginning Deferred Amount	Accretion Amount	Deferred Loss Amount	Ending Deferred Amount
		A1	B1	C1	D1	E1	F1	G1	H1	I1	J1	K1	L1	M1
1	$20 intrinsic principal payment; $100 claim amount	$1,000	$1,000	$20	$100	$—	$—	$—	$880	$880	$—	$—	$—	$—
Calcula-tions									A1 - C1 - D1	B1 - C1 - D1

		A2	B2	C2	D2	E2	F2	G2	H2	I2	J2	K2	L2	M2
2	$35 intrinsic principal payment; $80 claim amount; 25% month 1 Interim Payment; 75% Deferred Amount created	$880	$880	$35	$80	$100	$25	$—	$765	$765	$—	$—	$75	$75
Calcula-tions		H1	I1			D1	E2 x 25%		A2 - C2 - D2 + F2 - F2	B2 - C2 - D2	M1		E2 - F2	J2 + K2 + L2 - G2
Month Three - Accretion on Deferred Amounts in respect of Month One Policy Claim
In month three, the Beginning Bond Balance is $765 (A3) and the Beginning Collateral Balance is $765 (B3). Intrinsic Principal for month three is $25 (C3). During the month the collateral suffers a $100 realized loss (D3), resulting in a Policy Claim submission of $100 (“Month Three Policy Claim”).
The Month Three Policy Claim is not Permitted in month three because it will not have been determined to be a Permitted Policy Claim under the Payment Guidelines. Consequently, there are no Payments in respect of the Month Three Policy Claim.
The Beginning Deferred Amount in month three is $75 (J3).
The Month Two Policy Claim is determined by the Rehabilitator to be a Permitted Policy Claim (E3). An Interim Payment of $20 (F3) is made, an amount equal to 25% of the Month Two Policy Claim. In addition, a Deferred Loss Amount of $60 (L3) is established in respect of the Month Two Policy Claim.

The Accretion Amount in month three is $0.31 (K3), which represents the effective annual rate of 5.1% on the Beginning Deferred Amount of $75 (J3).
The Ending Deferred Amount for month three is $135.31 (M3), which is the sum of: (i) the Beginning Deferred Amount of $75 (J3) established in respect of the Month One Policy Claim, (ii) the Accretion Amount of $0.31 (K3) and (iii) the Deferred Loss Amount of $60 (L3) established in respect of the Month Two Policy Claim.
The payment of month three Intrinsic Principal ($25) and the $100 realized loss together reduce the Beginning Bond Balance for the month by $125, leaving an Ending Bond Balance of $640 (H3). (The Interim Payment in respect of the Month Two Policy Claim ($20) does not reduce the Beginning Bond Balance for the month.) Application of the $25 Intrinsic Principal and the $100 realized loss reduces the Beginning Collateral Balance by $125, leaving an Ending Collateral Balance of $640 (I3).

WRITE DOWN TRANSACTION (Deferred Amount; Accretion; and Recovery Example)
Month	Description	Beginning Bond Balance	Beginning Collateral Balance	Intrinsic Principal	Collateral Realized Loss	Permitted Policy Claim Amount	Interim Payment Amount	Recovery Amount	Ending Bond Balance	Ending Collateral Balance	Beginning Deferred Amount	Accretion Amount	Deferred Loss Amount	Ending Deferred Amount
		A1	B1	C1	D1	E1	F1	G1	H1	I1	J1	K1	L1	M1
1	$20 intrinsic principal payment; $100 claim amount	$1,000	$1,000	$20	$100	$—	$—	$—	$880	$880	$—	$—	$—	$—
Calcula-tions									A1 - C1 - D1	B1 - C1 - D1

		A2	B2	C2	D2	E2	F2	G2	H2	I2	J2	K2	L2	M2
2	$35 intrinsic principal payment; $80 claim amount; 25% month 1 Interim Payment; 75% Deferred Amount created	$880	$880	$35	$80	$100	$25	$—	$765	$765	$—	$—	$75	$75
Calcula-tions		H1	I1			D1	E2 x 25%		A2 - C2 - D2 + F2 - F2	B2 - C2 - D2	M1		E2 - F2	J2 + K2 + L2 - G2

		A3	B3	C3	D3	E3	F3	G3	H3	I3	J3	K3	L3	M3
3	$25 intrinsic principal payment; $100 claim amount; 25% month 2 Interim Payment; ending Deferred Amount of $135.32 (including $.32 accretion amount)	$765	$765	$25	$100	$80	$20	$—	$640	$640	$75	$0.31	$60	$135.31
Calculations		H2	I2			D2	E3 x 25%		A3 - C3 - D3 + F3 - F3	B3 - C3 - D3	M2	J3 x (4.98%/ 12)	E3 - F3	J3 + K3 + L3 - G3
Month Four - Effect of Recovery Amounts
In month four, the Beginning Bond Balance is $640 (A4) and the Beginning Collateral Balance is $640 (B4). Intrinsic Principal for month four is $30 (C4). The transaction receives $60 (G4) as a Recovery Amount in respect of realized losses incurred in prior months. During the month the collateral suffers an $80 realized loss (D4), resulting in a Policy Claim submission of $80 (“Month Four Policy Claim”).
The Month Four Policy Claim is not Permitted in month four, because it will not have been determined to be a Permitted Policy Claim under the Payment Guidelines. Consequently, there are no Payments in respect of the Month Four Policy Claim.
In month four, the Beginning Deferred Amount is $135.31 (J4).
The Month Three Policy Claim is determined by the Rehabilitator to be a Permitted Policy Claim (E4). An Interim Payment of $25 (F4) is made, an amount equal to 25% of the Month Three Policy Claim. In addition, a Deferred Loss Amount of $75 (L4) is established in respect of the Month Three Policy Claim.

The Accretion Amount in month four is $0.56 (K4), which represents the effective annual rate of 5.1% on the Beginning Deferred Amount of $135.31 (J4).
The Ending Deferred Amount for month four is $150.87 (M4), which is equal to: (a) the sum of (i) the Beginning Deferred Amount of $135.31 (J4), (ii) the Accretion Amount of $0.56 (K4), and (iii) the Deferred Loss Amount of $75 (L4) established in respect of the Month Three Policy Claim (which sum is $210.87), reduced by (b) the $60 Recovery Amount (G4) realized in month four.
The payment of month four Intrinsic Principal ($30) and the $80 realized loss together reduce the Beginning Bond Balance by $110, leaving an Ending Bond Balance of $530 (H4). (Neither the Interim Payment in respect of the Month Three Policy Claim ($25) nor the Recovery Amount realized in month four ($60) reduces the Beginning Bond Balance for the month.) Application of the $30 Intrinsic Principal, and the $80 realized loss reduces the Beginning Collateral Balance by $110, leaving an Ending Collateral Balance of $530 (I4).2

WRITE DOWN TRANSACTION (Deferred Amount; Accretion; and Recovery Example)
Month	Description	Beginning Bond Balance	Beginning Collateral Balance	Intrinsic Principal	Collateral Realized Loss	Permitted Policy Claim Amount	Interim Payment Amount	Recovery Amount	Ending Bond Balance	Ending Collateral Balance	Beginning Deferred Amount	Accretion Amount	Deferred Loss Amount	Ending Deferred Amount
		A1	B1	C1	D1	E1	F1	G1	H1	I1	J1	K1	L1	M1
1	$20 intrinsic principal payment; $100 claim amount	$1,000	$1,000	$20	$100	$—	$—	$—	$880	$880	$—	$—	$—	$—
Calcula-tions									A1 - C1 - D1	B1 - C1 - D1

		A2	B2	C2	D2	E2	F2	G2	H2	I2	J2	K2	L2	M2
2	$35 intrinsic principal payment; $80 claim amount; 25% month 1 Interim Payment; 75% Deferred Amount created	$880	$880	$35	$80	$100	$25	$—	$765	$765	$—	$—	$75	$75
Calcula-tions		H1	I1			D1	E2 x 25%		A2 - C2 - D2 + F2 - F2	B2 - C2 - D2	M1		E2 - F2	J2 + K2 + L2 - G2

		A3	B3	C3	D3	E3	F3	G3	H3	I3	J3	K3	L3	M3
3	$25 intrinsic principal payment; $100 claim amount; 25% month 2 Interim Payment; ending Deferred Amount of $135.32 (including $.32 accretion amount)	$765	$765	$25	$100	$80	$20	$—	$640	$640	$75	$0.31	$60	$135.31
Calcula-tions		H2	I2			D2	E3 x 25%		A3 - C3 - D3 + F3 - F3	B3 - C3 - D3	M2	J3 x (4.98%/ 12)	E3 - F3	J3 + K3 + L3 - G3
\
		A4	B4	C4	D4	E4	F4	G4	H4	I4	J4	K4	L4	M4
4	$30 intrinsic principal payment; $80 claim amount; 25% month 3 Interim Payment; $60 Recovery; ending Deferred Amount of $150.90	$640	$640	$30	$80	$100	$25	$60	$530	$530	$135.31	$0.56	$75	$150.87
Calcula-tions		H3	I3			D3	E4 x 25%		A4-C4-D4+F4-F4+G4-G4	B4 - C4 - D4	M3	J4 x (4.98%/ 12)	E4 - F4	J4 + K4 + L4 - G4
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2    The month four Ending Bond Balance of $530 (H4) reconciles with the month one Beginning Bond Balance of $1,000 (A1) as follows:
Month one Beginning Bond Balance ($1,000, A1) MINUS: (i) the sum of all payments of Intrinsic Principal (C1 + C2 + C3 + C4 = $110); (ii) the sum of all Interim Payments (F2 + F3 + F4 = $70); (iii) the sum of all Recovery Amounts (G4 = $60); (iv) the Month Four Policy Claim ($80, D4), which is not yet a Permitted Policy Claim; and

(v) the month four Deferred Loss Amount ($150, M4 without considering accretion), EQUALS the month four Ending Bond Balance ($530, H4).

EXHIBIT D
EXAMPLE FOR UNDERCOLLATERALIZED TRANSACTIONS

UNDERCOLLATERALIZED EXAMPLE1
The example below is intended to provide a simplified illustration of how Permitted Policy Claims will be paid under the Plan and the Payment Guidelines. For present purposes, it is assumed that there is one Policy insuring only one series of Insured Obligations, secured by one pool of mortgage loan collateral, in an undercollateralizing transaction, where the outstanding principal balance of the Insured Obligations is not reduced by realized losses on the mortgage loans (“Undercollateralized Transaction”). The example covers a period of four months and commences in month one, when the first Claim under the Policy is submitted to the Segregated Account in accordance with the Payment Guidelines.
Shown below are the monthly calculations and Payments associated with Permitted Policy Claims under the Payment Guidelines, including Interim Payments (initially at a 25% Interim Payment Percentage), the creation of Deferred Amounts (including Deferred Loss Amounts and Accretion Amounts) and the effect of Recovery Amounts.
Month One - Submission of a Policy Claim
In month one, the Beginning Bond Balance and Beginning Collateral Balance for this transaction are both $1,000 (A1) and (B1). Principal collections received during the month from payments on the underlying mortgage loans (“Intrinsic Principal”) are $20 (C1). During the month, the collateral suffers a $100 realized loss (D1), resulting in a Policy Claim submission of $100 (“Month One Policy Claim”). The Month One Policy Claim is not Permitted in month one (E1) because it will not have been determined to be a Permitted Policy Claim under the Payment Guidelines. Consequently, there are no Payments in respect of the Month One Policy Claim.
The payment of Intrinsic Principal reduces the Beginning Bond Balance by $20, resulting in an Ending Bond Balance of $980 (H1). Together, the $20 Intrinsic Principal and the $100 realized loss reduce the Beginning Collateral Balance by $120, leaving an Ending Collateral Balance of $880 (I1).

UNDERCOLLATERALIZED TRANSACTION (Deferred Amount; Accretion; and Recovery Example)
Month	Description	Beginning Bond Balance	Beginning Collateral Balance	Intrinsic Principal	Collateral Realized Loss	Permitted Policy Claim Amount	Interim Payment Amount	Recovery Amount	Ending Bond Balance	Ending Collateral Balance	Beginning Deferred Amount	Accretion Amount	Defered Loss Amount	Ending Deferred Amount
		A1	B1	C1	D1	E1	F1	G1	H1	I1	J1	K1	L1	M1
1	$20 intrinsic principal payment; $100 principal loss claim amount	$1,000	$1,000	$20	$100	$—	$—	$—	$980	$880	$—	$—	$—	$—
Calcula-tions									A1 - C1 - F1 - G1	B1 - C1 - D1
_________________________________
1    Capitalized terms and expressions not defined or explained herein have the meanings given to such terms in the Payment Guidelines. Amounts used in this example are representative only, and do not reflect any actual claims and are based on assumptions that may not be applicable to any particular policy. The calculations, and events specified in the example are based on assumptions made for illustrative purposes only and may not reflect what may occur in reality or in the future. The Rehabilitator will make determinations in respect of payments by the Segregated Account in his sole and absolute discretion, in accordance with the Plan and the Payment Guidelines.

Month Two - Interim Payment and Creation of Deferred Amount
In month two, the Beginning Bond Balance is $980 (A2) and the Beginning Collateral Balance is $880 (B2). Intrinsic Principal for month two is $35 (C2). During the month the collateral suffers an $80 realized loss (D2), resulting in a Policy Claim submission of $80 (“Month Two Policy Claim”).
The Month Two Policy Claim is not Permitted in month two because it will not have been determined to be a Permitted Policy Claim under the Payment Guidelines. Consequently, there are no Payments in respect of the Month Two Policy Claim.
The Month One Policy Claim is determined by the Rehabilitator to be a Permitted Policy Claim (E2). An Interim Payment of $25 (F2) is made, an amount equal to 25% of the Month One Policy Claim. In addition, a Deferred Loss Amount of $75 (L2) is established in respect of the Month One Policy Claim. There are no Accretion Amounts in month two in respect of any Permitted Policy Claim (K2).
The payment of Intrinsic Principal ($35) and the Interim Payment in respect of the Month One Policy Claim ($25) together reduce the Beginning Bond Balance for the month by $60, leaving an Ending Bond Balance of $920 (H2). Application of the $35 Intrinsic Principal and the $80 realized loss reduces the Beginning Collateral Balance for the month by $115, leaving an Ending Collateral Balance of $765 (I2).

UNDERCOLLATERALIZED TRANSACTION (Deferred Amount; Accretion; and Recovery Example)
Month	Description	Beginning Bond Balance	Beginning Collateral Balance	Intrinsic Principal	Collateral Realized Loss	Permitted Policy Claim Amount	Interim Payment Amount	Recovery Amount	Ending Bond Balance	Ending Collateral Balance	Beginning Deferred Amount	Accretion Amount	Deferred Loss Amount	Ending Deferred Amount
		A1	B1	C1	D1	E1	F1	G1	H1	I1	J1	K1	L1	M1
1	$20 intrinsic principal payment; $100 principal loss claim amount	$1,000	$1,000	$20	$100	$—	$—	$—	$980	$880	$—	$—	$—	$—
Calculations									A1 - C1 - F1 - G1	B1 - C1 - D1

		A2	B2	C2	D2	E2	F2	G2	H2	I2	J2	K2	L2	M2
2	$35 intrinsic principal payment; $80 principal loss claim amount; 25% month 1 Interim Payment; 75% Deferred Amount created	$980	$880	$35	$80	$100	$25	$—	$920	$765	$—	$—	$75	$75
Calculations		H1	I1			D1	E2 x 25%		A2 - C2 - F2 -G2	B2 - C2 - D2	M1		E2 - F2	J2 + K2 + L2 - G2
Month Three - Accretion on Deferred Amounts in respect of Month One Policy Claim
In month three, the Beginning Bond Balance is $920 (A3) and the Beginning Collateral Balance is $765 (B3). Intrinsic Principal for month three is $25 (C3). During the month the collateral suffers a $100 realized loss (D3), resulting in a Policy Claim submission of $100 (“Month Three Policy Claim”).
The Month Three Policy Claim is not Permitted in month three because it will not have been determined to be a Permitted Policy Claim under the Payment Guidelines. Consequently, there are no Payments in respect of the Month Three Policy Claim.
The Beginning Deferred Amount in month three is $75 (J3).
The Month Two Policy Claim is determined by the Rehabilitator to be a Permitted Policy Claim (E3). An Interim Payment of $20 (F3) is made, an amount equal to 25% of the Month Two Policy Claim. In addition, a Deferred Loss Amount of $60 (L3) is established in respect of the Month Two Policy Claim.

The Accretion Amount in month three is $0.31 (K3), which represents the effective annual rate of 5.1% on the Beginning Deferred Amount of $75 (J3).
The Ending Deferred Amount for month three is $135.31 (M3), which is the sum of: (i) the Beginning Deferred Amount of $75 (J3) established in respect of the Month One Policy Claim, (ii) the Accretion Amount of $0.31 (K3) and (iii) the Deferred Loss Amount of $60 (L3) established in respect of the Month Two Policy Claim.
The payment of month three Intrinsic Principal ($25) and the Interim Payment in respect of the Month Two Policy Claim ($20) together reduce the Beginning Bond Balance for the month by $45, leaving an Ending Bond Balance of $875 (H3). Application of the $25 Intrinsic Principal and the $100 realized loss reduces the Beginning Collateral Balance by $125, leaving an Ending Collateral Balance of $640 (I3).

UNDERCOLLATERALIZED TRANSACTION (Deferred Amount; Accretion; and Recovery Example)
Month	Description	Beginning Bond Balance	Beginning Collateral Balance	Intrinsic Principal	Collateral Realized Loss	Permitted Policy Claim Amount	Interim Payment Amount	Recovery Amount	Ending Bond Balance	Ending Collateral Balance	Beginning Deferred Amount	Accretion Amount	Deferred Loss Amount	Ending Deferred Amount
		A1	B1	C1	D1	E1	F1	G1	H1	I1	J1	K1	L1	M1
1	$20 intrinsic principal payment; $100 principal loss claim amount	$1,000	$1,000	$20	$100	$—	$—	$—	$980	$880	$—	$—	$—	$—
Calcula-tions									A1 - C1 - F1 - G1	B1 - C1 - D1

		A2	B2	C2	D2	E2	F2	G2	H2	I2	J2	K2	L2	M2
2	$35 intrinsic principal payment; $80 principal loss claim amount; 25% month 1 Interim Payment; 75% Deferred Amount created	$980	$880	$35	$80	$100	$25	$—	$920	$765	$—	$—	$75	$75
Calcula-tions		H1	I1			D1	E2 x 25%		A2 - C2 - F2 -G2	B2 - C2 - D2	M1		E2 - F2	J2 + K2 + L2 - G2

		A3	B3	C3	D3	E3	F3	G3	H3	I3	J3	K3	L3	M3
3	$25 intrinsic principal payment; $100 principal loss claim amount; 25% month 2 Interim Payment; ending Deferred Amount of $135.32 (including $.32 Accretion Amount)	$920	$765	$25	$100	$80	$20	$—	$875	$640	$75	$0.31	$60	$135.31
Calcula-tions		H2	I2			D2	E3 x 25%		A3 - C3 - F3 - G3	B3 - C3 - D3	M2	J3 x (4.98%/ 12)	E3 - F3	J3 + K3 + L3 - G3
Month Four - Effect of Recovery Amounts
In month four, the Beginning Bond Balance is $875 (A4) and the Beginning Collateral Balance is $640 (B4). Intrinsic Principal for month four is $30 (C4). The transaction receives $60 (G4) as a Recovery Amount in respect of realized losses incurred in prior months. During the month the collateral suffers an $80 realized loss (D4), resulting in a Policy Claim submission of $80 (“Month Four Policy Claim”).
The Month Four Policy Claim is not Permitted in month four, because it will not have been determined to be a Permitted Policy Claim under the Payment Guidelines. Consequently, there are no Payments in respect of the Month Four Policy Claim.
In month four, the Beginning Deferred Amount is $135.31 (J4).
The Month Three Policy Claim is determined by the Rehabilitator to be a Permitted Policy Claim (E4). An Interim Payment of $25 (F4) is made, an amount equal to 25% of the Month Three Policy Claim. In addition, a Deferred Loss Amount of $75 (L4) is established in respect of the Month Three Policy Claim.

The Accretion Amount in month four is $0.56 (K4), which represents the effective annual rate of 5.1% on the Beginning Deferred Amount of $135.31 (J4).
The Ending Deferred Amount for month four is $150.87 (M4), which is equal to: (a) the sum of (i) the Beginning Deferred Amount of $135.31 (J4), (ii) the Accretion Amount of $0.56 (K4), and (iii) the Deferred Loss Amount of $75 (L4) established in respect of the Month Three Policy Claim (which sum is $210.87), reduced by (b) the $60 Recovery Amount (G4) realized in month four.
The payment of month four Intrinsic Principal ($30), the Interim Payment in respect of the Month Three Policy Claim ($25) and the Recovery Amount realized in month four ($60), together reduce the Beginning Bond Balance by $115, leaving an Ending Bond Balance of $760 (H4). Application of the $30 Intrinsic Principal, and the $80 realized loss reduces the Beginning Collateral Balance by $110, leaving an Ending Collateral Balance of $530 (I4).2

UNDERCOLLATERALIZED TRANSACTION (Deferred Amount; Accretion; and Recovery Example)
Month	Description	Beginning Bond Balance	Beginning Collateral Balance	Intrinsic Principal	Collateral Realized Loss	Permitted Policy Claim Amount	Interim Payment Amount	Recovery Amount	Ending Bond Balance	Ending Collateral Balance	Beginning Deferred Amount	Accretion Amount	Deferred Loss Amount	Ending Deferred Amount
		A1	B1	C1	D1	E1	F1	G1	H1	I1	J1	K1	L1	M1
1	$20 intrinsic principal payment; $100 principal loss claim amount	$1,000	$1,000	$20	$100	$—	$—	$—	$980	$880	$—	$—	$—	$—
Calcula-tions									A1 - C1 - F1 - G1	B1 - C1 - D1

		A2	B2	C2	D2	E2	F2	G2	H2	I2	J2	K2	L2	M2
1	$35 intrinsic principal payment; $80 principal loss claim amount; 25% month 1 Interim Payment; 75% Deferred Amount created	$980	$880	$35	$80	$100	$25	$—	$920	$765	$—	$—	$75	$75
Calcula-tions		H1	I1			D1	E2 x 25%		A2 - C2 - F2 -G2	B2 - C2 - D2	M1		E2 - F2	J2 + K2 + L2 - G2

		A3	B3	C3	D3	E3	F3	G3	H3	I3	J3	K3	L3	M3
1	$25 intrinsic principal payment; $100 principal loss claim amount; 25% month 2 Interim Payment; ending Deferred Amount of $135.32 (including $.32 Accretion Amount)	$920	$765	$25	$100	$80	$20	$—	$875	$640	$75	$0.31	$60	$135.31
Calcula-tions		H2	I2			D2	E3 x 25%		A3 - C3 - F3 - G3	B3 - C3 - D3	M2	J3 x (4.98%/ 12)	E3 - F3	J3 + K3 + L3 - G3

		A4	B4	C4	D4	E4	F4	G4	H4	I4	J4	K4	L4	M4
4	$30 intrinsic principal payment; $80 claim amount; 25% month 3 Interim Payment; $60 Recovery; ending Deferred Amount of $150.90	$875	$640	$30	$80	$100	$25	$60	$760	$530	$135.31	$0.56	$75	$150.87
Calcula-tions		H3	I3			D3	E4 x 25%		A4 - C4 -F4 - G4	B4 - C4 - D4	M3	J4 x (4.98%/ 12)	E4 - F4	J4 + K4 + L4 - G4
________________________
2    Note that in order to reconcile the Deferred Loss Amount ($150 in month four (M4 without considering accretion)) to the Undercollateralized amount ($230 (H4 minus I4)), the Month Four Policy Claim ($80 (D4)), which will not yet have been determined to be a Permitted Policy Claim under the Payment Guidelines, must be added to the Deferred Loss Amount.

EXHIBIT E
EXAMPLE FOR CERTAIN MULTI-CUSIP POLICIES

REALLOCATION OF DEFERRED LOSS AMOUNT EXAMPLE1
Pursuant to the Payment Guidelines, Deferred Loss Amounts are calculated and allocated to Insured Obligations, including multiple classes of Insured Obligations insured under a single Policy. Situations can arise where the Deferred Loss Amount with respect to a single Policy remains unchanged, but due to the priority of payments under the Transaction Documents, the Deferred Loss Amounts allocated to multiple classes of Insured Obligations under such Policy no longer reflect the losses that each such Insured Obligation has incurred. This could result in a situation where Deferred Loss Amounts are overstated for some Insured Obligations and understated for others. To ensure that any Deferred Payments will be applied accurately, the Rehabilitator may, in his sole and absolute discretion, reallocate Deferred Loss Amounts among classes of Insured Obligations insured by a single Policy to the extent necessary to ensure that the Deferred Loss Amounts reflect the actual losses allocated to the Insured Obligations under the Transaction Documents.
Upon reallocation of a Deferred Loss Amount from one Insured Obligation to another, there shall be no further accretion on such reallocated Deferred Loss Amount in respect of the Insured Obligation from which the Deferred Loss Amount was reallocated. However, Accretion Amounts that accrued prior to such transfer shall remain with the Beneficial Holders of the Insured Obligation from which the Deferred Loss Amount was reallocated, and will continue to accrete in accordance with the Payment Guidelines.
The example below is intended to provide a simplified illustration of how Deferred Loss Amounts may be allocated and reallocated among multiple classes of Insured Obligations insured by one Policy under the Plan and the Payment Guidelines in one set of circumstances.
For present purposes, it is assumed that: (i) there is one Policy insuring two classes of Insured Obligations, Class A1 and Class A2, (ii) principal amounts under the Transaction Documents are paid first to the Class A1 bond, the most senior Insured Obligation (until its balance is reduced to zero) and then to the Insured Obligation in next order of priority, the Class A2 bond (until its balance is reduced to zero) (a “Sequential Pay Transaction”), (iii) the Insured Obligations are secured by one pool of mortgage loan collateral, where the outstanding principal balance of the Insured Obligations is not reduced by realized losses on the mortgage loans (an “Undercollateralized Transaction”), (iv) initially, only the Class A1 bond has a Deferred Loss Amount and (v) there are no Deferred Payments made. The example covers a period of two months and commences in month one, when the first reallocation of Deferred Loss Amounts between different classes of Insured Obligations occurs.
Shown below are the monthly calculations and reallocation of Deferred Loss Amounts among two classes of Insured Obligations under the Payment Guidelines. The Deferred Loss Amounts are reallocated as a result of the payment in full of the most senior Insured Obligation in a Sequential Pay Transaction in accordance with the terms and conditions of the Transaction Documents.

___________________________
1    Capitalized terms and expressions not defined or explained herein have the meanings given to such terms in the Payment Guidelines. Amounts used in this example are representative only, and do not reflect any actual claims and are based on assumptions that may not be applicable to any particular policy. The calculations, and events specified in the example are based on assumptions made for illustrative purposes only and may not reflect what may occur in reality or in the future. The Rehabilitator will make determinations in respect of payments by the Segregated Account in his sole and absolute discretion, in accordance with the Plan and the Payment Guidelines.

Month One - Reallocation of Deferred Loss Amount among Insured Obligations of Sequential Pay Transaction
In month one, the Beginning Bond Balance for the Class A1 bond is $90 and for the Class A2 bond is $120 (A1). The Beginning Collateral Balance for this transaction is $130 (B1), reflecting prior realized losses of $80, resulting in the Transaction being undercollateralized by an equal amount. Principal collections received during the month from payments on the underlying mortgage loans (“Intrinsic Principal”) are $60 (E1). During the month, the collateral suffers no additional realized loss (G1), resulting in no Policy Claim for the month. There are no outstanding Permitted Policy Claims and the Rehabilitator has not declared a Deferred Payment, consequently, there are no Interim or Deferred Payments made on account of the Insured Obligations.
Because this is a Sequential Pay Transaction, Intrinsic Principal is paid first to the Class A1 senior bond to reduce the Beginning Bond Balance of the Class A1 bond by $60, resulting in an Ending Bond Balance for the Class A1 bond of $30 (I1) and since there is no additional Intrinsic Principal, there is no payment made to the Class A2 bond, leaving its Ending Bond Balance at $120 (I1). The $60 Intrinsic Principal reduces the Beginning Collateral Balance of $130 by $60, leaving an Ending Collateral Balance of $70 (J1).
The Beginning Deferred Amount for the Class A1 bond is $80 and for the Class A2 bond is $0 (D1).
The Accretion Amount for month one for Class A1 is $0.33 (K1), which represents accretion at the effective annual rate of 5.1% on the Beginning Deferred Amount of $80 (D1). There is no Accretion Amount for Class A2 as it does not have any outstanding Deferred Amount.
At the beginning of the month, the Class A1 bond was $80 undercollateralized (C1) and the Class A2 bond had no undercollateralization (C1). After the payment of Intrinsic Principal of $60 to the Class A1 bond, the Class A1 bond’s share of the $80 undercollateralization is $30 and the Class A2 bond’s share of the $80 undercollateralization is $50.
The Deferred Loss Amount on the transaction as a whole has not been reduced by either Deferred Payments or Recovery Amounts, and remains unchanged at $80. However, the allocation of the Deferred Loss Amount among the two classes of Insured Obligations must be modified due to the reduction in Bond Balance of the Class A1 bonds below the Class A1 bond Deferred Loss Amount. This reduction in Bond Balance of the Class A1 bond results in a shift in the allocation of the undercollateralization of the Transaction to the Class A2 bond, requiring a corresponding shift of the Deferred Loss Amount from the Class A1 bond to the Class A2 bond.
The Deferred Loss Amount allocated to the Class A1 Bond is reduced from $80 to $30 (L1), reflecting the receipt by the Class A1 bond of $60 Intrinsic Principal and the reduction of its undercollateralization. The remaining $50 of Deferred Loss Amount is allocated to the Class A2 bond (L1).
The Ending Deferred Amount for the Class A1 bond is $30.33 (L1), which is the sum of: (i) the Beginning Deferred Amount of $80 (D1), plus (ii) the Accretion Amount of $0.33 (K1) minus (iii) the Deferred Loss Amount of $50 reallocated to the Class A2 bond from the Class A1 bond.
The Ending Deferred Amount for the Class A2 bond is $50 (L1), which is the sum of: (i) the Beginning Deferred Amount of $0 (D1), plus (ii) the Accretion Amount of $0 (K1) plus (iii) the Deferred Loss Amount of $50 reallocated to the Class A2 bond from the Class A1 bond.

UNDERCOLLATERALIZED TRANSACTION (Reallocation of Deferred Amounts Example)
Description	Beginning Bond Balance	Beginning Collateral Balance	Undercollater-ization Allocation	Beginning Deferred Amounts	Intrinsic Principal	Intrinsic Principal Allocation	Collateral Realized Loss	Permitted Policy Claim Amount	Ending Bond Balance	Ending Collateral Balance	Accretion Amounts	Ending Deferred Amounts
	A1	B1	C1	D1	E1	F1	G1	H1	I1	J1	K1	L1
$60 Intrinsic Principal payment; $0 Collateral Realized Loss	$90 Class A1 $120 Class A2	$130	$80 Class A1 $0 Class A2	$80 Class A1 $0 Class A2	$60	$60 Class A1 $0 Class A2	$—	$—	$30 Class A1 $120 Class A2	$70	$.33 Class A1 $0 Class A2	$30.33 Class A1 $50 Class A2
Calculations									A1 - E1	B1 - E1	D1 x (4.98%/12)
Month Two - Reallocation of Deferred Loss Amount among Insured Obligations of Sequential Pay Transaction
In month two, the Beginning Bond Balance for Class A1 bond is $30 and for Class A2 bond is $120 (A2). The Beginning Collateral Balance for month two is $70 (B2) and the Transaction is undercollateralized by $80. Intrinsic Principal received is $50 (E2). During the month, the collateral suffers no additional realized loss (G2), resulting in no Policy Claim for the month. There are no outstanding Permitted Policy Claims, consequently, there are no Payments made to the Insured Obligations in respect of either Permitted Policy Claims or Deferred Amounts.
Because this is a Sequential Pay Transaction, Intrinsic Principal is paid first to Class A1 senior bond reducing the Beginning Bond Balance of Class A1 bond by $30, resulting in an Ending Bond Balance for the Class A1 bond of $0 (I2). The remainder of Intrinsic Principal of $20 is paid to the Class A2 bond reducing the Beginning Bond Balance of the Class A2 bond by $20, resulting in an Ending Bond Balance for the Class A2 bond of $100 (I2). The $50 Intrinsic Principal reduces the Beginning Collateral Balance of $70 by $50, leaving an Ending Collateral Balance of $20 (J2).
The Beginning Deferred Amount for the Class A1 bond is $30.33 and for the Class A2 bond is $50 (D2).
The Accretion Amount for month two for Class A1 bond is $0.13 (K2), which represents accretion at the effective annual rate of 5.1% on the Beginning Deferred Amount of $30.33 (D2) and the Accretion Amount for Class A2 bond is $0.21 (K2), which represents accretion at the effective annual rate of 5.1% on the Beginning Deferred Amount of $50 (D2).
At beginning of the month, the Class A1 bond was $30 undercollateralized (C2) and the Class A2 bond was $50 undercollateralized (C2). After the payment of Intrinsic Principal, the Class A1 bond is fully paid and the Class A2 bond is undercollateralized by $80.
After the payment of the $50 of Intrinsic Principal to the Class A1 bond and Class A2 bond, the undercollateralization of the transaction, as a whole, remains unchanged at $80, but now resides solely with the Class A2 bond. The Deferred Loss Amount on the transaction as a whole remains unchanged at $80. However, the Deferred Loss Amounts among the two Classes of Insured Obligations must be reallocated due to the reduction in Bond Balance of the Class A1 bond that has shifted the allocation of the undercollateralization of the Transaction to the Class A2 bond.
The Deferred Loss Amount allocated to the Class A1 Bond is reduced from $30 to $0 (L2), reflecting the receipt of the Class A1 bond of $30 Intrinsic Principal. The Deferred Loss Amount of $30 that was allocated to the Class A1 bond is reallocated to the Class A2 bond, increasing its Deferred Loss Amount from $50 to $80 (L2). The Accretion Amount for the Class A1 bond of $0.46 remains with the Class A1 bond and is not reallocated (L2).
The Ending Deferred Amount for month two for Class A1 is $0.46 (L2), which is the sum of: (i) the Beginning Deferred Amount of $30.33 (D2), plus (ii) the Accretion Amount of $0.13 (K2) minus (iii) the Deferred Loss Amount of $30 reallocated to the Class A2 bond from the Class A1 bond.
The Ending Deferred Amount for month two for Class A2 is $80.21 (L2), which is the sum of: (i) the Beginning Deferred Amount of $50 (D2), plus (ii) the Accretion Amount of $0.21 (K2) plus (iii) the Deferred Loss Amount of $30 reallocated to the Class A2 bond from the Class A1 bond.

UNDERCOLLATERALIZED TRANSACTION (Reallocation of Deferred Amounts Example)
Description	Beginning Bond Balance	Beginning Collateral Balance	Undercollater-ization Allocation	Beginning Deferred Amounts	Intrinsic Principal	Intrinsic Principal Allocation	Collateral Realized Loss	Permitted Policy Claim Amount	Ending Bond Balance	Ending Collateral Balance	Accretion Amounts	Ending Deferred Amounts
	A1	B1	C1	D1	E1	F1	G1	H1	I1	J1	K1	L1
$60 Intrinsic Principal payment; $0 Collateral Realized Loss	$90 Class A1 $120 Class A2	$130	$80 Class A1 $0 Class A2	$80 Class A1 $0 Class A2	$60	$60 Class A1 $0 Class A2	$—	$—	$30 Class A1 $120 Class A2	$70	$.33 Class A1 $0 Class A2	$30.33 Class A1 $50 Class A2
Calculations									A1 - E1	B1 - E1	D1 x (4.98%/12)

	A2	B2	C2	D2	E2	F2	G2	H2	I2	J2	K2	L2
$50 Intrinsic Principal payment; $0 Collateral Realized Loss	$30 Class A1 $120 Class A2	$70	$30 Class A1 $50 Class A2	$30.33 Class A1 $50 Class A2	$50	$30 Class A1 $20 Class A2	$—	$—	$0 Class A1 $100 Class A2	$20	$.13 Class A1 $.21 Class A2	$.46 Class A1 $80.21 Class A2
Calculations	I1	J1		L1					A2 - E2	B2 - E2	D2 x (4.98%/12)

EXHIBIT 2
LVM PAYMENT GUIDELINES

LVM PAYMENT GUIDELINES FOR PLAN OF REHABILITATION, AS AMENDED
Date: June 12, 2014
Issued by
the Rehabilitator and the Special Deputy Commissioner
of the Segregated Account of Ambac Assurance Corporation
On March 24, 2010, the Circuit Court for Dane County, Wisconsin (the “Court”) entered a rehabilitation order (the “Rehabilitation Order”), granting the petition of the Commissioner of Insurance of the State of Wisconsin to place the Segregated Account of Ambac Assurance Corporation (the “Segregated Account”) into rehabilitation and to appoint the Commissioner as the Rehabilitator for the Segregated Account (the “Rehabilitator”). On January 24, 2011, the Court issued an order confirming the Plan of Rehabilitation for the Segregated Account, which became effective, following the Amendments, on the Effective Date.1
The liabilities of AAC under financial guaranty policy no. 17548BE (the “LVM Policy”) have been allocated to the Segregated Account. However, unlike the majority of financial guaranty policies allocated to the Segregated Account, where a trustee or submitting agent is the Holder and submits a claim on behalf of all bondholders, each beneficial owner of an interest in the LVM Bonds (each, an “LVM Holder”) is the party responsible for the submission of a claim under the LVM Policy (an “LVM Policy Claim”) to the entity named as Insurance Trustee in the LVM Policy (the “Insurance Trustee”).
Given the unique nature of the LVM Policy and the claims procedure thereunder, the Rehabilitator wishes to clarify the procedure for the submission of LVM Policy Claims to the Segregated Account, and for the evaluation, processing, and partial payment of such LVM Policy Claims by the Segregated Account pursuant to the Plan. Accordingly, the Rehabilitator hereby issues the following rules, procedures, and guidelines (as may be amended, modified or supplemented from time to time pursuant to the terms hereof, the “LVM Payment Guidelines”). These LVM Payment Guidelines are being posted online at www.ambacpolicyholders.com, and shall be effective on the Effective Date.
These LVM Payment Guidelines replace and supersede the Rules Governing the Submission, Processing and Partial Payment of Claims Under Financial Guaranty Policy No. 17548BE by the Segregated Account of Ambac Assurance Corporation in Accordance With June 4, 2012 Interim Cash Payment Order, dated as of October 10, 2012 (the “2012 LVM Payment Rules”).
For the avoidance of doubt, nothing contained in these LVM Payment Guidelines replaces, amends or supplements any of the Payment Guidelines for Plan of Rehabilitation dated June 12, 2014 (the “Non-LVM Payment Guidelines”) insofar as they relate to any Policy or Policy Claim other than the LVM Policy and LVM Policy Claims. In particular and without limitation, the Non-LVM Payment Guidelines shall govern the submission, evaluation, processing and partial payment of any LVM Surety Bond Claim and nothing contained herein is, or shall be, applicable to an LVM Surety Bond Claim.
______________________
1    Unless otherwise defined herein or in the Plan, capitalized terms used herein shall have the meanings specified in Exhibit A hereto. Such meanings shall be equally applicable to both the singular and plural forms of such terms, unless the context otherwise requires.

ARTICLE I
Submission and Processing of LVM Policy Claims
1.1    LVM Policy Claims Administration.
Pursuant to the Management Services Agreement, the Rehabilitator has engaged the Management Services Provider to assist him and the Segregated Account in processing LVM Policy Claims. Subject to the oversight and control of the Special Deputy Commissioner and the Rehabilitator, the Management Services Provider is responsible for administering, disputing, objecting to, compromising or otherwise resolving LVM Policy Claims in accordance with the Plan, these LVM Payment Guidelines and the Segregated Account Operational Documents, together with any other rules or guidelines issued by the Rehabilitator or the Special Deputy Commissioner under any of the foregoing, all existing orders of the Court and the specific directions of the Rehabilitator or the Special Deputy Commissioner.
1.2    Submission of LVM Policy Claims.
Notwithstanding the provisions of the LVM Policy, the Segregated Account, the Rehabilitator and the Management Services Provider have agreed to unconditionally waive forever the requirement under the LVM Policy that each LVM Holder submit an LVM Policy Claim to the Insurance Trustee. Instead, each of the Rehabilitator, the Segregated Account and the Management Services Provider hereby agrees that an LVM Policy Claim shall be eligible to be a Pending LVM Policy Claim if the entity named as trustee for and on behalf of the LVM Holders under the Senior Indenture, dated as of September 1, 2000 by and between the Director of the State of Nevada Department of Business and Industry and Wells Fargo Bank, N.A. as trustee, as amended, supplemented or varied from time to time (the “LVM Trustee”), submits to the Management Services Provider (i) such LVM Policy Claim in accordance with, and including such information as is required by, the provisions of the LVM Policy and any other Transaction Document(s) giving rise to or governing the submission of such LVM Policy Claim, and (ii) a fully completed and duly executed Proof of LVM Policy Claim Form in the form attached to these LVM Payment Guidelines as Exhibit B relating to such LVM Policy Claim, including the Claim Schedule referred to therein.
Consistent with the foregoing, the LVM Trustee is hereby authorized to submit an LVM Policy Claim and Proof of LVM Policy Claim Form on behalf of each LVM Holder (other than AAC as the LVM Holder of the LVM Tendered Bonds) who, but for the provisions of these LVM Payment Guidelines, would be entitled to submit an LVM Policy Claim under the LVM Policy. No LVM Holder is permitted to submit an LVM Policy Claim and/or a Proof of LVM Policy Claim Form under these LVM Payment Guidelines, and any LVM Policy Claim so submitted by an LVM Holder shall be Disallowed in accordance with the procedure set forth in Section 3.1 hereof. For the avoidance of doubt, the LVM Trustee shall not submit any LVM Policy Claims in respect of any LVM Bonds which were acquired by AAC pursuant to the LVM Tender and AAC shall not submit any LVM Policy Claims in respect of the LVM Tendered Bonds. Nor shall the LVM Trustee submit any LVM Policy Claim already submitted to the Management Services Provider in accordance with the 2012 LVM Payment Rules.
The LVM Trustee shall submit all LVM Policy Claims for the same Claim Period on one Proof of LVM Policy Claim Form (and Claim Schedule), and shall therein identify each Insured Obligation (by CUSIP, if any) to which each such LVM Policy Claim relates, as required by the Claim Schedule relating to such Proof of LVM Policy Claim Form. A separate Proof of LVM Policy Claim Form and Claim Schedule shall be submitted for all LVM Policy Claims for each Claim Period. Each such LVM Policy Claim submitted in accordance with this Section and Section 1.3, and meeting the requirements of Section 1.4 shall be referred to as a Pending LVM Policy Claim.
1.3    Timing for Submission of LVM Policy Claims.
The LVM Trustee shall not submit an LVM Policy Claim any earlier than permitted under the LVM Policy or other Transaction Document giving rise to or governing the submission of such LVM Policy Claim; provided, however, that the LVM Trustee shall submit an LVM Policy Claim in a timely manner such that it is determined not to be a Late Claim.
1.4    Pending LVM Policy Claim.
No LVM Policy Claim shall become a Pending LVM Policy Claim unless the LVM Trustee fully and properly complies with (i) the requirements of Sections 1.2 and 1.3 hereof, as applicable (ii) the requirements of the Proof of LVM Policy Claim Form (including the Claim Schedule referred to therein) with respect to such LVM Policy Claim, and (iii) any other guidelines or further directions issued by the Rehabilitator from time to time.
1.5    Eligibility of Pending LVM Policy Claims.
No LVM Policy Claim shall be eligible to be considered a Permitted LVM Policy Claim on any Payment Date following the date of submission by the LVM Trustee (including the first Payment Date to occur after the Effective Date) unless it is a Pending LVM Policy Claim on or prior to 5:00 p.m. (Eastern Time) on the last Business Day of the calendar month immediately preceding the calendar month in which such Payment Date occurs, unless the Rehabilitator determines otherwise in his sole and absolute discretion.
1.6    Evaluation of Pending LVM Policy Claims.
The Management Services Provider shall evaluate each Pending LVM Policy Claim to determine whether the amount set forth in the Proof of LVM Policy Claim Form is a Permitted LVM Policy Claim or whether an Objection should be raised as to such LVM Policy Claim in accordance with Section 3.1 hereof. The Management Services Provider may, from time to time, ask the LVM Trustee to supplement its Pending LVM Policy Claim with further supporting documentation in order to evaluate and decide whether to Permit such Pending LVM Policy Claim. Upon the determination by the Management Services Provider and the Rehabilitator that a Pending LVM Policy Claim constitutes a Permitted Claim, such LVM Policy Claim shall be considered a Permitted LVM Policy Claim.
1.7    No Re-Submission of LVM Policy Claims.
Unless required or permitted by the Rehabilitator, the Segregated Account or the Management Services Provider, the LVM Trustee shall not submit an LVM Policy Claim to the Management Services Provider more than once or in more than one Proof of LVM Policy Claim Form, including without limitation, any LVM Policy Claim previously submitted by the LVM Trustee to the Management Services Provider or the Segregated Account in accordance with the 2012 LVM Payment Rules. For the avoidance of doubt, unless required by the Rehabilitator, the Segregated Account or the Management Services Provider, the LVM Trustee may not submit a subsequent Proof of LVM Policy Claim Form for any portion of a Permitted LVM Policy Claim not satisfied pursuant to any Payment, or for any Pending LVM Policy Claim, Disputed Claim, Late Claim or Disallowed Claim, or for any Policy Claim relating to the LVM Tendered Bonds.
1.8    No Duplicative Recovery.
No LVM Holder of any securities insured by the LVM Policy shall be entitled to receive consideration (whether from any Payments, Recovery Amounts or other amounts received from any other source) on account of its Permitted LVM Policy Claim that exceeds 100% of the amount of such Permitted LVM Policy Claim, other than Accretion Amounts.
ARTICLE II
Payments on Permitted LVM Policy Claims
2.1Interim Payments.
The LVM Trustee shall receive an Interim Payment in respect of each Permitted LVM Policy Claim unless (i) the Court or the Rehabilitator (in his sole and absolute discretion) has permitted an Alternative Resolution of such Permitted LVM Policy Claim, or (ii) the LVM Trustee is deemed to have already received an Interim Payment in respect of such Permitted LVM Policy Claim pursuant to the 2012 LVM Payment Rules, as contemplated by Section 2.16 of these LVM Payment Guidelines.
2.2Procedure for Interim Payments.
If the Management Services Provider, the Rehabilitator or the Court has determined that a Pending LVM Policy Claim constitutes a Permitted LVM Policy Claim, the Segregated Account shall pay to the LVM Trustee (and not to the Insurance Trustee) an Interim Payment in Cash. Any Interim Payment in respect of a Permitted LVM Policy Claim shall be made on the first Payment Date occurring after the Determination Date by which it was determined to be a Permitted LVM Policy Claim. Such Interim Payment shall be paid by the Segregated Account to the account of the LVM Trustee identified in the Proof of LVM Policy Claim Form relating to such Permitted LVM Policy Claim; provided that, the LVM Trustee shall distribute such Interim Payment (solely in respect of Insured Obligations) in accordance with the provisions of the Transaction Documents relating to such LVM Policy. For the avoidance of doubt, notwithstanding the LVM Trustee’s obligation to submit all LVM Policy Claims on one Proof of LVM Policy Claim Form and to identify therein each Insured Obligation (by CUSIP, if any) to which each such LVM Policy Claim relates (as applicable), as set forth in Section 1.2 hereof, on each Payment Date the Rehabilitator or the Segregated Account shall pay to the LVM Trustee a single aggregate Interim Payment for all Permitted LVM Policy Claims.
2.3Increases to the Interim Payment Percentage.
The Rehabilitator may increase the Interim Payment Percentage from time to time if, based on his analysis of the estimated liabilities and available claims-paying resources of the Segregated Account, the Rehabilitator has determined, in his sole and absolute discretion, that such action is equitable to the interests of the Holders of Policy Claims and LVM Policy Claims generally. The Rehabilitator shall announce his intention to increase the Interim Payment Percentage by filing with the Court and posting on the Website an IPP Notice. The Rehabilitator shall determine the amount of any increase in the Interim Payment Percentage in his sole and absolute discretion, based on such analysis. In determining whether an increase in the Interim Payment Percentage is equitable to the interests of the Holders of Policy Claims and LVM Policy Claims generally, the Rehabilitator shall consider whether, in conjunction with any such increase, a Deferred Payment should be made under Section 2.7 of these LVM Payment Guidelines.
2.4Deferred Amounts.
Unless the Court or the Rehabilitator (in his sole and absolute discretion) has permitted an Alternative Resolution of an LVM Policy Claim, the Rehabilitator shall cause the Segregated Account to establish a Deferred Amount for each Insured Obligation insured by the LVM Policy in respect of which an Interim Payment has been made or has been deemed to be made pursuant to Section 2.16 of these LVM Payment Guidelines. With respect to each such Insured Obligation, the Deferred Amount shall be: (A) as of the Payment Date occurring after the first Interim Payment made or deemed made by the Segregated Account in respect of a Permitted LVM Policy Claim relating to such Insured Obligation, the higher of (i) the amount equal to the Permitted LVM Policy Claim Amount less the amount of any Payment and less any Recovery Amount, in each case established, paid or received with respect to such Insured Obligation since the immediately preceding Payment Date, and (ii) zero; and (B) as of each subsequent Payment Date, the higher of (i) amount equal to the Deferred Amount as of the immediately preceding Payment Date, plus any Accretion Amounts accrued since the immediately preceding Payment Date, plus any Permitted LVM Policy Claim Amount, less the amount of any Payment, less any Recovery Amount, and less any and all amounts which reduce the Deferred Amount pursuant to Sections 2.13, 3.2 and 3.3, in each case in this subparagraph (B)(i), as established, paid or received with respect to such Insured Obligation since the immediately preceding Payment Date, and (ii) zero.
2.5Reconciliation of Deferred Loss Amounts.
On a semi-annual basis, in accordance with the schedule set forth below, the Management Services Provider, on behalf of the Segregated Account and the Rehabilitator, and the LVM Trustee shall reconcile the Deferred Loss Amounts relating to Permitted LVM Policy Claims. Such reconciliations (each, a “Reconciliation”) shall be completed with respect to each Insured Obligation insured by the LVM Policy by CUSIP in respect of which there is an outstanding Deferred Amount.
Provided that the LVM Trustee has complied with any request of the Management Services Provider (as described below), the Management Services Provider shall complete each Reconciliation by delivering to the LVM Trustee, no later than April 1 and October 1 of each year following the Effective Date (or if any such day is not a Business Day, the first Business Day following such day), a Reconciliation Notice relating to each of the Insured Obligations under the LVM Policy by CUSIP, using personal delivery, first class mail or electronic mail, showing the Management Service Provider’s calculation, as of the relevant Reconciliation Date (but excluding any Payments made on or after such Reconciliation Date), of the Deferred Loss Amounts relating to such Insured Obligation. The Reconciliation Date for Reconciliation Notices delivered no later than April 1 shall be January 20 (or, if any such Reconciliation Date is not a Business Day, the first Business Day immediately preceding such Reconciliation Date) of the same calendar year, and the Reconciliation Date for Reconciliation Notices delivered no later than October 1 shall be July 20 of the same calendar year (or if any such Reconciliation Date is not a Business Day, the first Business Day immediately preceding such Reconciliation Date); provided, however, that the first Reconciliation Date following the Effective Date of the Plan shall be July 20, 2014, or the first Payment Date thereafter specified by the Rehabilitator, whichever is later. Following delivery of each of the semi-annual Reconciliation Notices contemplated by this Section 2.5, and, as necessary, completion of any dispute resolution proceedings described below, the Rehabilitator will post to the Website a schedule showing all outstanding Deferred Amounts, including the aggregate of all unpaid and outstanding Accretion Amounts.
The Management Services Provider or the Rehabilitator may, from time to time, ask the LVM Trustee to promptly provide information and/or further supporting documentation in order to evaluate a Deferred Loss Amount and/or a Reconciliation and/or in order to assist the Management Services Provider in preparing a Reconciliation Notice. The LVM Trustee shall be required to deliver any such information and/or supporting documentation within the time frame specified for delivery of such information in the reasonable request made by the Management Services Provider or the Rehabilitator and Section 2.9 hereof shall apply if the LVM Trustee does not do so.
If the LVM Trustee wishes to dispute, for any reason, a Reconciliation Notice issued by the Management Services Provider, the LVM Trustee shall, no later than 45 days after delivery of such Reconciliation Notice (the “Opposition Period”), send to the Management Services Provider a written response to the Reconciliation Notice. Such written response (and any related written communications) shall be delivered by email to:
claimsprocessing@ambac.com
with a copy to:
claimsobjections@ambac.com.

The response must clearly set forth all facts and the legal basis, if any, for the opposition and the reasons why the Reconciliation Notice is incorrect. If no response is sent by the LVM Trustee within such Opposition Period, the Reconciliation shall be deemed final as of the relevant Reconciliation Date, and no further dispute resolution shall be permitted. If a response is submitted within such Opposition Period, the Rehabilitator shall resolve such dispute with the LVM Trustee in accordance with these LVM Payment Guidelines and communicate such resolution to the LVM Trustee in writing. Only in the event that a response is submitted within such Opposition Period by the LVM Trustee, and the Management Services Provider issues a written resolution against the LVM Trustee (a “Resolution”), shall the LVM Trustee have the right to file a motion with the Court asserting that the Reconciliation Notice is incorrect. Any such motion must be filed by the LVM Trustee no later than the 30th day after the delivery of such Resolution to the LVM Trustee. If no motion is filed by the 30th day after the delivery of such Resolution to the LVM Trustee, the Reconciliation shall be deemed final as of the relevant Reconciliation Date and no further dispute resolution shall be permitted. If at any time, pursuant to this Section 2.5, the Reconciliation is deemed final and no further dispute resolution shall be permitted, the Management Services Provider and the Rehabilitator’s calculation of the Deferred Loss Amount shall apply for the purposes of these LVM Payment Guidelines.
2.6Allocation Schedules.
To assist with the Reconciliation process contemplated by this Article 2, following the receipt by the LVM Trustee of any Payment in respect of a Permitted LVM Policy Claim under the Plan, the LVM Trustee shall, on or before the Allocation Schedule Deadline, submit to the Management Services Provider, by e-mail to claimsprocessing@ambac.com, a fully completed and duly executed Allocation Schedule in respect of the application of such Payment, in the form attached to the Proof of Policy Claim Form which is set forth in Exhibit B to these LVM Payment Guidelines.
2.7Deferred Payments.
The Rehabilitator may determine to make a Deferred Payment if, based on an analysis of the estimated liabilities and available claims-paying resources of the Segregated Account, the Rehabilitator has determined, in his sole and absolute discretion, that such action is equitable to the interests of the Holders of Policy Claims and LVM Policy Claims generally. The Rehabilitator shall announce his intention to make a Deferred Payment, by filing with the Court and posting on the Website a Deferred Payment Notice. The Rehabilitator shall determine the Deferred Payment Percentage in connection with any such Deferred Payment in his sole and absolute discretion, based on such analysis. In determining whether a Deferred Payment is equitable to the interests of the Holders of Policy Claims and LVM Policy Claims generally, the Rehabilitator shall consider whether, in conjunction with any such Deferred Payment, among other things, the Interim Payment Percentage should be increased under Section 2.3 of these LVM Payment Guidelines. Deferred Payment Notices shall identify the Deferred Payment Percentage and the anticipated Deferred Payment Date for the Deferred Payment.
2.8Deferred Payments under the Non-LVM Payment Guidelines.
Whenever a Deferred Payment is made in accordance with the Non-LVM Payment Guidelines, a Deferred Payment shall be made in accordance with these LVM Payment Guidelines, using the same Deferred Payment Percentage. Similarly, whenever the Interim Payment Percentage is increased in accordance with the Non-LVM Payment Guidelines, the Interim Payment Percentage shall be increased by the same amount in accordance with these LVM Payment Guidelines.
2.9Eligibility for Deferred Payments.
The LVM Trustee shall not be eligible to receive a Deferred Payment announced by the Rehabilitator pursuant to these LVM Payment Guidelines until the later of the relevant Deferred Payment Date and the Payment Date following the first Determination Date on which (i) it and each LVM Holder of the Insured Obligation relating to such Permitted LVM Policy Claim are not in violation of the Plan, the Injunction, these LVM Payment Guidelines, or any other order of the Court relating to the Segregated Account, (ii) all Reconciliations of Deferred Loss Amounts relating to such Insured Obligation have been finally determined in accordance with these Payment Guidelines, and (iii) it has provided all information and supporting documentation reasonably requested by the Rehabilitator and the Management Services Provider pursuant to these LVM Payment Guidelines.
2.10Procedure for Deferred Payments.
For each LVM Holder eligible to receive a Deferred Payment announced by the Rehabilitator pursuant to Section 2.7, as determined by the Rehabilitator in his sole and absolute discretion, the Segregated Account shall, on or before the Deferred Payment Date, in satisfaction of its liabilities under the Permitted LVM Policy Claim (insofar as they relate to the portion of such Deferred Payment Amount attributable to the Deferred Loss Amount), pay the Deferred Payment relating to such Insured Obligation to the LVM Trustee or a Paying Agent, as applicable, in an amount equal to the product of (i) the Deferred Payment Percentage announced by the Rehabilitator and (ii) the sum of (y) the Deferred Loss Amount set forth in the most recent Reconciliation Notice (or, if the LVM Trustee has disputed a Reconciliation Notice in accordance with the procedures set forth in Section 2.5 of these LVM Payment Guidelines, the Deferred Loss Amount determined as a result of such dispute resolution procedures) and (z) the aggregate of all outstanding Accretion Amounts posted by the Rehabilitator to the Website pursuant to Section 2.5 of these LVM Payment Guidelines. The LVM Trustee shall, in accordance with the Transaction Documents as soon as reasonably practicable following the Deferred Payment Date on which the Deferred Payments were made, distribute to the LVM Holders all Deferred Payment Amounts (a) in respect of Deferred Loss Amounts, in accordance with the most recent Reconciliation Notice (or, if the LVM Trustee has disputed a Reconciliation Notice in accordance with the procedures set forth in Section 2.5 of these LVM Payment Guidelines, then in accordance with the result of such dispute resolution procedures), and (b) in respect of Accretion Amounts, in accordance with the written direction of the Management Services Provider, on behalf of the Rehabilitator. If any Accretion Amounts are paid to the LVM Trustee in its capacity as LVM Trustee, then the LVM Trustee shall establish a separate account solely for the purpose of paying Accretion Amounts and such amounts shall not be paid to or through any trust or REMIC to any LVM Holder.
2.11Paying Agent Obligations.
If, in accordance with the Plan, the Segregated Account has retained and elects to use (in the sole and absolute discretion of the Rehabilitator) a Paying Agent in connection with any Deferred Payment relating to an Insured Obligation, then the Paying Agent, unless otherwise directed by the Rehabilitator, shall: (i) on the Deferred Payment Date, distribute all Deferred Payment Amounts in respect of Deferred Loss Amounts relating to such Insured Obligation to the LVM Trustee using the account information provided in the most recent Proof of LVM Policy Claim Form, and the LVM Trustee shall then distribute such Deferred Loss Amounts to the LVM Holders of such Insured Obligations to which such Deferred Loss Amounts apply; and (ii) on or before the next occurring Payment Date relating to the relevant Insured Obligation, distribute any Deferred Payment Amounts in respect of Accretion Amounts directly to the then-current LVM Holders of the Insured Obligation via DTC or in such other manner that is reasonably available to the Paying Agent. The LVM Trustee shall permit, and provide any authorization, direction or special direction (but not indemnification) needed for, the Segregated Account, AAC, any Paying Agent and/or DTC to make, process and/or accept any Payments (including, without limitation, Accretion Amounts) contemplated by these LVM Payment Guidelines.
2.12Reimbursements on LVM Policy Claims.
Notwithstanding the Proceeding, any provisions of the Interim Cash Payment Rules or the 2012 LVM Payment Rules, the Plan, the Disclosure Statement and/or any amendments thereto, unless waived in writing by the Management Services Provider or the Rehabilitator (following consultation with AAC), AAC shall be entitled to collect any Reimbursement Amounts that it becomes, or is, entitled to receive under the Transaction Documents in relation to any: (i) payments made prior to the Petition Date pursuant to, and in accordance with, the LVM Policy and any related Transaction Documents; (ii) payments made according to the 2012 LVM Payment Rules; (iii) Payments made (other than Accretion Amounts); and (iv) other amounts paid by or on behalf of the Segregated Account in respect of an Insured Obligation, and in any case where such payment is made by a Person other than AAC, then in each such case as if AAC had paid such amount under the LVM Policy to the LVM Holder directly.
2.13Recoveries on LVM Policy Claims.
Notwithstanding the Proceeding, any provisions of the Interim Cash Payment Rules, the 2012 LVM Payment Rules, these LVM Payment Guidelines, the Plan, the Disclosure Statement and/or any amendments or supplements thereto, the Segregated Account shall be entitled, in the Rehabilitator’s sole and absolute discretion, to reduce its obligations under the Plan to the LVM Trustee and the LVM Holders of Permitted LVM Policy Claims by any Recovery Amounts attributable to such LVM Holders and LVM Bonds, whether by (i) reducing the amount of any Payments to the LVM Trustee or the LVM Holders; or (ii) reducing the Deferred Amount(s) established for such LVM Holders in accordance with Section 2.4 of these LVM Payment Guidelines. No LVM Holder of a Permitted LVM Policy Claim or the LVM Trustee may apply a Recovery Amount in a manner inconsistent with the determination by the Segregated Account pursuant to this Section 2.13. The LVM Trustee shall maintain a written record (a copy of which shall be available to the Rehabilitator upon request) of all amounts paid by the Las Vegas Monorail Company in respect of the Chapter 11 Bonds.
2.14Supplemental Payments.
The Rehabilitator may, at any time, direct the Management Services Provider to make a Supplemental Payment to the LVM Trustee for the benefit of any LVM Holder of a Permitted LVM Policy Claim. Supplemental Payments may be made in one lump sum, or in varying proportions in certain months or time periods as appropriate, and may include, on a case-by-case basis, payments of all or a portion of any Deferred Amount. The Rehabilitator shall use his (sole and absolute) discretion to monitor and manage Supplemental Payments to maximize Reimbursement Amounts, and to minimize Supplemental Payments in excess of the available reimbursements.
2.15Assignment of Rights.
Without prejudice to (i) the terms and provisions of the LVM Policy and any related Transaction Document and (ii) any assignment previously executed, whether pursuant to a Proof of LVM Policy Claim Form or otherwise, upon receipt of any Payment or any other amount paid by or on behalf of the Segregated Account, each LVM Holder of such Permitted LVM

Policy Claim shall be deemed to have assigned its rights relating to the amount of such Payment under the Transaction Document(s) to AAC.
2.16Treatment of LVM Policy Claims Paid Prior to the Effective Date.
On the Effective Date, each LVM Policy Claim paid pursuant to the 2012 LVM Payment Rules shall be deemed to be Permitted under the Plan, effective as of the date of such payment. In all respects, such LVM Policy Claim shall be treated in a manner consistent with the treatment of other Permitted LVM Policy Claims under the Plan. By way of example only, any payment made pursuant to the 2012 LVM Payment Rules (other than a Supplemental Payment) shall be deemed to have been an Interim Payment, and a Deferred Amount shall be established and calculated for such Claim in accordance with Section 2.4 of these LVM Payment Guidelines, including Accretion Amounts commencing on the next Payment Date after which the first Interim Payment was deemed to be paid (regardless of whether or when such Deferred Amount is ultimately paid by a Deferred Payment, Supplemental Payment, or otherwise). In the event that the Interim Payment Percentage is greater than 25% on the Effective Date of the Plan, the Rehabilitator shall direct the Management Services Provider to make a Deferred Payment to the LVM Trustee for the benefit of each LVM Holder of an LVM Policy Claim who received an Interim Payment pursuant to the 2012 LVM Payment Rules, and who is eligible for such Deferred Payment pursuant to these LVM Payment Guidelines, based upon a Deferred Payment Percentage equal to (x) such Interim Payment Percentage in excess of 25%, divided by (y) 75%, with the Deferred Amount being calculated in accordance with Section 2.4 of these LVM Payment Guidelines. Any subsequent increases to the Interim Payment Percentage or any Deferred Payment for LVM Policy Claims paid pursuant to the 2012 LVM Payment Rules shall be made in accordance with Sections 2.3 and 2.7 of these LVM Payment Guidelines.
ARTICLE III

Claims Resolution Procedures

3.1Disputed Claims.
The Rehabilitator or the Management Services Provider may raise an Objection to any Pending LVM Policy Claim on any ground, including, but not limited to, the ground that the Rehabilitator or the Management Services Provider lacks sufficient information to evaluate such Pending LVM Policy Claim, that the amount submitted as an LVM Policy Claim is not valid, or that such LVM Policy Claim is a Duplicate Claim or a Late Claim, by providing the LVM Trustee or its representative (as applicable) with written notice of the substance of the Objection. The Rehabilitator or the Management Services Provider may, in their discretion, raise an Objection to all or any portion of a Pending LVM Policy Claim. No later than the sixtieth (60th) day after the delivery of such written notice of Objection to the LVM Trustee or its representative (the “Opposition Period”), the LVM Trustee, if it wishes to dispute such Objection, shall send to the Management Services Provider a written response to the Objection. Such written response (and any related written communications) shall be delivered by email to:
claimsprocessing@ambac.com
with a copy to:
claimsobjections@ambac.com
The response must clearly set forth all facts and the legal basis, if any, for the opposition and the reasons why the LVM Policy Claim should be a Permitted LVM Policy Claim. If no response is sent by the LVM Trustee within such Opposition Period, the LVM Policy Claim, or the portion in respect of which the Rehabilitator has raised an Objection, as applicable, shall become a Disallowed Claim without order of the Court and no further dispute resolution shall be permitted. If a response is submitted within such Opposition Period, the Rehabilitator shall resolve such dispute in accordance with these LVM Payment Guidelines (including by considering any excusable neglect, in the case of a Late Claim) and communicate such resolution to the LVM Trustee in writing (a “Resolution”). Only in the event that a response is submitted within such Opposition Period by the LVM Trustee and the Rehabilitator issues a written Resolution that such Disputed Claim is fully or partially a Disallowed Claim, shall the LVM Trustee have the right to file a motion with the Court asserting that the Rehabilitator improperly disallowed all or any portion of such LVM Policy Claim. Any such motion must be filed by the LVM Trustee no later than the thirtieth (30th) day after the delivery of such Resolution to the LVM Trustee.
3.2Setoffs.
The Rehabilitator may set off in whole or in part against any Permitted LVM Policy Claim, any Payment, Deferred Amount, or any other amount established, paid or payable by or on behalf of the Segregated Account on account of such Permitted LVM Policy Claim all claims, rights, and causes of action of any nature that the Rehabilitator, AAC or the Segregated

Account may have against the LVM Holder of such Permitted LVM Policy Claim that are not otherwise waived, released, or compromised in accordance with the Plan. Neither the failure to effect such a setoff nor the determination that any LVM Policy Claim is Permitted under the Plan will constitute a waiver or release by the Rehabilitator, AAC or the Segregated Account of any such claims, rights, and causes of action, notwithstanding any compulsory counterclaim rules or requirements to the contrary.
3.3Subsequent Adjustments.
If the Rehabilitator or the Management Services Provider determines that any amount of the Cash received by the LVM Trustee as a Payment, a payment under the 2012 LVM Payment Rules, or any other amount paid by or on behalf of the Segregated Account was incorrect, the Rehabilitator or the Management Services Provider may, as necessary to account for such error: (i) recoup from the LVM Trustee the amount of such Payments or other amounts paid by the Segregated Account; (ii) adjust the amount of the Cash paid in respect of the relevant Insured Obligation in one or more subsequent Payments of other Permitted LVM Policy Claims; or (iii) reduce the LVM Holder’s then applicable Deferred Amount for the relevant Insured Obligation (each, a “Subsequent Adjustment”), by providing the LVM Trustee or its representative (as applicable) with a Subsequent Adjustment Notice. No later than the sixtieth (60th) day after the delivery of the Subsequent Adjustment Notice to the LVM Trustee or its representative (the “Opposition Period”), the LVM Trustee, if it wishes to dispute such Subsequent Adjustment, shall send to the Management Services Provider a written response to the Subsequent Adjustment Notice. Such written response (and any related written communications) shall be delivered by email to:
claimsprocessing@ambac.com
with a copy to:
claimsobjections@ambac.com
The response must clearly set forth all facts and the legal basis, if any, for the opposition to the Subsequent Adjustment. If no response is sent by the LVM Trustee or its representative within such Opposition Period, the Management Services Provider may make a Subsequent Adjustment and no further dispute resolution shall be permitted. If a response is submitted within such Opposition Period, the Rehabilitator shall resolve such dispute in accordance with these LVM Payment Guidelines and communicate such resolution to the LVM Trustee or its representative. Only in the event that a response has been submitted by the LVM Trustee or its representative within such Opposition Period, and the Rehabilitator nevertheless determines that a Subsequent Adjustment is necessary (a “Resolution”), shall the LVM Trustee have the right to file a motion with the Court asserting that the Subsequent Adjustment was improper. Any such motion must be filed by the LVM Trustee or its representative no later than the thirtieth (30th) day after the delivery of the Resolution to the LVM Trustee or its representative.
3.4Disputes Pending on the Effective Date.
Any LVM Policy Claim disputes or objections that are pending on the Effective Date shall be resolved in accordance with the procedures set forth in the 2012 LVM Payment Rules; provided, however, that any motion asserting that the Rehabilitator improperly disallowed all or any portion of the LVM Policy Claim (as contemplated by the 2012 LVM Payment Rules) shall be filed on or before the date that is: (i) thirty (30) days after (ii) the later of (A) the Effective Date and (B) the date on which the Rehabilitator determined that the Disputed Claim was fully or partially a Disallowed Claim, or, if any such day is not a Business Day, the immediately following Business Day.
3.5Disallowed Claims on or prior to the Effective Date.
Any LVM Policy Claim which has been Disallowed on or prior to the Effective Date pursuant to the 2012 LVM Payment Rules shall be, and shall continue to be, Disallowed under these LVM Payment Guidelines.
ARTICLE IV
Miscellaneous

4.1Governing Law.
The rights and obligations arising under these LVM Payment Guidelines shall be governed by, and construed and enforced in accordance with, the laws of the State of Wisconsin, without giving effect to the principles of conflicts of law thereof.
4.2Prior Orders and Agreements.

Subject to these LVM Payment Guidelines and the Plan, the prior orders of the Court shall remain in full force and effect throughout the period of administration of the Plan. These orders include, without limitation, the Rehabilitation Order and the Injunction. Nothing in the Plan alters prior agreements or arrangements approved by the Rehabilitator with respect to the Segregated Account or any liability in respect of the LVM Policy or other liability allocated to the Segregated Account.
4.3Retention of Jurisdiction.
Following the Effective Date, the Court shall retain exclusive jurisdiction over the Proceeding in accordance with the Act to ensure that the purposes and intent of the Plan and these LVM Payment Guidelines are carried out. Without limiting the generality of the foregoing, and except as otherwise provided in the Plan or these LVM Payment Guidelines, the Court shall also expressly retain exclusive jurisdiction:
A.to hear and determine Objections to Disputed Claims and disputes relating to Reconciliation Notices and/or Subsequent Adjustments;
B.to hear, determine and enforce causes of action that may exist by or against the Segregated Account or by or against the General Account or AAC or the Management Services Provider in regards to the Segregated Account;
C.for all purposes pertaining to the treatment or classification of LVM Policy Claims;
D.to enter such orders and injunctions as are necessary to enforce the respective title, rights, and powers of the Segregated Account, the terms of the Plan and these LVM Payment Guidelines, and to impose such limitations, restrictions, terms, and conditions on such title, rights, and powers as the Court may deem necessary;
E.to enter an order closing the Proceeding;
F.to correct any defect, cure any omission, or reconcile any inconsistency in the Plan, these LVM Payment Guidelines, or in any order of the Court as may be necessary to implement the purposes and intent of the Plan and these LVM Payment Guidelines;
G.to determine any motions, applications, and other contested matters that may be pending on the Effective Date;
H.to consider any amendment or modification of the Plan or any documents related to the Plan;
I.to determine controversies, suits and disputes that may arise in connection with the interpretation, enforcement, or consummation of the Plan or these LVM Payment Guidelines;
J.to consider and act on the compromise and settlement of any LVM Policy Claim against or cause of action by or against the Segregated Account or in relation to the LVM Policy;
K.to determine such other matters or proceedings as may be provided for under the Act, the Plan, or in any order or orders of the Court, including, but not limited to, the Confirmation Order or any order that may arise in connection with the Plan, the Proceeding, or the Confirmation Order; and
L.to interpret and enforce, and determine questions and disputes regarding, the injunctions, releases, exculpations, and indemnifications provided for or set forth in the Plan or the Confirmation Order.
4.4Immunity and Indemnity.
The immunity and indemnity provisions in Sections 9.01 and 9.02 of the Plan are incorporated here in full by reference as if fully set forth.
4.5Amendment and Modification of These LVM Payment Guidelines.
Upon written notice by the Rehabilitator or his counsel to all parties included on the Court-approved electronic service list and a posting on the Website, these LVM Payment Guidelines may be supplemented, modified, altered or withdrawn in the Rehabilitator’s discretion.
4.6Implementation.
The Rehabilitator and Management Services Provider shall take all steps, and execute all documents, necessary to effectuate the provisions of these LVM Payment Guidelines.
4.7Limitation of Recovery.
Other than in respect of Accretion Amounts, nothing in these LVM Payment Guidelines shall cause to inure to the benefit of any LVM Holder any greater right than that which would have existed were the Segregated Account not in rehabilitation.

4.8Successors and Assigns.
The rights, benefits, and obligations of any Person named or referred to in these LVM Payment Guidelines shall be binding upon, and shall inure to the benefit of, the heirs, executors, administrators, successors or assigns of such Person.
4.9Inconsistency.
With respect to making Payments on Permitted LVM Policy Claims, these LVM Payment Guidelines shall supersede any inconsistent provisions of the Plan, the 2012 LVM Payment Rules or the Disclosure Statement that provide or impose rules, procedures, guidelines and/or obligations for, or on, any Person for the submission to and the evaluation, processing and payment of LVM Policy Claims by the Segregated Account.
4.10No Admissions.
Notwithstanding anything herein to the contrary, nothing contained in these LVM Payment Guidelines shall be deemed an admission by any Person with respect to any matter set forth herein.
4.11Notice.
Except as otherwise specified herein, any notice permitted or required to be delivered by these LVM Payment Guidelines may be delivered personally, by mail or by e-mail. Any such notice shall be deemed to have been duly delivered on the date (i) on which such notice is personally delivered, (ii) falling two (2) Business Days after the mailing by first class mail, postage prepaid, or by express delivery service of such notice, or (iii) on which such notice is sent by electronic mail (with a delivery receipt received from the addressee), (A) in the case of the LVM Trustee, to the address or e-mail address specified in the Proof of LVM Policy Claim Form relating to the relevant LVM Policy Claim, (B) in the case of the Management Services Provider, unless otherwise specified herein, to Ambac Assurance Corporation, One State Street Plaza, New York, New York 10004, or in the case of electronic mail, claimsprocessing@ambac.com and any other e-mail address specified herein, and (C) in the case of the Rehabilitator and the Segregated Account, to the address advised to the parties by the Rehabilitator in writing from time to time.
4.12Filing of Additional Documents.
The Rehabilitator may file with the Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of these LVM Payment Guidelines.
4.13Claims other than LVM Policy Claims.
Nothing contained in these LVM Payment Guidelines contravenes any provisions of the Plan, any order of the Court or the Segregated Account Operational Documents relating to the submission, review, processing and/or payment of any Claims other than LVM Policy Claims. Submission, review, processing and/or payment of any Policy Claims other than LVM Policy Claims, or General Claims, remains subject to the Non-LVM Payment Guidelines, the provisions of the Plan, as well as the other orders of the Court.
4.14Returned Payments.
In the event that the LVM Trustee or an LVM Holder rejects or returns a Payment to the Management Services Provider (other than for clerical or administrative error), the Segregated Account, AAC or the Rehabilitator for any reason, the amount thereof shall revert to AAC, notwithstanding any applicable federal or state escheat, abandoned, or unclaimed property laws, and the corresponding LVM Policy Claim relating to such Payment shall be released and forever barred, except in the sole and absolute discretion of the Rehabilitator.
4.15Terminated Trusts.
Notwithstanding the terms of any Transaction Documents to the contrary, at no time throughout the effective duration of the Plan shall the LVM Trustee, or any other person, be permitted to terminate the trust or indenture relating to the LVM Policy, or to extinguish or retire, or cause to be extinguished, retired, or terminated, any Insured Obligation insured by the LVM Policy in respect of which a Deferred Amount is continuing, without the express, written consent of AAC and the Rehabilitator. If the terms of the Transaction Documents at any time permit termination, extinguishment or retirement of an Insured Obligation or a trust or indenture, then in such event the LVM Trustee shall, at its election, either (a) continue to serve as LVM Trustee on the same terms and conditions set forth in the Transaction Documents but at rates authorized by the Rehabilitator, or (b) assign all of its rights and obligations under such Transaction Documents to a trustee/agent designated by the Rehabilitator. Where possible, upon termination, extinguishment or retirement of an Insured Obligation or a trust or indenture, it is not the intention of the Rehabilitator to continue the services required of the LVM Trustee beyond those services necessary to effectuate the Plan, including, but not limited to, the effectuation of Recovery Amounts, Reimbursement Amounts, Reconciliations, Payments and Deferred Payments.

EXHIBIT A
DEFINITIONS
Capitalized terms used in these LVM Payment Guidelines shall have the following meanings, unless otherwise defined herein:
“AAC” means Ambac Assurance Corporation.
“Accretion Amounts” means in respect of any Insured Obligation which has a related Deferred Amount outstanding, on any Payment Date on which such Deferred Amount is to be calculated, accretion on such outstanding Deferred Amount from the immediately preceding Payment Date to the calculation date at a rate compounded monthly to produce an effective annual rate of 5.1%.
“Act” means the Wisconsin Insurers Rehabilitation and Liquidation Act, Wis. Stat. § 645.01 et. seq.
“Allocation Schedule” shall have the meaning given to such term in the Proof of LVM Policy Claim Form.
“Allocation Schedule Deadline” means, in respect of any Payment received by the LVM Trustee, the date that is two (2) Business Days following the date on which such Payment was distributed to the LVM Holders.
“Alternative Resolution” means the process defined in Section 3.06 of the Plan pursuant to which the Rehabilitator may negotiate a resolution of certain Claims.
“Amendments” means the amendments to the Plan dated June 12, 2014, and made effective on the Effective Date.
“Business Day” means a day other than a Saturday, Sunday or any other day on which commercial banks in New York, New York are authorized or required by law to close.
“Cash” means legal tender of the United States of America payable in immediately available funds, such as a wire transfer, bank or cashier’s check.
“Chapter 11 Bonds” means the Las Vegas Monorail Cash Pay A Bonds and Las Vegas Monorail Cash Pay B Bonds described in the Las Vegas Monorail Company’s Fifth Amended Plan of Reorganization as modified on March 7, 2012, as confirmed on May 21, 2012 (as the same may be modified or amended from time to time) other than those Cash Pay A Bonds or Cash Pay B Bonds distributed with respect to the LVM Tendered Bonds.
“Claim” means any right to payment from the Segregated Account, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, equitable, legal, secured or unsecured, and regardless of when such right arises.
“Claim Period” shall have the meaning given to such term in the Proof of LVM Policy Claim Form.
“Claim Schedule” shall have the meaning given to such term in the Proof of LVM Policy Claim Form.
“Commissioner” means the Commissioner of Insurance of the State of Wisconsin.
“Confirmation Order” means the Decision and Final Order Confirming the Rehabilitator’s Plan of Rehabilitation, with Findings of Fact and Conclusions of Law, entered by the Court on January 24, 2011.
“Cooperation Agreement” means the Cooperation Agreement, by and between the Segregated Account, the Rehabilitator, AAC and Ambac Financial Group, Inc., effective March 24, 2010, as amended as of March 14, 2012, and as further amended, supplemented or modified from time to time.
“CUSIP” means, in respect of any security, the security as identified by the number allocated to such security pursuant to the Committee on Uniform Securities Identification Procedures.
“Deferred Amount” means with respect to each Insured Obligation (identified by its CUSIP, if any), in respect of which an LVM Policy Claim has been Permitted and an Interim Payment made, the amount established by the Segregated

Account as a Deferred Amount pursuant to the procedure set forth in these LVM Payment Guidelines. For each Insured Obligation (identified by its CUSIP, if any) in respect of which an LVM Policy Claim has been deemed Permitted and an Interim Payment deemed made prior to the Effective Date in accordance with the 2012 LVM Payment Rules and Section 2.16 of these LVM Payment Guidelines, the amount determined to be the Deferred Amount in accordance with Section 2.4 of these LVM Payment Guidelines. The Deferred Amount for any such Insured Obligation shall be equal to the sum of the Deferred Loss Amount and its Accretion Amounts.
“Deferred Loss Amount” means, with respect to each Insured Obligation in respect of which an LVM Policy Claim has been Permitted and an Interim Payment made or deemed to be made, the Deferred Amount excluding the aggregate of all Accretion Amounts relating to such Insured Obligation.
“Deferred Payment” means a Payment of all or any portion of a Deferred Amount to be made in accordance with these LVM Payment Guidelines.
“Deferred Payment Amount” means, in connection with any Deferred Payment, the amount, in Cash, paid in respect of the Deferred Amount established for such Permitted LVM Policy Claim.
“Deferred Payment Date” means the Payment Date of any Deferred Payment.
“Deferred Payment Notice” means any notice filed by the Rehabilitator with the Court and posted on the Website to announce a Deferred Payment, which notice shall identify the Deferred Payment Percentage and announce the anticipated Deferred Payment Date.
“Deferred Payment Percentage” means the percentage of each Deferred Amount to be satisfied in a Deferred Payment, as announced by the Rehabilitator.
“Determination Date” means the fifteenth (15th) day of each month (or, if any such day is not a Business Day, the immediately following Business Day), subject to change in the sole and absolute discretion of the Rehabilitator.
“Disallowed Claim” means an LVM Policy Claim that has been determined by the Rehabilitator or the Management Services Provider to constitute a Duplicate Claim or a Late Claim, or that the Rehabilitator or the Management Services Provider has otherwise determined should not be Permitted, in each case in accordance with the provisions of these LVM Payment Guidelines.
“Disclosure Statement” means the Disclosure Statement Accompanying Plan of Rehabilitation filed with the Court on October 8, 2010, as amended, modified or supplemented from time to time.
“Disputed Claim” means an LVM Policy Claim as to which an Objection has been raised by the Rehabilitator or the Management Services Provider and which has not been released, satisfied, terminated, commuted or otherwise extinguished or become a Permitted LVM Policy Claim or a Disallowed Claim.
“DTC” means The Depository Trust Company, a clearing agency registered with the Securities and Exchange Commission or any successor entity thereto.
“Duplicate Claim” means any LVM Policy Claim with respect to which the Rehabilitator or the Management Services Provider has determined, in the Rehabilitator’s sole and absolute discretion, that (i) the payment obligation of the Segregated Account under the provisions of the underlying instrument or contract giving rise to such LVM Policy Claim or (ii) the underlying risk of loss insured pursuant to the provisions of the LVM Policy or other Transaction Documents giving rise to such LVM Policy Claim is the subject of, or is, a Pending LVM Policy Claim, Disputed Claim, Late Claim, Disallowed Claim, Permitted LVM Policy Claim or an LVM Surety Bond Claim.
“Effective Date”
means the day on which the Plan is effective, as determined, and announced by the Rehabilitator, in accordance with Article 5 of the Plan.
“General Account” means the general account of AAC.

“Injunction” means the Order for Temporary Injunctive Relief entered by the Rehabilitation Court on March 24, 2010, made permanent by the Confirmation Order, and the related Order Granting Rehabilitator’s Motion to Confirm and Declare the Scope of the Relief Issued Under this Court’s Prior Order for Injunctive Relief, dated September 12, 2012.
“Insured Obligation” means in respect of any LVM Policy Claim, an obligation guaranteed by the Segregated Account under or pursuant to the LVM Policy. The LVM Policy provides financial guaranty insurance in respect of more than one Insured Obligation, each Insured Obligation as identified by its CUSIP, if any.
“Interim Payment” means, with respect to each LVM Policy Claim determined to be a Permitted LVM Policy Claim after the Effective Date, the Payment of the amount equal to the then applicable Interim Payment Percentage of the Permitted LVM Policy Claim Amount, made in accordance with these LVM Payment Guidelines. With respect to each LVM Policy Claim deemed Permitted prior to the Effective Date in accordance with the 2012 LVM Payment Rules and Section 2.16 of these LVM Payment Guidelines, the payment made to the LVM Trustee in accordance with the 2012 LVM Payment Rules.
“Interim Payment Amount” means the amount, in Cash, of any Interim Payment made by the Segregated Account to the LVM Trustee.
“Interim Payment Percentage” means the percentage of a Permitted LVM Policy Claim Amount to be paid by an Interim Payment, as determined by the Rehabilitator in his sole and absolute discretion, which percentage is, for the LVM Policy, 25% on the Effective Date and which may be increased from time to time by the Rehabilitator pursuant to these LVM Payment Guidelines.
“IPP Notice” means any notice filed by the Rehabilitator with the Court and posted on the Website to announce an increase to the Interim Payment Percentage, which notice shall identify the new Interim Payment Percentage and announce the anticipated date that such increase will take effect.
“Late Claim” means any LVM Policy Claim determined, pursuant to the procedure set forth in Section 3.1 of these LVM Payment Guidelines, to not have been submitted in compliance with the provisions of the Plan, the 2012 LVM Payment Rules, or these LVM Payment Guidelines within one hundred twenty (120) days of the earliest date on which such LVM Policy Claim, if it had been submitted, would have satisfied all of the requirements to be considered a Permitted LVM Policy Claim; provided that the Rehabilitator may extend such one hundred twenty (120) day period in the case of excusable neglect (as determined by the Rehabilitator in his sole and absolute discretion), but in no event beyond one year from the earliest date on which such LVM Policy Claim, if it had been submitted, would have satisfied all of the requirements to be considered a Permitted LVM Policy Claim.
“LVM Bonds” means the Las Vegas Monorail Project Revenue Bonds, 1st Tier Series 2000, as amended, modified or supplemented from time to time.
“LVM Holder” means a beneficial owner of an interest in the LVM Bonds.
“LVM Policy” means financial guaranty policy no. 17548BE, which has been allocated to the Segregated Account.
“LVM Policy Claim” means any right to payment from the Segregated Account arising under the LVM Policy, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, equitable, legal, secured, or unsecured, and regardless of when such right arises.
“LVM Surety Bond Claim” means any Policy Claim under the Surety Bond no. SB1080BE dated as of September 1, 2000, issued by AAC in favor of the LVM Trustee in connection with the LVM Bonds.
“LVM Tender” means AAC’s Offer to Purchase for Cash Any and All of the LVM Bonds, which commenced on November 21, 2011 and expired on December 22, 2011.
“LVM Tendered Bonds” means those LVM Bonds which were acquired pursuant to the LVM Tender.
“Management Services Agreement” means the Management Services Agreement between the Segregated Account and AAC, as Management Services Provider, effective March 24, 2010, as amended, supplemented or modified from time to time.

“Management Services Provider” means AAC or any successor Management Services Provider under the Management Services Agreement.
“Objection” means any dispute or objection with respect to an LVM Policy Claim, as contemplated by Section 3.1 of these LVM Payment Guidelines.
“OCI” means the Office of the Commissioner of Insurance of the State of Wisconsin.
“Opposition Period” means the forty-five (45) day period during which the LVM Trustee may oppose a Reconciliation Notice under Section 2.5 of these LVM Payment Guidelines, or the sixty (60) day period during which the Rehabilitator or the Management Services Provider may raise an Objection under Section 3.1, or the sixty (60) day period during which the LVM Trustee may dispute a Subsequent Adjustment under Section 3.3, as the case may be.
“Paying Agent” means any paying agent retained by the Segregated Account on or after the Effective Date, in the sole and absolute discretion of the Rehabilitator, pursuant to Section 3.07 of the Plan for the purpose of making any Deferred Payments in accordance with these LVM Payment Guidelines.
“Payment”
means a payment made by or on behalf of the Segregated Account, in Cash, in accordance with the Plan and these LVM Payment Guidelines, an order of the Court, or pursuant to the direction of the Special Deputy Commissioner, on account of Permitted LVM Policy Claims, including but not limited to, Interim Payments, Supplemental Payments, Deferred Payments, and/or payments made (as applicable) in conjunction with an Alternative Resolution. The establishment of a Deferred Amount in accordance with these LVM Payment Guidelines shall not constitute a Payment under the Plan.
“Payment Date” means the date during each month on which LVM Policy Claims Permitted on the immediately preceding Determination Date shall be paid in accordance with these LVM Payment Guidelines. The Payment Date shall be the twentieth (20th) day of each such month (or, if any such day is not a Business Day, the immediately following Business Day), or such other date as the Rehabilitator shall determine in his sole and absolute discretion.
“Pending / Pending LVM Policy Claim” means an LVM Policy Claim (i) submitted by the LVM Trustee in accordance with all of the requirements of the Plan and these LVM Payment Guidelines, including, without limitation, Sections 1.2, 1.3 and 1.4 of these LVM Payment Guidelines; (ii) which is under evaluation by the Rehabilitator or the Management Services Provider; and (iii) which is not, or has not become, a Permitted LVM Policy Claim, a Disputed Claim, a Late Claim, a Duplicate Claim or a Disallowed Claim.
“Permitted / Permitted LVM Policy Claim” means an LVM Policy Claim (other than a Late Claim, a Disputed Claim, a Pending LVM Policy Claim, a Duplicate Claim or a Disallowed Claim) submitted by the LVM Trustee in compliance with the provisions of the Plan and these LVM Payment Guidelines, and determined by the Rehabilitator or the Management Services Provider to be a matured, non-contingent due and payable obligation according to the provisions of the LVM Policy and/or any other underlying instrument(s) or contract(s) giving rise to or governing such LVM Policy Claim. Permitted LVM Policy Claims shall not include any LVM Policy Claim in respect of (i) any interest on such LVM Policy Claim to the extent accruing or maturing on or after the Petition Date, (ii) punitive, consequential, special or exemplary damages, (iii) any fine, penalty, tax or forfeiture, including, but not limited to, default or penalty interest purported to be imposed on the LVM Policy Claim or on the related Insured Obligation, if any, that would violate the Injunction, or (iv) in the sole and absolute discretion of the Rehabilitator, that portion of any loss for which indemnification is provided by other benefits or advantages recovered or recoverable by an LVM Holder holding an LVM Policy Claim or the LVM Trustee, including without limitation, any cash deposits, reserves or other defeasance or reinsurance instruments made available to such LVM Holder. In addition, a Permitted LVM Policy Claim shall not include any LVM Policy Claim in respect of which the LVM Trustee, the LVM Holder of such LVM Policy Claim, or any other party to the transaction relating to the LVM Policy, is in violation of these LVM Payment Guidelines, the Plan, the Injunction or any other order of the Court relating to the Segregated Account.
“Permitted LVM Policy Claim Amount” means, with respect to each Permitted LVM Policy Claim, the amount of the Permitted LVM Policy Claim, as determined pursuant to these LVM Payment Guidelines.
“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a joint stock company, an estate, a trust, an unincorporated organization, a government or any political subdivision thereof, or any other entity.

“Petition Date” means March 24, 2010, the date on which OCI commenced the Proceeding.
“Plan” means the Plan of Rehabilitation for the Segregated Account and all supplements and Exhibits thereto, as confirmed by the Confirmation Order, and as the same has been amended by the Amendments, and as may be further amended or modified as set forth herein and in accordance with the Act.
“Plan of Operation” means the Plan of Operation of the Segregated Account, as amended, modified and/or supplemented from time to time.
“Proceeding” means the legal proceeding, currently styled as In the Matter of the Rehabilitation of: Segregated Account of Ambac Assurance Corporation, Case No. 10 CV 1576, pending in the Court.
“Proof of LVM Policy Claim Form” means the form attached to these LVM Payment Guidelines as Exhibit B to be used by the LVM Trustee to submit one or more LVM Policy Claim(s) to the Management Services Provider in accordance with these LVM Payment Guidelines, as such form may be amended and/or supplemented from time to time in the sole and absolute discretion of the Rehabilitator.
“Reconciliation” means a semi-annual reconciliation of Deferred Loss Amounts relating to Permitted LVM Policy Claims, and any Recovery Amounts, and/or Payments relating thereto, in accordance with the procedure set forth in Section 2.5 of these LVM Payment Guidelines.
“Reconciliation Date” means, for a Reconciliation Notice delivered no later than April 1 of any given year, January 20 of the same calendar year (or if such Reconciliation Date is not a Business Day, the first Business Day immediately preceding such Reconciliation Date). For a Reconciliation Notice delivered no later than October 1 of any given year, the Reconciliation Date shall be July 20 of the same calendar year (or if such Reconciliation Date is not a Business Day, the first Business Day immediately preceding such Reconciliation Date). The first Reconciliation Date following the Effective Date of the Plan shall be July 20, 2014, or the first Payment Date thereafter specified by the Rehabilitator, whichever is later.
“Reconciliation Notice” means any notice delivered to the LVM Trustee by the Management Service Provider, pursuant to Section 2.5 of these LVM Payment Guidelines. Reconciliation Notices shall indicate the Management Services Provider’s calculation, as of the applicable Reconciliation Date, of the Deferred Loss Amount, taking into consideration any Recovery Amounts, Reimbursement Amounts, or Payments.
“Recovery Amount” means, in respect of any Insured Obligation (identified by its CUSIP, if any), the amount of any payments, recoveries, reimbursements or other assets or benefits (excluding any Payments made under the Plan, the 2012 LVM Payment Rules or these LVM Payment Guidelines) which the Rehabilitator, in his sole and absolute discretion, determines that an LVM Holder of a Permitted LVM Policy Claim relating to such Insured Obligation has received, collected or recovered and that satisfies an obligation of the Segregated Account under the Plan with respect to Deferred Loss Amounts.  Such amounts shall include, without duplication, double-counting or limitation, the amount of any payments, recoveries, reimbursements or other assets or benefits (excluding any Payments made under the Plan, the 2012 LVM Payment Rules or these LVM Payment Guidelines) that:

(i)	are attributable to, or paid in respect of or pursuant to, the Chapter 11 Bonds;

(ii)
such LVM Holder of a Permitted LVM Policy Claim relating to such Insured Obligation has received, collected or recovered from a Person that is not AAC or the Segregated Account (other than scheduled principal and/or interest on the collateral for such Insured Obligation);

(iii)	reduce, or are permitted to reduce, any amount of overdue and unpaid interest and/or principal that is insured under the LVM Policy;

(iv)
such Holder of a Permitted LVM Policy Claim relating to such Insured Obligation has received, collected or recovered in respect of such Insured Obligation that AAC, the Segregated Account would have been entitled to receive, collect, recover, or receive the benefit of, had it paid 100% of the Permitted LVM Policy Claim relating to such Insured Obligation in Cash (rather than as contemplated herein);

(v)	reduce the principal or interest on any such Insured Obligation after the final scheduled distribution date or maturity date of such Insured Obligation; and/or

(vii)
such LVM Holder of a Permitted LVM Policy Claim relating to such Insured Obligation has received, collected or recovered pursuant to or in connection with any Alternative Resolution or pursuant to any judgment rendered by a court of competent jurisdiction in respect of such Claims.

“Reimbursement Amount” means the amount of any payments, recoveries, reimbursements or other assets that AAC is entitled to receive, collect or recover in its capacity as insurer, surety, credit support provider, credit enhancer, credit default swap counterparty or similar capacities, or as assignee or subrogee, under the LVM Policy, any related Transaction Document with respect to the underlying obligation or Insured Obligation under the LVM Policy, or any third party settlement or reinsurance agreement, but excluding premium payments under the LVM Policy and, in the sole and absolute discretion of the Rehabilitator, payments made under expense-related agreements to which AAC is a party. For the avoidance of doubt, if, instead of being received, collected or recovered by AAC, any Reimbursement Amounts are received, collected or recovered by the LVM Trustee or the LVM Holder of a Permitted LVM Policy Claim, such Reimbursement Amounts may be treated as Recovery Amounts under the Plan, subject to AAC’s right to collect such Reimbursement Amounts from the LVM Trustee or such LVM Holder(s) under Section 2.12 hereof.
“Reinsurance Agreement” means the Aggregate Excess of Loss Reinsurance Agreement between the Segregated Account and AAC, entered into as of the Petition Date, as amended, modified or supplemented from time to time.
“Resolution” shall have the meaning given to such term in Section 2.5, 3.1 or 3.3 of these LVM Payment Guidelines, as applicable.
“Secured Note” means the Secured Note issued by AAC to the Segregated Account on the Petition Date, as amended, modified or supplemented from time to time.
“Segregated Account Operational Documents” means the documents and agreements pertaining to the establishment and operation of the Segregated Account, including, but not limited to, the Plan of Operation, the Secured Note, the Reinsurance Agreement, the Management Services Agreement and the Cooperation Agreement, each as amended, modified or supplemented from time to time.
“Special Deputy Commissioner” means the Special Deputy Commissioner of the Segregated Account appointed by order of the Court.
“Subsequent Adjustment” means any adjustment made in accordance with Section 3.3 of these LVM Payment Guidelines.
“Subsequent Adjustment Notice” means the written notice of any Subsequent Adjustment made in accordance with Section 3.3 of these LVM Payment Guidelines, which notice shall indicate the adjustment to be made and the reasons for doing so.
“Supplemental Payment” means any Payment made in accordance with Section 2.14, or deemed to be made in accordance with Section 2.16, of these LVM Payment Guidelines to the LVM Trustee in excess of the Interim Payment and/or any Deferred Payment made on account of a Permitted LVM Policy Claim in order to maximize Reimbursement Amounts. Supplemental Payments shall not include Recovery Amounts.
“Transaction Documents” means any agreements relating to the LVM Policy, including any credit derivative transaction agreements (including credit default swaps), interest rate or currency rate swap agreements, basis swap agreements, total return swap agreements, indentures, trust deeds, collateral management or administration agreements, credit or loan agreements, residential mortgage-backed security transaction documents, guarantee investment certificates, custodial account agreements, note purchase agreements, or other financing or transaction documents of any kind.
“Website” means the website established by the Rehabilitator for policyholders at www.ambacpolicyholders.com, which makes available for viewing and download the key documents described herein and in the Disclosure Statement, including, but not limited to, the Plan and the Segregated Account Operational Documents.
“Wis. Stat. § ___” means the Wisconsin Statutes (2011-12), as amended.

EXHIBIT B
PROOF OF LVM POLICY CLAIM FORM

PROOF OF LVM POLICY CLAIM FORM
Date:    [____________]
Ambac Assurance Corporation,
as Management Services Provider of
the Segregated Account of Ambac Assurance Corporation
One State Street Plaza
New York, NY 10004
Attention:    Claims Processing
Email: claimsprocessing@ambac.com
Facsimile: (212) 208-3404
Reference Policy Number: 17548BE
Reference is made to (i) the LVM Payment Guidelines for Plan of Rehabilitation, as amended (the “LVM Payment Guidelines”), (ii) the attached claim schedule, which includes detailed information about the LVM Policy Claim(s) made pursuant to this Proof of LVM Policy Claim Form (the “Claim Schedule”) and (iii) the LVM Policy with respect to the Insured Obligation(s) identified on the Claim Schedule. Terms capitalized herein and not otherwise defined shall have the meanings ascribed to such terms in or pursuant to the LVM Payment Guidelines or the LVM Policy, as the case may be, unless the context otherwise requires.
The undersigned hereby certifies as follows:

1.
The undersigned is the trustee (the “LVM Trustee”) under the Senior Indenture dated as of September 1, 2000 by and between the Director of the State of Nevada Department of Business and Industry and Wells Fargo Bank, N.A., as trustee (as amended, modified and supplemented from time to time, the “Indenture”) and, pursuant to the LVM Payment Guidelines, is entitled to submit a Claim for the “Total Claim Amount” set forth on the Claim Schedule with respect to the Insured Obligation (the “Total Claim Amount”).

2.	The information set forth on the Claim Schedule is true, correct and complete.

3.	The Total Claim Amount is due for Payment pursuant to the terms of the LVM Policy and the Transaction Documents relating to or governing the Insured Obligation(s).

4.	The undersigned has not previously made a Claim or demand for Payment under the LVM Policy in respect of amounts due on the Insured Obligation(s) on the “Payment Date” indicated on the Claim Schedule.

5.
[Complete for the first LVM Policy Claim made after the Effective Date in respect of the LVM Policy or if the LVM Trustee wishes to alter the payment instructions previously provided to the Management Services Provider: The undersigned hereby requests that any portion of the Total Claim Amount to be paid by the Segregated Account in Cash be made to the following account by bank wire transfer of federal or other immediately available funds:

Bank Name: [____________]
ABA #: [____________]
Acct #: [______________]
Reference: [__________________]
OR If the LVM Trustee has provided account details previously and these are not changing, please include the following: The undersigned hereby requests that any portion of the Total Claim Amount to be paid by the Segregated Account in Cash be paid by bank wire transfer of federal or other immediately available funds to the account notified by the undersigned to the Segregated Account and the Management Services Provider pursuant to the Proof of LVM Policy Claim Form dated as of [ ] and relating to the LVM Policy.]

6.
The undersigned hereby agrees that, following receipt of any Cash Payment by the Segregated Account in respect of the Total Claim Amount, it shall (i) cause such funds to be distributed to the LVM Holders who, but for the LVM Payment Guidelines, would have been entitled to submit LVM Policy Claims to the Segregated Account in respect of the Total Claim Amount, (ii) maintain an accurate record of such distributions with respect to the Insured Obligation and the corresponding Claim on the Policy and proceeds thereof, and (iii) comply with the terms of the Indenture insofar as they relate to such funds following Payment by the Segregated Account, including, without limitation, noting the rights of the Segregated Account and/or Ambac Assurance Corporation (“Ambac”) in the bond register.

Nothing contained herein shall, or shall be deemed to, alter, transfer, impede, impair, restrict, limit, prejudice, waive, delay or otherwise affect any rights of Ambac or the Segregated Account under or in connection with the LVM Policy or any other Transaction Documents relating to the LVM Policy, whether contractual, by way of subrogation or otherwise, including, without limitation, all subrogation rights available to Ambac or the Segregated Account in connection with any Payment under the LVM Policy.
Any oral or written communications to the undersigned in respect of this Proof of LVM Policy Claim Form and the LVM Policy Claims made hereunder may be addressed to one of the following persons:
1. [insert name], [address], [phone number] and [email]
2. [insert name], [address], [phone number] and [email]1
ANY PERSON WHO KNOWINGLY AND WITH INTENT TO DEFRAUD THE SEGREGATED ACCOUNT, THE REHABILITATOR OR OTHER PERSON FILES A STATEMENT OF CLAIM CONTAINING ANY MATERIALLY FALSE INFORMATION OR CONCEALS FOR THE PURPOSE OF MISLEADING, INFORMATION CONCERNING ANY FACT MATERIAL THERETO, COMMITS A FRAUDULENT ACT, WHICH MAY BE SUBJECT TO CIVIL AND/OR CRIMINAL PENALTY.
[                ],
as LVM Trustee
By:
Name:
Title:

__________________________
1    Contact details for at least 2 persons at the LVM Trustee must be provided. At least 1 contact person must be authorized to discuss operations and settlement matters. The person responsible for operations/settlements should be clearly identified.

LVM CLAIM SCHEDULE

LVM Trustee:
Policy #:	17548BE
Payment Date:*
Claim Period:**
Total Claim Amount:

		Principal Claim Amount	Interest Claim Amount	Total Claim Amount
Insured Obligations
(including CUSIP, if any)

Total

*Payment Date is the date on which principal and/or interest is due for payment with respect to the Insured Obligation.

**Claim Period is the period in respect of which Payments are due on the Payment Date.
Please use a different Proof of LVM Policy Claim Form and LVM Claim Schedule for each Payment Date.

LVM POLICY CLAIM PAYMENT - ALLOCATION SCHEDULE

LVM Trustee:
Policy #:	17548BE

Total Claim Amount for LVM Claim:
Cash received in respect of LVM Policy Claim:
Claim Period*:
Payment application date**:

Insured Obligations by CUSIP (if applicable):		Payment applied against Principal:	Payment applied against Interest:	Total Claim Payment applied:
XXXXX
XXXXX

Total

* Claim Period is the period in respect of which the LVM Policy Claim was submitted pursuant to the LVM Claim Schedule.
For a Deferred Payment, the Claim Period can be identified as "Deferred Payment."

** Payment application date is the date the Policy Claim Payment was paid by the Holder to the Beneficial Holders.

The LVM Trustee hereby certifies that the information contained in this Allocation Schedule to be true, correct and up-to-date.

_______________________________
For and on behalf of
____________________________, LVM Trustee
Name:
Title:
Date:

SECOND SUPPLEMENT TO THE REHABILITATOR’S MOTION TO AMEND
The Rehabilitator submits this Second Supplement to his April 21, 2014 Motion to Amend by making the following corrections to the wording of the provisions in the proposed Plan Amendments, Payment Guidelines and LVM Payment Guidelines as set forth below.1 These technical changes are being made at the request of the Trustees.
Second supplement to Amendments
2.04    Reconciliation of Deferred Loss Amounts. On a semi-annual basis, in accordance with the procedure set forth in the Payment Guidelines, the Management Services Provider, the Rehabilitator and the Holders of any outstanding Deferred Amounts, including those acting in their capacity as Trustee, shall reconcile the Deferred Loss Amounts relating to such Permitted Policy Claims. Such Holders, and their paying agent or calculating agent, as applicable, shall fully cooperate with the Management Services Provider and the Rehabilitator to complete the Reconciliations, including, without limitation, by providing any information and/or further supporting documentation reasonably requested by the Management Services Provider or the Rehabilitator. All Reconciliation Notices issued by the Management Services Provider are final unless the Holder disputes the Reconciliation Notice in accordance with the procedure set forth in the Payment Guidelines. The Management Services Provider or the Rehabilitator may withhold a Permitted Policy Claim Holder’s Reconciliation Notice, Deferred Payment, or any other Payment if ~~such Holder fails to cooperate fully with~~ the Management Service Provider ~~and the Rehabilitator~~ does not receive the additional information to facilitate the Reconciliations as contemplated by this Section 2.04, or if such Holder, ~~or any party to the transaction relating thereto~~ paying agent or calculating agent, as applicable, is in violation of this Plan, the Injunction, the Payment Guidelines, or any other order of the Court relating to the Segregated Account.
4.11    Terminated Trusts. Notwithstanding the terms of any Transaction Documents to the contrary, at no time throughout the effective duration of this Plan shall any Trustee acting on behalf of and for the benefit of Beneficial Holders, or any other person, be permitted to terminate the trust or an indenture relating to a Policy, or to extinguish or retire, or cause to be extinguished, retired, or terminated, any Insured Obligation insured by such Policy in respect of which a Deferred Amount is continuing, without the express, written consent of AAC and the Rehabilitator. If the terms of the Transaction Documents at any time permit termination, extinguishment or retirement of an Insured Obligation or a trust or indenture, then in such event the Trustee shall, at its election, either (a) continue to serve as Trustee on the same terms and conditions set forth in the Transaction Documents, but at rates authorized by the Rehabilitator, or (b) assign all of its rights and obligations under such Transaction Documents to a trustee/agent designated by the Rehabilitator. Where possible, upon termination, extinguishment or retirement of an Insured Obligation or a trust or indenture, it is not the intention of the Rehabilitator to continue the services required of a Trustee beyond those services necessary to effectuate this Plan, including, but not limited to, the effectuation of Recovery Amounts, Reimbursement Amounts, Reconciliations, Payments and Deferred Payments.

________________________

1	Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Payment Guidelines.
These wording corrections will be reflected in a new redline comparison of the Plan, as amended, to the confirmed Plan of Rehabilitation, which is being filed together with this Second Supplement. That new redline is also being posted with this Supplement on the court-approved website, www.ambacpolicyholders.com.

SECOND SUPPLEMENT TO PAYMENT GUIDELINES
2.5    Reconciliation of Deferred Loss Amounts. On a semi-annual basis, in accordance with the schedule set forth below, the Management Services Provider, on behalf of the Segregated Account and the Rehabilitator, and any Holders of any outstanding Deferred Amounts, including those acting in their capacity as Trustee, shall reconcile the Deferred Loss Amounts relating to such Permitted Policy Claims. Such reconciliations (each, a “Reconciliation”) shall be completed with respect to each Policy in respect of which there is an outstanding Deferred Amount, or in the case of a Policy that insures multiple Insured Obligations, each Insured Obligation insured by a Policy by CUSIP (if any) in respect of which there is an outstanding Deferred Amount.
Provided that a Holder, and/or its paying agent or calculating agent, as applicable, has complied with any request of the Management Services Provider (as described below), the Management Services Provider shall complete each Reconciliation by delivering, no later than April 1 and October 1 of each year following the Effective Date (or if any such day is not a Business Day, the first Business Day following such day), a Reconciliation Notice relating to each Policy and the Insured Obligations insured thereunder by CUSIP, as the case may be, to the relevant Holder of the related Deferred Amount, using personal delivery, first class mail or electronic mail, showing the Management Service Provider’s calculation, as of the relevant Reconciliation Date (but not including any Payments made on or after such Reconciliation Date), of the Deferred Loss Amounts relating to such Insured Obligation or Policy. The Reconciliation Date for Reconciliation Notices delivered no later than April 1 shall be January 20 (or, if any such Reconciliation Date is not a Business Day, the first Business Day immediately preceding such Reconciliation Date) of the same calendar year, and the Reconciliation Date for Reconciliation Notices delivered no later than October 1 shall be July 20 of the same calendar year (or if any such Reconciliation Date is not a Business Day, the first Business Day immediately preceding such Reconciliation Date); provided, however, that the first Reconciliation Date following the Effective Date of the Plan shall be July 20, 2014, or the first Payment Date thereafter specified by the Rehabilitator, whichever is later. Following delivery of each of the semi-annual Reconciliation Notices contemplated by this Section 2.5, and, as necessary, completion of any dispute resolution proceedings described below, the Rehabilitator will post to the Website a schedule showing all outstanding Deferred Amounts, including the aggregate of all unpaid and outstanding Accretion Amounts.
The Management Services Provider or the Rehabilitator may, from time to time, ask a Holder to promptly provide, or cause its paying agent or calculating agent, as applicable, to promptly provide, information and/or further supporting documentation in order to evaluate a Deferred Loss Amount and/or a Reconciliation and/or in order to assist the Management Services Provider in preparing a Reconciliation Notice. Such Holder, paying agent or calculating agent shall be required to deliver any such information and/or supporting documentation within the time frame specified for delivery of such information in the reasonable request made by the Management Services Provider or the Rehabilitator and Section 2.9 hereof shall apply if the Holder, paying agent and/or calculating agent does not do so.
If a Holder wishes to dispute, for any reason, a Reconciliation Notice issued by the Management Services Provider, the Holder shall, no later than 45 days after delivery of such Reconciliation Notice (the “Opposition Period”), send to the Management Services Provider a written response to the Reconciliation Notice. Such written response (and any related written communications) shall be delivered by email to:
claimsprocessing@ambac.com
with a copy to:
claimsobjections@ambac.com.
The response must clearly set forth all facts and the legal basis, if any, for the opposition and the reasons why the Reconciliation Notice is incorrect. If no response is sent by the Holder within such Opposition Period, the Reconciliation shall be deemed final as of the relevant Reconciliation Date, and no further dispute resolution shall be permitted. If a response is submitted within such Opposition Period, the Rehabilitator shall resolve such dispute with the Holder in accordance with these Payment Guidelines and communicate such resolution to the Holder in writing. Only in the event that a response is submitted within such Opposition Period by the Holder, and the Management Services Provider issues a written resolution against the Holder (a “Resolution”), shall the Holder have the right to file a motion with the Court asserting that the Reconciliation Notice is incorrect. Any such motion must be filed by the Holder no later than the 30th day after the delivery of such Resolution to the Holder. If no motion is filed by the 30th day after the delivery of such Resolution to the Holder, the Reconciliation shall be deemed final as of the relevant Reconciliation Date and no further dispute resolution shall be permitted. If at any time, pursuant to this Section 2.5, the Reconciliation is deemed final and no further dispute resolution shall be permitted, the Management Services Provider and the Rehabilitator’s calculation of the Deferred Loss Amount shall apply for the purposes of these Payment Guidelines.
2.9    Eligibility for Deferred Payments. A Holder of a Permitted Policy Claim shall not be eligible to receive a Deferred Payment announced by the Rehabilitator pursuant to these Payment Guidelines until the later of the relevant Deferred Payment Date and the Payment Date following the first Determination Date on which (i) it and each Beneficial Holder of the Insured Obligation relating to such Permitted Policy Claim, and any ~~other transaction party~~ paying agent or calculating agent, as applicable, are not in violation of the Plan, the Injunction, these Payment Guidelines, or any other order of the Court relating to the Segregated Account, (ii) all Reconciliations of Deferred Loss Amounts relating to such Insured Obligation have been finally determined in accordance with these Payment Guidelines, and (iii) it, or its’ paying agent or calculating agent, as applicable, has provided all information and supporting documentation reasonably requested by the Rehabilitator and the Management Services Provider pursuant to these Payment Guidelines.
5.14    Terminated Trusts. Notwithstanding the terms of any Transaction Documents to the contrary, at no time throughout the effective duration of the Plan shall any Trustee acting on behalf of and for the benefit of Beneficial Holders, or any other person, be permitted to terminate the trust or an indenture relating to a Policy, or to extinguish or retire, or cause to be extinguished, retired, or terminated, any Insured Obligation insured by such Policy in respect of which a Deferred Amount is continuing, without the express, written consent of AAC and the Rehabilitator. If the terms of the Transaction Documents at any time permit termination, extinguishment or retirement of an Insured Obligation or a trust or indenture, then in such event the Trustee shall, at its election, either (a) continue to serve as Trustee on the same terms and conditions set forth in the Transaction Documents, but at rates authorized by the Rehabilitator, or (b) assign all of its rights and obligations under such Transaction Documents to a trustee/agent designated by the Rehabilitator. Where possible, upon termination, extinguishment or retirement of an Insured Obligation or a trust or indenture, it is not the intention of the Rehabilitator to continue the services required of a Trustee beyond those services necessary to effectuate the Plan, including, but not limited to, the effectuation of Recovery Amounts, Reimbursement Amounts, Reconciliations, Payments and Deferred Payments.
SUPPLEMENT TO LVM PAYMENT GUIDELINES
2.5    Reconciliation of Deferred Loss Amounts. On a semi-annual basis, in accordance with the schedule set forth below, the Management Services Provider, on behalf of the Segregated Account and the Rehabilitator, and the LVM Trustee shall reconcile the Deferred Loss Amounts relating to Permitted LVM Policy Claims. Such reconciliations (each, a “Reconciliation”) shall be completed with respect to each Insured Obligation insured by the LVM Policy by CUSIP in respect of which there is an outstanding Deferred Amount.
Provided that the LVM Trustee has complied with any request of the Management Services Provider (as described below), the Management Services Provider shall complete each Reconciliation by delivering to the LVM Trustee, no later than April 1 and October 1 of each year following the Effective Date (or if any such day is not a Business Day, the first Business Day following such day), a Reconciliation Notice relating to each of the Insured Obligations under the LVM Policy by CUSIP, using personal delivery, first class mail or electronic mail, showing the Management Service Provider’s calculation, as of the relevant Reconciliation Date (but excluding any Payments made on or after such Reconciliation Date), of the Deferred Loss Amounts relating to such Insured Obligation. The Reconciliation Date for Reconciliation Notices delivered no later than April 1 shall be January 20 (or, if any such Reconciliation Date is not a Business Day, the first Business Day immediately preceding such Reconciliation Date) of the same calendar year, and the Reconciliation Date for Reconciliation Notices delivered no later than October 1 shall be July 20 of the same calendar year (or if any such Reconciliation Date is not a Business Day, the first Business Day immediately preceding such Reconciliation Date); provided, however, that the first Reconciliation Date following the Effective Date of the Plan shall be July 20, 2014, or the first Payment Date thereafter specified by the Rehabilitator, whichever is later. Following delivery of each of the semi-annual Reconciliation Notices contemplated by this Section 2.5, and, as necessary, completion of any dispute resolution proceedings described below, the Rehabilitator will post to the Website a schedule showing all outstanding Deferred Amounts, including the aggregate of all unpaid and outstanding Accretion Amounts.
The Management Services Provider or the Rehabilitator may, from time to time, ask the LVM Trustee to promptly provide information and/or further supporting documentation in order to evaluate a Deferred Loss Amount and/or a Reconciliation and/or in order to assist the Management Services Provider in preparing a Reconciliation Notice. The LVM Trustee shall be required to deliver any such information and/or supporting documentation within the time frame specified for delivery of such information in the reasonable request made by the Management Services Provider or the Rehabilitator and Section 2.9 hereof shall apply if the LVM Trustee does not do so.
If the LVM Trustee wishes to dispute, for any reason, a Reconciliation Notice issued by the Management Services Provider, the LVM Trustee shall, no later than 45 days after delivery of such Reconciliation Notice (the “Opposition Period”), send to the Management Services Provider a written response to the Reconciliation Notice. Such written response (and any related written communications) shall be delivered by email to:
claimsprocessing@ambac.com
with a copy to:
claimsobjections@ambac.com.
The response must clearly set forth all facts and the legal basis, if any, for the opposition and the reasons why the Reconciliation Notice is incorrect. If no response is sent by the LVM Trustee within such Opposition Period, the Reconciliation shall be deemed final as of the relevant Reconciliation Date, and no further dispute resolution shall be permitted. If a response is submitted within such Opposition Period, the Rehabilitator shall resolve such dispute with the LVM Trustee in accordance with these LVM Payment Guidelines and communicate such resolution to the LVM Trustee in writing. Only in the event that a response is submitted within such Opposition Period by the LVM Trustee, and the Management Services Provider issues a written resolution against the LVM Trustee (a “Resolution”), shall the LVM Trustee have the right to file a motion with the Court asserting that the Reconciliation Notice is incorrect. Any such motion must be filed by the LVM Trustee no later than the 30th day after the delivery of such Resolution to the LVM Trustee. If no motion is filed by the 30th day after the delivery of such Resolution to the LVM Trustee, the Reconciliation shall be deemed final as of the relevant Reconciliation Date and no further dispute resolution shall be permitted. If at any time, pursuant to this Section 2.5, the Reconciliation is deemed final and no further dispute resolution shall be permitted, the Management Services Provider and the Rehabilitator’s calculation of the Deferred Loss Amount shall apply for the purposes of these LVM Payment Guidelines.
2.9    Eligibility for Deferred Payments. The LVM Trustee shall not be eligible to receive a Deferred Payment announced by the Rehabilitator pursuant to these LVM Payment Guidelines until the later of the relevant Deferred Payment Date and the Payment Date following the first Determination Date on which (i) it and each LVM Holder of the Insured Obligation relating to such Permitted LVM Policy Claim~~, and any other transaction party,~~ are not in violation of the Plan, the Injunction, these LVM Payment Guidelines, or any other order of the Court relating to the Segregated Account, (ii) all Reconciliations of Deferred Loss Amounts relating to such Insured Obligation have been finally determined in accordance with these Payment Guidelines, and (iii) it has provided all information and supporting documentation reasonably requested by the Rehabilitator and the Management Services Provider pursuant to these LVM Payment Guidelines.
4.15    Terminated Trusts. Notwithstanding the terms of any Transaction Documents to the contrary, at no time throughout the effective duration of the Plan shall the LVM Trustee, or any other person, be permitted to terminate the trust or indenture relating to the LVM Policy, or to extinguish or retire, or cause to be extinguished, retired, or terminated, any Insured Obligation insured by the LVM Policy in respect of which a Deferred Amount is continuing, without the express, written consent of AAC and the Rehabilitator. If the terms of the Transaction Documents at any time permit termination, extinguishment or retirement of an Insured Obligation or a trust or indenture, then in such event the LVM Trustee shall, at its election, either (a) continue to serve as LVM Trustee on the same terms and conditions set forth in the Transaction Documents but at rates authorized by the Rehabilitator, or (b) assign all of its rights and obligations under such Transaction Documents to a trustee/agent designated by the Rehabilitator. Where possible, upon termination, extinguishment or retirement of an Insured Obligation or a trust or indenture, it is not the intention of the Rehabilitator to continue the services required of the LVM Trustee beyond those services necessary to effectuate the Plan, including, but not limited to, the effectuation of Recovery Amounts, Reimbursement Amounts, Reconciliations, Payments and Deferred Payments.